As filed with the Securities and Exchange Commission on June _____, 1997
                                                  Registration No. 333-25633
===============================================================================

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                  ------------------

                          PRE-EFFECTIVE AMENDMENT NO. 2 TO

                                       FORM S-1
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933
                                  ------------------

                     FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.
                  (Exact name of registrant as specified in charter)


            Montana                                 6060                       81-0331430
(State or other jurisdiction of        (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)          Classification Code Number)        Identification No.)


                                401 North 31st Street
                               Billings, Montana 59101
                                    (406) 255-5300
                  (Address including ZIP code, and telephone number,
          including area code, of registrant's principal executive offices)
                       ---------------------------------------
                      Terrill R. Moore, Chief Financial Officer
                     First Interstate BancSystem of Montana, Inc.
                                401 North 31st Street
                               Billings, Montana 59101
                                    (406) 255-5300
                                  Fax (406) 255-5350
              (Name, address, including zip code, and telephone number,
                      including area code of Agent for service)
                       ----------------------------------------
                                       Copy to:

                                  Allan Karell, Esq.
                      Crowley, Haughey, Hanson, Toole & Dietrich
                          490 North 31st Street, Fifth Floor
                               Billings, Montana 59101
                                    (406) 252-3441
                                  Fax (406) 259-4159
                        --------------------------------------
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |___|
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |___|
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |___|
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |___|

                           CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                   Proposed              Proposed
                                    Amount          maximum               maximum
Title of each class of               to be       offering price          aggregate               Amount of
securities to be registered       registered     per share (1)       offering price (1)       registration fee
---------------------------       ----------     -------------       ------------------       ----------------
Common Stock (without par value)  70,571 shares      $85.02              $5,999,947               $1,818.18
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Date: _______, 1997


                     FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.
                  70,571 (ANTICIPATED MAXIMUM) SHARES OF COMMON STOCK


First Interstate BancSystem of Montana, Inc. ("FIBM" or "Company"), a bank holding company and a savings and loan holding company, is offering up to 47,048 shares of its common stock ("Company Stock") for the purchase price of $85.02. Homer A. Scott, Jr. (the "Selling Shareholder") is offering up to 23,523 shares of FIBM common stock owned by the Selling Shareholder (the "Selling Shareholder Stock") for the purchase price of $85.02. The Selling Shareholder Stock will be available for purchase first, followed by the Company Stock. The purchase price of $85.02 per share is based upon an independent appraisal of a minority interest in the Company's common stock as of March 31, 1997, at $86.00 per share prepared by Alex Sheshunoff & Co. Investment Banking, appraisers, less the first quarter 1997 dividend paid to FIBM common stockholders in the amount of $.98 per share.

                             (continued on next page)
                       -------------------------------------

THERE IS NO PUBLIC TRADING MARKET FOR FIBM COMMON STOCK, AND NO ASSURANCE IS GIVEN THAT A TRADING MARKET FOR FIBM COMMON STOCK WILL DEVELOP OR THAT PURCHASERS WILL BE ABLE TO SELL THEIR SHARES AT OR ABOVE THE PURCHASE PRICE FOR THIS OFFERING.

                       -------------------------------------

EXCEPT FOR PURCHASES OF SHARES MADE THROUGH THE COMPANY'S SAVINGS AND PROFIT SHARING PLAN, THE SHARES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN A SHAREHOLDER'S AGREEMENT WHICH MUST BE EXECUTED BY EACH PURCHASER OF THE SHARES, PURSUANT TO WHICH THE COMPANY HAS THE OPTION TO REPURCHASE THE SHARES IN THE EVENT OF THE SHAREHOLDER'S DEATH OR DISABILITY OR TERMINATION AS A DIRECTOR, OFFICER OR EMPLOYEE OF THE COMPANY, OR IN THE EVENT OF AN INTENDED TRANSFER, VOLUNTARILY OR BY OPERATION OF LAW, OR IN THE EVENT THE COMPANY DETERMINES THAT A SHAREHOLDER'S STOCK OWNERSHIP IS EXCESSIVE IN VIEW OF FACTORS INCLUDING BUT NOT LIMITED TO THE RELATIVE CONTRIBUTION OF THE SHAREHOLDER TO THE COMPANY'S ECONOMIC PERFORMANCE, THE EFFORT BEING PUT FORTH BY THE SHAREHOLDER, AND THE SHAREHOLDER'S LEVEL OF RESPONSIBILITY. SEE "RISK FACTORS" AND "DESCRIPTION OF CAPITAL STOCK - RESTRICTIONS ON RESALE." THE TRANSFER RESTRICTIONS NOTED ABOVE HAVE BEEN IMPOSED BY THE COMPANY'S BOARD OF
DIRECTORS.

                   ------------------------------------------------
                 SEE "RISK FACTORS", AT PAGES 6 TO 9, FOR INFORMATION
                  THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                        --------------------------------------

          THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS
           OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                    CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY.
                           --------------------------------
            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                                  CRIMINAL OFFENSE.
                         ------------------------------------
                               PRICE $ 85.02 PER SHARE
                         ------------------------------------


                                                        Underwriting                                            Proceeds to
                                          Price to      Discounts and       Estimated       Proceeds to           Selling
                                           Public        Commissions        Expenses       the Company(1)      Shareholder(2)
                                          --------      -------------       ---------      --------------      --------------
Per Share-Company Stock                    $85.02             $0              $1.18           $83.84                 $0
Per Share-Selling Shareholder Stock        $85.02             $0              $0              $0                   $85.02
Total Maximum-Company Stock               $4,000,021          $0              $55,718         $3,944,303             $0
Total Maximum-Selling Shareholder
   Stock                                  $1,999,926          $0              $0              $0                 $1,999,926

(1) With respect to those shares sold by the Company, assuming all Company stock is sold.

(2) With respect to those shares sold by the Selling Stockholder.

                    ----------------------------------------------

The shares of Selling Shareholder Stock are being offered to certain officers, directors and advisory directors of the Company, as determined by the Company's board of directors, and to participants in the Company's Savings Plan. The shares of Company Stock are being offered to the above offerees and to certain employees of the Company, as determined by the Company's board of directors.

Directors may purchase up to a maximum of $20,000 of stock, and advisory directors may purchase up to $10,000 of stock, subject to total stock ownership limits of $200,000 and $100,000, respectively. Subject to individual exceptions, employees with 10 years or more of service or at an annual salary level of $21,000 or above may purchase stock having a total value not exceeding 20% of the employee's salary. Employee stock purchases through the Savings Plan may not exceed, together with FIBM common stock already owned, 50% of the employee's account, less rollover amounts. If this offering is oversubscribed, shares will be allocated among purchasers on a pro-rata basis, subject to adjustment to avoid fractional shares.


This offering will terminate at 5:00 p.m. Mountain Daylight Time on November 1, 1997, unless extended by FIBM for up to 90 days thereafter without further approval or additional notice to offerees (the "Expiration Date").

                    ----------------------------------------------

No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                                AVAILABLE INFORMATION


First Interstate BancSystem of Montana, Inc. ("FIBM") is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission ("Commission"). A copy of such reports and other information relating to FIBM can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

FIBM has filed with the Commission a Registration Statement on Form S-1 under the Securities Act of 1933, as amended ("Securities Act"), with respect to the FIBM Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the exhibits thereto. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C., and copies of all or any part of it may be obtained from the Commission upon payment of the prescribed fees.

FIBM will furnish to shareholders annual reports of the Company including financial statements audited by independent certified public accountants.

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

CERTAIN DEFINITIONS........................................................... 1

PROSPECTUS SUMMARY............................................................ 3

RISK FACTORS.................................................................. 6

USE OF PROCEEDS............................................................... 9

DETERMINATION OF OFFERING PRICE .............................................. 9

SELLING SHAREHOLDER........................................................... 9

PLAN OF DISTRIBUTION..........................................................10

DESCRIPTION OF CAPITAL STOCK..................................................10
    COMMON STOCK..............................................................11
    DIVIDEND RESTRICTIONS.....................................................11
    PREFERRED STOCK...........................................................12
    RESTRICTIONS ON RESALE....................................................12

DIVIDEND POLICY...............................................................13

COMMON STOCK MARKET AND VALUATION INFORMATION................................ 14

SELECTED FINANCIAL DATA.......................................................16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS.................................................17
         RECENT DEVELOPMENTS..................................................17
         GENERAL..............................................................17
         CAUTION:  FORWARD LOOKING STATEMENTS.................................17
         ASSET AND LIABILITY MANAGEMENT.......................................18
         LIQUIDITY............................................................19
         FINANCIAL CONDITION AT MARCH 31, 1997................................20
         FINANCIAL CONDITION AT DECEMBER 31, 1996.............................20
         RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1997
         AND 1996.............................................................29
         RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1996,
              1995, AND 1994..................................................30

BUSINESS......................................................................37
         FIBM.................................................................37
         BUSINESS OF FIBM'S SUBSIDIARIES......................................39
         COMPETITION..........................................................40
         REGULATION AND SUPERVISION...........................................40
              GENERAL.........................................................40
              FIDICIA.........................................................41
              CAPITAL ADEQUACY................................................42
              SUPPORT OF SUBSIDIARY BANKS.....................................42
              FIRREA..........................................................42
              FEDERAL INTERSTATE BANKING ACT..................................43
              MONTANA LEGISLATION.............................................43
         EMPLOYEES............................................................43
         PROPERTIES...........................................................43
         LEGAL PROCEEDINGS....................................................43

                                  TABLE OF CONTENTS
                                     (Continued)

                                                                            Page
                                                                            ----

MANAGEMENT....................................................................44
    EXECUTIVE AND DIRECTOR COMPENSATION.......................................46
    INDEMNIFICATION...........................................................50

PRINCIPAL HOLDERS OF VOTING SECURITIES........................................50

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................53

LEGAL MATTERS.................................................................54

EXPERTS.......................................................................54

INDEX TO FINANCIAL STATEMENTS.................................................55

EXHIBITS
    A. Form of Shareholder's Agreement
    B. Sheshunoff Appraisal of FIBM Common Stock

CERTAIN DEFINITIONS

"Act" means the Bank Holding Company Act of 1956, as amended.

"CBI" means Citizens BancShares, Inc., a Montana corporation prior to June 30, 1995 and formerly a subsidiary of FIBM.(1)

"CBS" means Commerce BancShares of Wyoming, Inc., a Wyoming corporation prior to June 30, 1995 and formerly a subsidiary of FIBM.(1)

"CFI" means Commerce Financial, Inc. (formerly Security Mortgage Company), FIBM's one non-bank subsidiary.

"Company" means FIBM, its predecessors, and its subsidiaries.

"Company Stock" means the 47,048 shares of authorized but unissued common stock of FIBM to be offered hereunder.

"ERISA" means the Employee Retirement Income Security Act.

"FCB" means First Citizens Bank, a state-chartered Montana bank which was formerly a subsidiary of CBI.(2)

"FIBM" means First Interstate BancSystem of Montana, Inc., a Montana corporation.

"FIBM Stock" means the issued and outstanding shares of common stock (without par value) of FIBM.

"FIB Montana, NA" means First Interstate Bank of Montana, N.A., a nationally chartered Montana bank, which is a subsidiary of FIBM.(4)

"FIBOC Montana" means First Interstate Bank of Commerce, a state-chartered Montana bank, which is a subsidiary of FIBM.

"FIBOC Wyoming" means First Interstate Bank of Commerce, a state-chartered Wyoming bank, which is a subsidiary of FIBM.

"FIB Whitefish" means Mountain Bank, a state-chartered Montana bank, doing business as First Interstate Bank, which is a subsidiary of FIBM.(5)

"FIB Wyoming, NA" means First Interstate Bank of Wyoming, N.A., a nationally chartered Wyoming bank, which is a subsidiary of FIBM.(4)

"First Interstate, fsb" means First Interstate Bank, fsb, a nationally chartered savings bank, which is a subsidiary of FIBM.(6)

"FNPB" means First National Park Bank, a nationally chartered Montana bank which was formerly a subsidiary of FPCBI.(3)

"FPCBI" means First Park County BancShares, Inc., a Montana corporation prior to June 30, 1995 and formerly a subsidiary of FIBM.(1)

"Savings Plan" means the Savings and Profit Sharing Plan of Employees of First Interstate BancSystem of Montana, Inc., as amended or restated from time to time.


"Scott Family" means (i) the children, grandchildren and great grandchildren of Homer Scott, Sr., and spouses of any of the foregoing, (ii) any estate, trust, guardianship, conservatorship, or other fiduciary arrangement for the primary benefit of any one or more of the individuals described in subsection (i) above, and (iii) any corporation, limited liability company, or partnership which owns FIBM Stock and which is owned by one or more of the individuals described in subsection (i) above.

"Selling Shareholder" means Homer A. Scott, Jr.

"Selling Shareholder Stock" means the 23,523 shares of FIBM common stock owned by the Selling Shareholder to be offered in whole or in part hereunder.

"Subsidiaries" means all of the subsidiaries of FIBM, which are FIBOC Montana, FIBOC Wyoming, FIB Montana, NA, FIB Wyoming, NA, FIB Whitefish, First Interstate, fsb, and CFI.
                                      **********
(1) Corporation dissolved effective June 30, 1995. Assets transferred to and liabilities assumed by FIBM.
(2) Merged with FIBOC Montana effective May 5, 1995.
(3) Merged with FIBOC Montana effective September 22, 1995
(4) Acquired effective October 1, 1996
(5) Acquired effective December 18, 1996
(6) A de novo subsidiary capitalized and opened for business on December 12,
    1996

                                  PROSPECTUS SUMMARY


The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and the consolidated financial statements and notes thereto appearing elsewhere in this Prospectus. The term "Company" when used in this Prospectus includes, when the context so requires, First Interstate BancSystem of Montana, Inc., its predecessors, and its subsidiaries. Prospective investors should carefully consider the information set forth under the heading "Risk Factors".

THE COMPANY

The principal executive office of the Company is located at 401 North 31st Street, Billings, Montana 59101, and its telephone number is (406) 255-5300.

First Interstate BancSystem of Montana, Inc. is a bank holding company under the Bank Holding Company Act of 1956 ("Act") and is a savings and loan holding company under the Home Owners' Loan Act. FIBM was incorporated on March 15, 1971. FIBM's primary business is that of managing its wholly owned subsidiaries, First Interstate Bank of Commerce in Montana ("FIBOC Montana"), First Interstate Bank of Commerce in Wyoming ("FIBOC Wyoming"), First
Interstate Bank of Montana, N.A. ("FIB Montana, NA"), First Interstate Bank of Wyoming, N.A. ("FIB Wyoming, NA"), Mountain Bank in Whitefish, Montana doing business as First Interstate Bank ("FIB Whitefish"), First Interstate Bank, fsb in Hamilton, Montana ("First Interstate, fsb"), and Commerce Financial, Inc. ("CFI"). FIBOC Montana has thirteen banking offices in eight Montana communities. FIBOC Wyoming has six banking offices in four Wyoming communities. FIB Montana, NA was acquired October 1, 1996 and has three banking offices in three Montana communities. FIB Wyoming, NA was also acquired on October 1, 1996 and has three banking offices in three Wyoming communities. FIB Whitefish was acquired on December 18, 1996 and has two banking offices in two Montana communities. First Interstate, fsb was opened as a de novo savings bank on December 12, 1996 and currently has only one banking office.

In addition to management of its subsidiaries, FIBM has a data processing division headquartered in Billings, Montana, which performs data processing services for FIBM's subsidiaries, and 35 non-affiliated financial institutions with 79 locations in Montana, Wyoming and Idaho. The data processing division also provides ATM support for 138 financial institutions in Montana, Wyoming, Idaho, Colorado and North Dakota.

In addition to being the sole shareholder, FIBM functions as a service organization for each of its subsidiaries. FIBM provides advice, counsel and specialized services to its subsidiaries in connection with a wide range of banking and operating policies and activities. These services include data processing, auditing, credit administration, planning coordination, marketing, human resources management, asset/liability management and investments.

FIBM generates its income from (1) dividends received from Subsidiaries, (2) undistributed earnings of Subsidiaries, (3) management fees charged to Subsidiaries, (4) net data processing income, and (5) other income, principally federal income tax benefits.

BUSINESS OF FIBM'S SUBSIDIARIES

FIBOC Montana is a Montana chartered bank originally incorporated in 1916, having its principal office in Billings, Montana. FIBOC Montana currently has thirteen banking offices in eight Montana communities - Billings, Bozeman, Missoula, Hardin, Miles City, Colstrip, Livingston, and Gardiner. The present structure of FIBOC Montana began December 1, 1992, when FIBM merged its eight Montana subsidiary banks into FIBOC Montana, which became a state/federal reserve member bank with eight offices. FIBOC Montana opened an additional banking office in Billings, Montana in December 1994, and an additional banking office in Missoula, Montana in January 1995. Acquisitions in 1995 increased FIBOC Montana's banking offices to the current number of thirteen.

FIBOC Wyoming is a Wyoming chartered bank originally incorporated in 1893 and currently has six banking offices in four northern Wyoming communities - Sheridan, Gillette, Greybull and Buffalo. The present structure of FIBOC Wyoming was created on December 30, 1988, when FIBM merged its five Wyoming subsidiary banks into FIBOC Wyoming, which became a state non-federal reserve member bank with six offices.

FIB Montana, NA was acquired on October 1, 1996 and is a nationally chartered bank. FIB Montana, NA has three banking offices in three Montana communities - Kalispell, Great Falls, and Cut Bank.

FIB Wyoming, NA was acquired on October 1, 1996 and is a nationally chartered bank. FIB Wyoming, NA has three banking offices in three Wyoming communities - Casper, Laramie and Riverton.

First Interstate, fsb is a nationally chartered savings bank with its only office located in Hamilton, Montana. First Interstate, fsb was a de novo charter, and first opened for business on December 12, 1996.

FIB Whitefish, which was acquired on December 18, 1996, is a Montana chartered bank having its principal office in Whitefish, Montana. FIB Whitefish currently has two banking offices in two northwestern Montana communities - Whitefish and Evergreen.

FIBM's banking subsidiaries are each engaged in general commercial banking activities, including all types of demand and time deposits, trust services, and commercial, agricultural, real estate, personal and consumer loans. The banks also provide such other services as are generally furnished by commercial banks located in the principal cities and towns of Montana and Wyoming.

CFI, FIBM's only nonbank subsidiary, was incorporated in 1978, principally to originate and broker secured real estate loans. During the past five years, CFI's principal activity has been the liquidation of assets acquired through foreclosure actions by FIBM.

REGULATION AND  SUPERVISION

Bank holding companies, commercial banks and savings banks are extensively regulated under both federal and state law. Any change in applicable law or regulation may have a material effect on the business and prospects of the Company and the banks.

FIBM, as a registered bank holding company, is subject to the supervision of and regulation by the Federal Reserve Board ("FRB") under the Bank Holding Company Act of 1956. Also, as a registered savings and loan holding company, the Company is subject to the supervision of and regulation by the Office of Thrift Supervision ("OTS"). See "RISK FACTORS - REGULATION" and "BUSINESS - REGULATION AND SUPERVISION"

FIB Montana, NA and FIB Wyoming, NA are subject to the supervision of, and regular examination by, the Office of the Comptroller of the Currency ("OCC"). First Interstate, fsb is subject to the supervision of, and regular examination by, the OTS. FIBOC Wyoming is subject to the supervision of, and regular examination by, the Federal Deposit Insurance Corporation ("FDIC") and State of Wyoming. FIBOC Montana is subject to the supervision of, and regulations by, the FRB and State of Montana. FIB Whitefish is subject to the supervision of, and regular examination by, the FDIC and State of Montana.

The policy of the FRB provides that a bank holding company is expected to act as a source of financial strength to its subsidiary banks and to commit resources to support each subsidiary bank in circumstances which it might not do so absent such policy.


THE OFFERING

Common Stock Offered by FIBM.......................................47,048 shares
Common Stock Offered by the Selling Shareholder....................23,523 shares
Common Stock to be Outstanding
after the Offering..........................................2,020,009 shares (1)
Use of Proceeds by FIBM.........................No specific plan for use by FIBM

(1) Assumes that all Company Stock is sold. Does NOT include 31,251 shares of common stock for issuance pursuant to stock options granted to officers as of May 31, 1997.

RESTRICTIONS ON RESALE

Resale of FIBM Stock may be restricted pursuant to the Securities Act of 1933 and applicable state securities laws.


Purchasers of the FIBM stock offered hereby, except for purchasers acquiring stock through the Savings Plan, will be subject to a Shareholder's Agreement which will limit transferability of the stock, and will allow FIBM the option to repurchase the stock upon the shareholder's death or disability, or upon termination of the shareholder's status as an officer, director, or employee of FIBM, or upon any intended sale or transfer of the stock. Stock subject to the Shareholder's Agreement may not be sold or transferred by the shareholder without triggering FIBM's option to acquire the stock in accordance with the terms of the Shareholder's Agreement. In addition, the Shareholder's
Agreement allows FIBM to repurchase any of the FIBM Stock acquired by the shareholder after January 1, 1994 if FIBM determines that the number of shares owned by the shareholder is excessive in view of a number of factors including but not limited to (a) the relative contribution of the shareholder to the economic performance of the Company, (b) the effort being put forth by the shareholder, and (c) the level of responsibility of the shareholder.
This restriction is intended to allow FIBM to reduce or eliminate a shareholder's stock ownership is FIBM in circumstances where the shareholder's employment role, responsibility or contribution to the success of the Company has been reduced or has declined. To date, FIBM has not exercised its rights under this restriction. The Shareholders Agreement applies to all shareholders of FIBM except Scott Family members and 13 shareholders (including the Savings Plan) owning 124,013 shares of unrestricted FIBM stock. The repurchase price is the appraised value per share determined using the most recent quarterly appraisal availiable to FIBM less dividends paid since the end of the quarter for which the value of the stock has been determined in that appraisal. See "RISK FACTORS -
RESTRICTIONS ON RESALE OF FIBM STOCK" and "DESCRIPTION OF CAPITAL STOCK - RESTRICTIONS ON RESALE".



The Shareholder's Agreement limits the marketability of FIBM Stock, and may preclude the development of any trading market for FIBM Stock. Shareholders may be unable to sell their stock as and when desired, and for the highest price available.


INTEREST OF CERTAIN PERSONS

The directors and executive officers of FIBM (11 persons) beneficially owned as of May 31, 1997, 1,268,392 shares directly or indirectly, or 64.29 percent, of FIBM Stock, excluding any options outstanding but unexercised. The remaining shares of FIBM Stock are owned by 297 shareholders. See "PRINCIPAL HOLDERS OF VOTING SECURITIES". Members of the Scott Family own 83.94 percent of the FIBM Stock as of May 31, 1997.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following financial information presents selected historical and comparative per share data for the Company. Such data is based in part on the historical financial statements and selected financial data of the Company appearing elsewhere herein, and the information shown below should be read in conjunction with such selected financial data, financial statements and the related notes.

                 COMPANY HISTORICAL PER SHARE FINANCIAL DATA

                                       Three Months         For the Years
                                     Ended March 31,       Ended December 31,
                                     ---------------     --------------------
                                     1997       1996     1996    1995    1994
                                     ----       ----     ----    ----    ----
                                       (unaudited)
Net income per common share        $ 3.04       2.68    $10.57  $ 8.84  $ 8.02
Book value per common share (1)    $65.66      57.91     63.72   56.15   48.62
Cash dividends per common share    $  .87        .71      3.07    1.91    1.58
Number of weighted average common
  share outstanding (in thousands)  1,985      1,954     1,970   1,961   1,963

(1)  Book value per common share is as of the end of the respective period.

RISK FACTORS

See "RISK FACTORS" for a discussion of certain factors which should be considered by offerees in connection with this offering.

                                  RISK FACTORS

An investment in the common stock offered hereby involves a high degree of risk. In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered before purchasing shares of common stock offered hereby.

STOCK NOT INSURED

The shares of FIBM common stock offered hereby are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

ABSENCE OF MARKET FOR FIBM STOCK


No public trading market exists for FIBM Stock, and none is anticipated to exist in the future. See "COMMON STOCK MARKET AND VALUATION INFORMATION". Investors should have a long term investment intent. There have been no sales of FIBM Stock in the past three years other than sales of stock by the Scott Family and redemptions of stock by FIBM under the Shareholder's Agreement.


FIBM has no obligation, by contract, policy or otherwise, to purchase stock from any shareholder desiring to sell, or to create any market for the stock. Historically, it has been the practice of FIBM to repurchase common stock to maintain a shareholder base with restrictions on sale or transfer of the stock. See "RESTRICTION ON RESALE OF FIBM STOCK". In the last three calendar years (1994-1996) FIBM has redeemed a total of 52,066 shares of common stock, all of which was restricted by the Shareholder's Agreement.
FIBM has no present intention to change its historical practice for redemption of stock, but no assurances can be provided that FIBM will not change or end its practice of redeeming stock. Furthermore, FIBM redemptions of stock are subject to corporate law and regulatory restrictions which could prevent stock redemptions.


RESTRICTIONS ON RESALE OF FIBM STOCK

Resale of FIBM Stock may be restricted pursuant to the Securities Act of 1933 and applicable state securities laws. In addition, most shares of FIBM Stock are subject to one of two shareholder's agreements. Members of the Scott Family, as majority shareholders of FIBM, are subject to a Shareholder's Agreement (referred to herein as the "Scott Agreement"). The Scott Family, under the Scott Agreement, has agreed to limit the transfer of shares owned by members of the Scott Family to family members or charities, or with FIBM's approval, to the Company's officers, directors, advisory directors, or to the Company's Savings Plan.

Shareholders of FIBM who are not Scott Family members (with the exception of 13 shareholders (including the Savings Plan) who own 124,013 shares of unrestricted stock) are subject to a different Shareholder's Agreement (referred to herein as the "Shareholder's Agreement"). SEE EXHIBIT A HERETO. Stock subject to the Shareholder's Agreement may not be sold or transferred by the shareholder without triggering FIBM's option to acquire the stock in accordance with the terms of the Shareholder's Agreement. The Shareholder's Agreement grants FIBM the option to purchase the FIBM Stock restricted thereby at the minority appraised value per share based upon the most recent quarterly appraisal available to FIBM less dividends paid since the end of the quarter for which the value of the stock has been determined in that appraisal. FIBM is required under the Shareholder's Agreement to obtain, at its expense, an appraisal of FIBM shares of common stock as of the last day of each calendar quarter prepared by an unaffiliated firm qualified to make such an appraisal. The appraiser will take into account the minority, or non-controlling, size of the block of stock to be valued, which will result in an appraised value which is less than a majority, or controlling, block of stock. FIBM's purchase option arises in any of the following events: (1) the shareholder's intention to sell the stock, (2) the shareholder's death,
(3) transfer of the stock by operation of law, (4) termination of the shareholder's status as a director, officer or employee of FIBM, and (5) total disability of the shareholder. In addition, the Shareholder's Agreement allows FIBM to repurchase any of the FIBM Stock acquired by the shareholder after January 1, 1994 if FIBM determines that the number of shares owned by the shareholder is excessive in view of a number of factors including but not limited to (a) the relative contribution of the shareholder to the economic performance of the Company, (b) the effort being put forth by the shareholder, and (c) the level of responsibility of the shareholder.
This restriction is intended to allow FIBM to reduce or eliminate a shareholder's stock ownership in FIBM in circumstances where the shareholder's employment role, responsibility or contribution to the success of the Company has been reduced or has declined. To date, FIBM has not exercised its rights under this restriction.

Any of the FIBM Stock purchased through this offering, except for purchases through the Savings Plan, will be subject to the terms of the Shareholder's Agreement, and the purchaser will be required to accept in writing the terms and conditions of the Shareholder's Agreement. See "DESCRIPTION OF CAPITAL STOCK - RESTRICTIONS ON RESALE". FIBM has not sought an opinion of counsel regarding the validity or enforceability of any of the restrictions contained in the Shareholder's Agreement. Enforcement of the excess stock ownership restriction contained in the Shareholder's Agreement may be an unsettled issue, since no Montana legal authority exists with respect to the enforceability of such a restriction. Initial determinations as to any claimed violation of the Shareholder's Agreement will be made by FIBM, although any final determination may be made in court.

Purchases of FIBM Stock made through the Savings Plan will not be restricted by the Shareholder's Agreement, due to requirements of ERISA and the Internal Revenue Code. However, since the Savings Plan does not allow distributions in kind, any distributions from an employee's account in the Savings Plan will allow, and may require, the Savings Plan trustee to sell the FIBM stock. While FIBM has no obligation to repurchase the stock, it is possible that FIBM will repurchase FIBM stock sold out of the Savings Plan. Any such repurchases would be upon terms set by the Savings Plan trustee and accepted by FIBM.


The restrictions on resale of FIBM common stock will greatly limit the marketability of the stock, and the appraised value price prescribed under the Shareholder's Agreement may be less than the purchase price paid by a shareholder for the stock and may be less than the actual value of the stock.


CONTROL BY SCOTT FAMILY

The Scott Family owns 83.94% of the outstanding common stock of FIBM as of May 31, 1997, and will therefore be able to control the election of directors and the determination of business issues including merger, share exchange, sale of assets outside the ordinary cause of business, and dissolution. See "DESCRIPTION OF CAPITAL STOCK - COMMON STOCK" and "PRINCIPAL HOLDERS OF VOTING SECURITIES". A purchaser of the common stock offered hereby will be a minority shareholder, and will have no control over business decisions of the Company, including those issues stated above.

STOCK PRICE FLUCTUATION

Determination of the minority appraised value of FIBM Stock subject to the Shareholder's Agreement may fluctuate depending upon factors such as the results of operations of the Company, changes in the value of assets of the Company, accuracy of estimates of future cash flows of the Company, the factors considered and methodology employed by the appraiser, and possible changes in the appraiser hired by FIBM to complete the appraisal. No assurance can be given that the appraised value and price of the stock offered herein will not fluctuate substantially in the future, or that the appraised value will accurately reflect the value of the stock.

RESTRICTIONS ON DIVIDENDS

As a bank holding company, FIBM is dependent upon cash flow from its Subsidiaries, received through dividends or other intercompany transfers of funds, to service its debt and meet operating expenses and other obligations. The loan agreement governing FIBM's existing indebtedness with its primary lenders contains certain limitations on the payment of dividends by subsidiaries of FIBM, and contains limitations on FIBM's payment of dividends to its shareholders. See "DESCRIPTION OF CAPITAL STOCK - DIVIDEND RESTRICTIONS", "DIVIDEND POLICY", "BUSINESS - GENERAL" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS - GENERAL". In addition, FIBM's banking subsidiaries may pay dividends and make certain other inter-company transfers of funds only as permitted by federal and state banking laws and regulations. See "DESCRIPTION OF CAPITAL STOCK - DIVIDEND RESTRICTIONS" and "BUSINESS - REGULATION AND SUPERVISION". Dividends from FIBM's banking subsidiaries are expected to be FIBM's major source of liquidity. These limitations on the payment of dividends and transfers of funds could adversely restrict payment of dividends to stockholders.

KEY PERSONNEL

The Company believes that its continued success depends to a significant extent on the management skills of its directors and executive officers, many of whom have held director and officer positions with the Company for a number of years. See "MANAGEMENT". The Company maintains key person life insurance on Homer Scott, Jr., Dan Scott, Thomas W. Scott, James R. Scott, and Susan Scott Heyneman in the amount of $1,650,000, $1,650,000, $1,500,000, $1,000,000 and $1,200,000,
respectively, the proceeds of which are payable to the Company, but which may be required to be used to redeem FIBM stock owned by the decedent if the decedent's personal representative so elects, pursuant to the terms of the Scott Agreement. Although the Company has been able to attract and retain experienced and qualified management personnel, the loss or unavailability of current members of management could have an adverse effect on the Company.


COMPETITION

The banking business in both Montana and Wyoming is highly competitive with respect to both loans and deposits. Many of the Company's competitors are substantially larger and have more capital and other resources than the Company. The Company's future performance will be subject to a number of legal and economic factors beyond its control, such as state and federal banking legislation, regulatory changes, unforeseen legal outcomes, inflation, material lending and deposit rates, interest rate changes, and local market economies. The Riegel-Neal Interstate Banking and Branching Efficiency Act of 1994 is expected to increase competition, particularly from larger, multi-state banks. See "BUSINESS - COMPETITION" and "BUSINESS - REGULATION AND SUPERVISION".

POTENTIAL EFFECTS OF CHANGES IN INTEREST RATES

The profitability of FIBM's bank subsidiaries, like that of many financial institutions, is dependent to a large extent upon their net interest income, which is the difference between their interest income on interest-earning assets, such as loans and investments, and their interest expense on interest-bearing liabilities, such as deposits and borrowings. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a given period, a significant increase in market rates of interest could adversely affect net interest income. Conversely, a significant decrease in market rates of interest could result in increased net interest income. Increases in interest rates also can result in disintermediation, which is the flow of funds away from banking organizations into direct investments, such as U.S. Government and corporate securities, and other investment vehicles which, due in part to the absence of federal insurance premiums and reserve requirements, generally can pay higher rates of return than banks.

At December 31, 1996, the Company's interest-bearing liabilities which were estimated to mature or reprice within one year exceeded interest-earning assets with the same characteristics by $437 million or 24.5% of the Company's total interest-earning assets. This large rate sensitivity gap could subject the Company to risk during periods of rising interest rates, which would have negative effects on net interest income and net income. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS - ASSET AND LIABILITY MANAGEMENT".

REGULATION

FIBM's banking subsidiaries are subject to extensive regulation under both state and federal law. The restrictions imposed by such laws and regulations could limit the Company's discretion in operating its banks. No assurance can be given that existing laws and rules will not be amended or that new laws and rules will not be adopted, the effect of which could be to adversely affect the operations of the Company. See "BUSINESS - REGULATION AND SUPERVISION".

MATERIAL BENEFIT TO SELLING SHAREHOLDER


The Selling Shareholder acquired nearly all of his stock in FIBM when it was incorporated in 1971, except for FIBM common stock acquired in the share exchange with CBS in 1993, although nearly all the CBS stock exchanged by the Selling Shareholder had been acquired on the incorporation of CBS in 1974. The acquisition price of the FIBM common stock owned by the Selling Shareholder is significantly less than the current minority appraised value of the FIBM common stock, which will be received by the Selling Shareholder upon sale of the Selling Shareholder's stock offered hereby. See "SELLING SHAREHOLDER" and "COMMON STOCK MARKET AND VALUATION INFORMATION". By selling FIBM stock to offerees hereunder, the Selling Shareholder will be able to obtain more favorable tax treatment for his sale proceeds than if FIBM redeemed his shares.

                                USE OF PROCEEDS

Of the 70,571 shares of FIBM common stock to be offered for sale hereunder, 23,523 shares of common stock of the Selling Shareholder, or the portion thereof which the Selling Shareholder decides to sell, will be offered for sale first, with all proceeds of such sale going to the Selling Shareholder. After the stock offered for sale by the Selling Shareholder has been sold, 47,048 shares of common stock to be issued by FIBM will next be offered for sale, with all proceeds of such sale going to the Company, less expenses of this offering which will be paid by the Company. The Company has no current specific plan for use of the proceeds it will receive from the offering, but it may apply some or all of the proceeds to the reduction of debt or to operating expenses. The Company is making this offering not to raise funds for the Company, but as a means to continue to offer stock for purchase by certain officers, directors (including advisory directors), and employees of the Company and by employee participants in the Company's Savings Plan.

                        DETERMINATION OF OFFERING PRICE


The offering price of FIBM common stock is based upon an appraisal of a minority block of the stock as of March 31, 1997 by Alex Sheshunoff & Co. Investment Banking ("Sheshunoff"), minus dividends paid since March 31, 1997. The appraisal concluded that the fair market value of a minority block of common stock in FIBM at March 31, 1997 is $86.00 per share. Subtracting the dividend of $.98 per share paid after the appraisal date on April 9, 1997, the offering price of the stock has been set at $85.02 per share. A copy of the appraisal is attached as EXHIBIT B.


The appraisal takes into consideration the nature and history of the Company, the economic outlook in the Company's trade area and for the banking industry in general, the financial performance and condition of the Company, its future earnings and dividend paying capacities, previous sales of FIBM stock, the size of the block of stock valued, the market price of selected comparable banking institutions, and other factors deemed relevant by the appraiser.
In preparing its appraisal, Sheshunoff reviewed financial information regarding the Company's financial performance and condition for the three years ending December 31, 1996 and the three months ending March 31, 1997, together with Company projected income, asset growth, book value and dividends for the five fiscal years ending December 31, 2001. The appraiser did not independently verify the asset quality or financial condition of the Company.

Company management has reviewed the independent appraisal, including the stated methodology of the independent appraiser and the assumptions used in the preparation of the independent appraisal. The board of directors and management of the Company is relying upon the expertise, experience and independence of the appraiser and is not qualified to determine the appropriateness of the assumptions.

The appraisal is not a recommendation of any kind as to the advisability of purchasing these shares. In preparing the appraisal, Sheshunoff has relied upon and assumed the accuracy and completeness of financial and statistical information provided by FIBM. Sheshunoff did not independently verify the financial statements and other information provided by FIBM, nor did Sheshunoff value independently FIBM's assets and liabilities. The appraisal considers FIBM only as a going concern and does not value the shares based upon a liquidation or other restructuring of the Company. Moreover, because the appraisal is based upon estimates and projections of a number of matters which are subject to change, the appraised market value of the common stock could decline below $85.02 in the future.

                              SELLING SHAREHOLDER

23,523 shares of the common stock of FIBM offered hereby are being offered by Homer A. Scott, Jr., the Selling Shareholder, for whom the following information is provided:

                            BEFORE THE OFFERING       AFTER THE OFFERING(1)
                          -------------------------  -------------------------
                           Number of     Number of    Number of       % of
Name and Address          FIBM Shares   FIBM Shares  FIBM Shares   FIBM Shares
of Beneficial Owner         Owned      to be Offered    Owned      Outstanding
-------------------       -----------  ------------- -----------   -----------

Homer A. Scott, Jr.            200,968       23,523       177,445        8.89%
Director and Chairman
of Board
122 Scott Drive
Sheridan, WY  82801

(1) Assumes all shares to be offered are sold. This table does not reflect any other disposition or acquisition of shares by the Selling Shareholder during the period of this offering.

The Selling Shareholder reserves the right to offer and sell less than the total amount of stock registered on behalf of the Selling Shareholder.

The offer and sale of up to 23,523 shares of the Selling Shareholder's common stock of FIBM has been approved by the board of directors of FIBM in accordance with the requirements of the Scott Agreement. The Selling Shareholder's stock sold hereunder will be free of the restrictions contained in the Scott Agreement.

                              PLAN OF DISTRIBUTION

The common stock of FIBM offered hereby will be offered only to certain officers, directors, advisory directors, employees, and participants in the Savings Plan of the Company, and will be subject to the Shareholder's Agreement, the form of which is attached hereto as EXHIBIT A, except for stock purchased through the Savings Plan which will not be so restricted. See "DESCRIPTION OF CAPITAL STOCK - RESTRICTIONS ON RESALE".

No underwriter is involved in this offering, and no underwriting commissions will be paid in connection with this offering.

The offering will be conducted as a one-time offer to the specific designated offerees. Offerees will be mailed or delivered a letter advising them of this offering, accompanied by a copy of this Prospectus, and except for Savings Plan offerees, a copy of the Shareholder's Agreement for execution and return with the election to purchase stock.

Several FIBM officers designated by the Board of Directors will assist in mailing and delivering the offering notification letters and Prospectus, and in processing the purchase elections. These officers will be registered as salesmen on behalf of FIBM in Montana and Wyoming, where this offering will be made. The Company is relying upon Rule 3a4-1 of the Securities Exchange Act of 1934 (the "Exchange Act") for exemption of the officers from the broker-dealer registration requirements of the Exchange Act.

The designated officers will answer any questions from offerees. Responses will be limited to the information contained in this Prospectus, and no investment advice has been authorized to be given.

The shares of Selling Shareholder Stock are being offered to certain officers, directors and advisory directors of the Company, as determined by the Company's board of directors, and to participants in the Company's Savings Plan. The shares of Company Stock are being offered to the above offerees and to employees of the Company.


Directors may purchase up to a maximum of $20,000 of stock, and advisory directors may purchase up to $10,000 of stock, subject to total stock ownership limits of $200,000 and $100,000, respectively. Subject to individual exceptions, employees with 10 years or more of service or at an annual salary level of $21,000 or above may purchase stock having a total value not exceeding 20% of the employee's salary. Employee stock purchases through the Savings Plan may not exceed, together with FIBM common stock already owned, 50% of the employee's account, less rollover amounts.

This offering will terminate at 5:00 p.m. Mountain Daylight Time on November 1, 1997, unless extended by FIBM for up to 90 days thereafter without further approval or additional notice to offerees (the "Expiration Date").

Purchasers must deliver or mail a completed purchase election form to the Company prior to the Expiration Date, together with a check for the purchase price. If the offering is oversubscribed, shares will be allocated among purchasers on a pro-rata basis, subject to adjustment to avoid fractional shares, and excess funds will be promptly returned to purchasers.

                          DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of FIBM consists of 5,000,000 shares of common stock without par value, of which 1,972,961 shares were outstanding as of May 31, 1997, and 100,000 shares of preferred stock without par value, 20,000 shares of which were outstanding as of May 31, 1997. The following description of the capital stock of FIBM and certain provisions of FIBM's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to FIBM's Registration Statement of which this Prospectus is a part. As of May 31, 1997, the FIBM Stock was held of record by approximately 297 stockholders, including the Company's Savings Plan as trustee for shares held on behalf of 459 individual participants in the Savings Plan. 155 individual participants in the Savings Plan also own shares of FIBM Stock outside the Savings Plan.

COMMON STOCK


Each share of FIBM Stock is entitled to one vote in the election of directors and in all other matters submitted to a vote of stockholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election if they choose to do so, subject to the rights of holders of the Preferred Stock (see "Preferred Stock" below). Voting for directors is non-cumulative.

Subject to the preferential rights of any preferred stock that may at the time be outstanding, each share of FIBM Stock has an equal and ratable right to receive dividends when, if and as declared by the Board of Directors out of assets legally available therefor. See "DIVIDEND RESTRICTIONS" below. In the event of a liquidation, dissolution or winding up of FIBM, the holders of FIBM Stock will be entitled to share equally and ratably in the assets available for distribution after payments to creditors and to the holders of any preferred stock that may at the time be outstanding.

Holders of FIBM Stock have no conversion rights or preemptive or other rights to subscribe for any additional shares of FIBM Stock or for other securities. All outstanding FIBM Stock is fully paid and non-assessable.

Montana corporate law provides that dissenting shareholders have dissenters' rights with respect to mergers, consolidations, and plans of exchange.


DIVIDEND RESTRICTIONS

The holders of FIBM Stock will be entitled to dividends when, as and if declared by FIBM's Board of Directors out of funds legally available therefor. FIBM has a loan agreement with its primary lenders which prohibits declaration or payment of any dividends to common stockholders in excess of 33% of net income for the immediately preceding year. FIBM has also agreed with its primary lenders that subsidiary banks will maintain ratios of tangible primary capital to tangible primary assets not less than the ratios required by regulators or applicable law or regulation, and that subsidiary banks will at all times maintain capital at levels that the Federal Deposit Insurance Corporation ("FDIC") would categorize as "Adequately Capitalized" or better under applicable regulations. The loan restrictions limit the funds available for the payment of dividends from the Subsidiaries to FIBM and from FIBM to its shareholders.

Funds for the payment of dividends of FIBM are expected to be obtained primarily from dividends of FIBM's banking subsidiaries. Under Montana banking law, neither FIBOC Montana nor FIB Whitefish may declare dividends in excess of their respective net undivided earnings (as defined) less any required transfers to surplus, and may not declare a dividend larger than the previous two years' net earnings unless prior notice is given to the Montana Commissioner of Banking and Financial Institutions. Under Wyoming banking law, FIBOC Wyoming may not declare dividends without meeting surplus fund requirements and may not, without the approval of the Wyoming Banking Commissioner, declare dividends in any one calendar year in excess of its net profits (as defined) in the current year combined with retained net profits of the preceding two years, less any required transfers to surplus or to a fund for the retirement of any preferred stock. Under federal banking law, neither FIB Montana, NA nor FIB Wyoming, NA may declare dividends in any one calendar year in excess of its net income for that year combined with its retained net income of the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock.


In addition, federal regulatory agencies (e.g., the FDIC, OCC, OTS, and FRB) have authority to prohibit a bank under their supervision from engaging in practices which, in the opinion of the particular federal regulatory agency, are unsafe or unsound or constitute violations of applicable law. For example, depending upon the financial condition of a bank in question and other factors, the appropriate federal regulatory agency could determine that the payment of dividends might under some circumstances constitute an unsafe and unsound practice. Moreover, each federal regulatory agency has established guidelines for the maintenance of appropriate levels of capital for a bank under its supervision. Compliance with the standards set forth in such guidelines could limit the amount of dividends which FIBM or any of its subsidiaries could pay. See "BUSINESS - REGULATION AND SUPERVISION".

Preferred stock of FIBM is senior to common stock with respect to dividends. Before any dividends on common stock can be paid or declared and set apart for payment, FIBM must: (1) comply with all conditions and restrictions of any and all series of preferred stock for which dividends are noncumulative; (2) pay, or declare and set aside a sum sufficient for payment, of dividends, past and current, on any and all series of preferred stock for which dividends are cumulative; and (3) satisfy all accrued sinking fund obligations, if any, of any and all series of preferred stock.

PREFERRED STOCK

The authorized capital stock of FIBM includes 100,000 shares of preferred stock of which 20,000 shares have been designated as Noncumulative Perpetual Preferred Stock (the "Preferred Stock"). The 20,000 shares of Preferred Stock were issued in September, 1996 at a price of $1,000 per share, and are the only series of preferred stock issued and outstanding. The holders of Preferred Stock are entitled to the following preferences, powers and special rights: (i) in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of FIBM, holders of Preferred Stock are entitled to receive $1,000 per share before any payments to holders of common stock; (ii) holders of Preferred Stock are entitled to one vote per share, with a required super majority vote of 66 2/3% of outstanding shares to take action, on the issuance of any stock having dividend and liquidation rights in preference and priority to the Preferred Stock and on the amendment of FIBM's articles of incorporation or the Certificate of Designation of the Preferred Stock having an adverse affect on the rights of holders of Preferred Stock; (iii) holders of Preferred Stock are entitled to payment of specified dividends when and as declared by FIBM's board of directors; (iv) holders of Preferred Stock are entitled to elect 2 directors to FIBM's board of directors if full dividends are not paid for six quarters to holders of the Preferred Stock, which right continues until full dividends have been paid for four consecutive quarters. The Preferred Stock is not convertible and is not redeemable prior to 7 years from its issuance.

The Board of Directors is authorized, without approval of the holders of common stock, to provide for the issuance of additional preferred stock from time to time in one or more series in such number and with such designations, preferences, powers and other special rights as may be stated in the resolution or resolutions providing for such preferred stock. The Board of Directors may cause FIBM to issue preferred stock with voting, conversion and other rights that could adversely affect the holders of the FIBM Stock or make it more difficult to effect a change of control of the Company.

In the event of any dissolution, liquidation or winding up of the affairs of FIBM, before any distribution or payment may be made to the holders of common stock of FIBM, the holders of preferred shares would be entitled to be paid in full with the respective amounts fixed by the Board of Directors in the resolution or resolutions authorizing the issue of such series, together with a sum equal to the accrued and unpaid dividends thereon to the date fixed for such distribution or payment. After payment in full of the amount which the preferred shareholders are entitled to receive, the remaining assets of FIBM would be distributed ratably to the holders of the common stock. If the assets available are not sufficient to pay in full the amount so payable to the holders of all outstanding preferred stock, the holders of all series of such shares would share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. The consolidation or merger of FIBM into or with any other corporation or corporations would not be deemed a liquidation, dissolution, or winding up of the affairs of FIBM.

Preferred stock of FIBM is senior to common stock with respect to dividends. See "DIVIDEND RESTRICTIONS" above.

RESTRICTIONS ON RESALE

Public resale of FIBM Stock by certain persons deemed to be affiliates or control persons of the Company will be restricted pursuant to certain provisions of Rule 144 promulgated under the Securities Act of 1933. See "PRINCIPAL HOLDERS OF VOTING SECURITIES".


Resale of FIBM Stock may be restricted pursuant to the Securities Act of 1933 and applicable state securities laws. In addition, most shares of FIBM Stock are subject to one of two shareholder's agreements. Members of the Scott Family, as majority shareholders of FIBM, are subject to a Shareholder's Agreement (referred to herein as the "Scott Agreement"). The Scott Family, under the Scott Agreement, has agreed to limit the transfer of shares owned by members of the Scott Family to family members or charities, or with FIBM's approval, to the Company's officers, directors, advisory directors, or to the Savings Plan.

Shareholders of FIBM who are not Scott Family members (with the exception of 13 shareholders (including the Savings Plan) who own 124,013 shares of unrestricted stock) are subject to a different Shareholder's Agreement (referred to herein as the "Shareholder's Agreement"). SEE EXHIBIT A HERETO.
 Stock subject to the Shareholder's Agreement may not be sold or transferred by the shareholder without triggering FIBM's option to acquire the stock in accordance with the terms of the Shareholder's Agreement. The Shareholder's Agreement grants FIBM the option to purchase the FIBM stock restricted thereby at the minority appraised value per share based upon the most recent quarterly appraisal available to FIBM less dividends paid since the end of the quarter for which the value of the stock has been determined in that appraisal. FIBM is required under the Shareholder's Agreement to obtain, at its expense, an appraisal of FIBM shares of common stock as of the last day of each calendar quarter prepared by an unaffiliated firm qualified to make such an appraisal. The appraiser will take into account the minority, or non-controlling, size of the block of stock to be valued, which will result in an appraised value which is less than a majority, or controlling, block of stock. FIBM's purchase option arises in any of the following events: (1) the shareholder's intention to sell the stock, (2) the shareholder's death,
(3) transfer of the stock by operation of law, (4) termination of the shareholder's status as a director, officer or employee of FIBM, and (5) total disability of the shareholder. In addition, the Shareholder's Agreement allows FIBM to repurchase any of the FIBM stock acquired by the shareholder after January 1, 1994 if FIBM determines that the number of shares owned by the shareholder is excessive in view of a number of factors including but not limited to (a) the relative contribution of the shareholder to the economic performance of the Company, (b) the effort being put forth by the shareholder, and (c) the level of responsibility of the shareholder. This restriction is intended to allow FIBM to reduce or eliminate a shareholder's stock ownership in FIBM in circumstances where the shareholder's employment role, responsibility or contribution to the success of the Company has been reduced or has declined. To date, FIBM has not exercised its rights under this restriction.


Any of the FIBM common stock purchased through this offering, except for purchases through the Savings Plan, will be subject to the terms of the Shareholder's Agreement, and the purchaser will be required to accept in writing the terms and conditions of the Shareholder's Agreement. FIBM has not sought an opinion of counsel regarding the validity or enforceability of any of the restrictions contained in the Shareholder's Agreement. Enforcement of the excess stock ownership restriction contained in the Shareholder's Agreement may be an unsettled issue, since no Montana legal authority exists with respect to the enforceability of such a restriction. Initial determination as to any claimed violation of the Shareholder's Agreement will be made by FIBM, although any final determination may be made in court.


Purchases of FIBM common stock made through the Savings Plan will not be restricted by the Shareholder's Agreement, due to requirements of ERISA and the Internal Revenue Code. However, since the Savings Plan does not allow distributions in kind, any distributions from an employee's account in the Savings Plan will allow, and may require, the Savings Plan trustee to sell the FIBM stock. While FIBM has no obligation to repurchase the stock, it is possible that FIBM will repurchase FIBM stock sold out of the Savings Plan. Any such repurchases would be upon terms set by the Savings Plan trustee and accepted by FIBM.

The restrictions on resale of FIBM common stock will greatly limit the marketability of the stock, and the appraised value price prescribed under the Shareholder's Agreement may be less than the purchase price paid by a shareholder for the stock and may be less than the actual value of the stock.


                                 DIVIDEND POLICY

It is the policy of FIBM to pay a dividend to all common shareholders quarterly. Dividends are declared and paid in the month following the calendar quarter and the amount has been determined based upon a percentage of net income for the calendar quarter immediately preceding the dividend payment date. Dividends for the second and third quarters of 1995 were calculated at the rate of 25% of net income. Prior to July 1995, 20% of net income was paid quarterly as a dividend. Effective with the dividend for the fourth quarter of 1995 paid in January 1996, the dividend was increased to 30% of quarterly net income. The Board of Directors of FIBM has no current intention to change its dividend policy, but no assurance can be given that the Board may not, in the future, limit or eliminate the payment of dividends.

Historical quarterly dividends for 1995, 1996, and the first quarter of 1997 were as follows:

                                             Amount           Total Cash
        Quarter            Month Paid       Per Share          Dividend
        -------            ----------       ---------          --------
   1st  quarter 1995       April 1995        $  .39         $    763,700
   2nd  quarter 1995       July 1995            .56            1,093,372
   3rd  quarter 1995       October 1995         .58            1,131,304
   4th  quarter 1995       January 1996         .71            1,384,775
   1st  quarter 1996       April 1996           .81            1,572,131
   2nd  quarter 1996       July 1996            .76            1,505,941
   3rd  quarter 1996       October 1996         .79            1,564,878
   4th  quarter 1996       January 1997         .87            1,721,584
   1st  quarter 1997       April 1997           .98            1,934,003

Payment of dividends to common shareholders by FIBM is dependent upon the ability of FIBM's subsidiaries to pay dividends to FIBM. Payment of dividends by FIBM's subsidiaries are subject to restrictions imposed by state and federal banking laws and by federal and state regulatory agencies. Payments of dividends by the banks to FIBM and by FIBM to its shareholders are subject to restrictions imposed by FIBM's primary lenders and by state and federal regulatory agencies. See "DESCRIPTION OF CAPITAL STOCK - DIVIDEND RESTRICTIONS". Payment of future dividends is at the discretion of FIBM's Board of Directors and will also depend upon, among other things, the Company's earnings, financial condition, capital requirements, extent of indebtedness, regulatory limitations, and contractual restrictions with respect to the payment of dividends. There can be no assurance that FIBM will continue to pay dividends.


                   COMMON STOCK MARKET AND VALUATION INFORMATION

The common stock of FIBM is not actively traded, and there is no established public trading market for the stock. There have been no sales of FIBM Stock in the last three years other than sales by the Scott Family and redemptions of stock by FIBM under the Shareholder's Agreement.

There is only one class of common stock, with 93.7% of the shares restricted by agreement and 6.3% held by 13 shareholders which are unrestricted. FIBM has the right of first refusal to purchase the restricted stock at the minority appraised value per share based upon the most recent quarterly appraisal available to FIBM less dividends paid since the end of the quarter which the value of the stock has been determined in that appraisal. All unrestricted stock is purchased and sold at a price per share that is acceptable to the shareholder. No trades of unrestricted stock within the past three years are known to FIBM. FIBM has no obligation to puchase unrestricted stock, but has historically purchased such stock in order to reduce the amount of its stock not subject to transfer restrictions.


FIBM has no obligation, by contract, policy or otherwise, to purchase stock from any shareholder desiring to sell, or to create any market for the stock. Historically, it has been the practice of FIBM to repurchase common stock to maintain a shareholder base with restrictions on sale or transfer of the stock. See "RESTRICTIONS ON RESALE OF FIBM STOCK". In the last three calendar years (1994-1996) FIBM has redeemed a total of 52,066 shares of common stock, all of which was restricted by the Shareholder's Agreement. FIBM has redeemed the stock at the price determined in accordance with the Shareholder's Agreement. FIBM has no present intention to change its historical practice for redemption of stock, but no assurances can be provided that FIBM will not change or end its practice of redeeming stock. Furthermore, FIBM redemptions of stock are subject to corporate law and regulatory restrictions which could prevent stock redemptions.

Quarter-end minority appraisal values for the past two years, determined by appraisal of Alex Sheshunoff and Co. Investment Banking, follow:

                                              Appraised
         Valuation Date(1)                Minority Value(2)
         --------------                   --------------
       March 31, 1995                         $67.50
       June 30, 1995                           69.50
       September 30, 1995                      72.00
       December 31, 1995                       75.00
       March 31, 1996                          77.50
       June 30, 1996                           79.50
       September 30, 1996                      81.00
       December 31, 1996                       86.00
       March 31, 1997                          86.00

   (1) Sales of stock between valuation dates are adjusted for cash dividends paid.
   (2)    Prior to dividends.

See "DETERMINATION OF OFFERING PRICE" for a discussion of the factors considered by the appraiser in determining an appraised value for FIBM common stock, and the conditions, assumptions and limitations of the appraisal. A copy of the March 31, 1997 appraisal is attached as Exhibit B to this Prospectus.

As of May 31, 1997, options for 31,251 shares of FIBM's common stock were outstanding at various contractual exercise prices, ranging from $18.97 to $80.21. The aggregate cash proceeds to be received by FIBM upon exercise of all options outstanding at May 31, 1997 would be $1,581,344, or a weighted average exercise price of $50.60 per share.

                             SELECTED FINANCIAL DATA
                      (in thousands except per share data)

                                               Three Months Ended
                                                   March 31,                                Year ended December 31,
                                            -------------------------------------------------------------------------------------
                                                 1997        1996             1996        1995        1994      1993         1992
                                                   (unaudited)
---------------------------------------------------------------------------------------------------------------------------------
 COMMON STOCK DATA:
     Earnings per share                     $     3.04          2.68         10.57        8.84        8.02       7.83        6.94
     Dividends paid per share                      .87           .71          3.07        1.91        1.58       1.35        1.12
     Book value at end of period                 65.66         57.91         63.72       56.15       48.62      42.73       36.28
     Appraised minority value at
         end of period                           86.00         77.50         86.00       75.00       66.25      50.00       42.00
     Dividend payout                              28.5%         26.5          29.1        21.6        19.7       17.2        16.1
     Common shares outstanding:
         End of period                           1,974         1.941         1,978       1,948       1,959      1,970       1,981
         Weighted average                        1,985         1.948         1,970       1,961       1,963      1,973       1,996
---------------------------------------------------------------------------------------------------------------------------------
 INCOME:
     Net interest income                    $   22,769        14,897        67,906      57,024      51,779     50,076      46,718
     Provision for loan losses                   1,223           491         3,844       1,629       1,344      1,345       1,630
     Noninterest income                          6,625         5,545        23,927      18,764      16,387     15,724      14,936
     Noninterest expense                        17,703        11,432        53,395      45,978      41,227     39,686      37,985
     Income taxes                                4,006         3,283        13,351      10,844       9,861      9,321       8,179
     Net income                                  6,462         5,236        21,243      17,337      15,734     15,448      13,860
     Net income applicable to
         common stock                            6,042         5,236        20,818      17,337      15,734     15,448      13,860
---------------------------------------------------------------------------------------------------------------------------------
 AVERAGE BALANCE SHEET:
     Investment securities                  $  387,053       263,217       285,282     230,501     239,284    234,244     228,263
     Loans, net of unearned income           1,384,075       876,107     1,014,901     837,288     705,690    641,411     595,026
     Allowance for loan losses                  28,125        15,272        18,150      14,927      13,736     13,330      12,852
     Total interest earning assets           1,787,063     1,189,613     1,332,200   1,109,587     975,809    915,080     865,310
     Total assets                            2,024,760     1,329,704     1,506,088   1,244,499   1,094,415  1,028,204     971,814
     Interest-bearing deposits               1,300,736       876,213       969,068     816,248     734,903    722,213     707,131
     Short-term borrowings                     156,447       107,490       126,135      97,799      72,367     46,453      34,502
     Long-term debt                             64,462        15,681        23,760      13,147       6,195      6,614       5,883
     Total interest-bearing liabilities      1,521,645       999,385     1,125,763     927,194     813,465    775,280     747,516
     Total deposits                          1,635,692     1,081,961     1,211,185   1,019,506     916,788    888,178     854,447
     Stockholders' equity                      146,495       110,119       121,721     102,086      89,210     77,351      67,833
---------------------------------------------------------------------------------------------------------------------------------
 END OF PERIOD BALANCE SHEET:
     Investment securities                  $  384,806       280,222       403,571     258,737     251,745    249,754     226,821
     Loans, net of unearned income           1,405,570       896,810     1,375,479     870,378     751,518    667,385     607,125
     Allowance for loan losses                  28,393        15,242        27,797      15,171      13,726     13,373      12,965
     Total interest earning assets           1,820,104     1,198,773     1,790,540   1,196,575   1,011,531    984,265     911,971
     Total assets                            2,061,002     1,340,314     2,063,837   1,351,215   1,134,105  1,097,469   1,022,392
     Interest-bearing deposits               1,308,035       884,803     1,294,053     868,933     742,557    747,560     726,240
     Short-term borrowings                     173,800       100,639       155,658     113,517      84,111     60,251      35,040
     Long-term debt                             64,259        15,291        64,667      15,867       5,449      6,853       5,254
     Total interest-bearing liabilities      1,546,094     1,000,733     1,514,378     998,317     832,117    814,664     766,534
     Total deposits                          1,649,456     1,096,276     1,679,424   1,099,069     939,857    936,793     900,465
     Stockholders' equity                      149,589       112,408       146,061     109,366      95,272     84,163      71,852
---------------------------------------------------------------------------------------------------------------------------------
 SELECTED RATIOS:
     Return on average assets                     1.21%         1.15          1.41        1.39        1.44       1.50        1.43
     Return on average common
         stockholders' equity                    19.37%        19.12         17.84       16.98       17.64      19.97       20.43
     Net interest margin, FTE                     5.18%         5.07          5.16        5.19        5.34       5.51        5.45
     Net interest spread, FTE                                                 4.47        4.45        4.76       4.98        4.87
     Efficiency ratio                            58.19%        55.36         56.78       60.46       60.78      60.73       62.87
     Equity to assets, end of period              4.42%         7.58          7.08        8.09        8.40       7.67        7.03
     Equity to assets, average                    7.23%         8.28          8.08        8.20        8.15       7.52        6.98
     Average loans to average deposits           84.62%        80.97         83.56       82.13       76.97      72.22       69.64
     Average loans to average assets             68.28%        65.89         67.39       67.28       64.48      62.38       61.23
     Allowance for loan losses to loans
         at end of period                         2.02%         1.70          2.02        1.74        1.83       2.00        2.14
     Net loans charged off to average loans        .19%          .19          0.17        0.13        0.14       0.15        0.15
 NM - Not Meaningful
 FTE - Fully taxable equivalent

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                  (Dollars in thousands, except per share data)


RECENT DEVELOPMENTS

In the first quarter of 1997, FIBM has made application with appropriate regulatory agencies to merge FIB Wyoming, NA into FIBOC Wyoming and to merge both FIB Montana, NA and FIB Whitefish into FIBOC Montana. Consummation of these banking subsidiary mergers is expected to be completed in the second quarter of 1997.

GENERAL

The profitability of FIBM is primarily dependent on the net interest income of its subsidiary banks. Net interest income is the difference between the bank's interest and dividend income on interest-earning assets (principally loans and investment securities) and interest expense on interest-bearing liabilities and borrowings. Net income is also affected by the quality of its loan portfolio and related provisions for loan losses, as well as the amount of non-interest income, including loan fees, service charges and other fees, and non-interest expenses. Operating results of FIBM's banking operations are also affected, to a lesser extent, by the type of lending, fixed rate versus adjustable or short-term, each of which has a different rate and fee structure. Operating expenses of FIBM's banking operations principally consist of employee compensation, occupancy expenses, furniture and equipment expenses and other general and administrative expenses.

FIBM generates its income from (1) dividends received from its bank subsidiaries, (2) undistributed earnings of subsidiaries, (3) management fees charged to subsidiaries, (4) net data processing income, and (5) other income, principally federal income tax benefits. In 1996, 69%, 14%, 6%, 7% and 4% of FIBM's income was generated by each of the above five sources, respectively.

FIBM's net income is also affected by the profitability of its data processing division. Income of the data division includes data service fees for item processing, ATM services, and bank data processing services, including general ledger, investment securities, loans, deposits and asset/liability management. Expenses of the data division are primarily employee compensation, equipment maintenance and depreciation, leased telephone lines and supplies.

To a lesser extent, FIBM's net income is also affected by the profitability of its trust operations. Income of FIBM's trust operations are the result of trust administration fees charged to trust customers. Expenses of FIBM's trust operations are principally employee compensation and related benefits, and other general administrative expenses.

CAUTION:  FORWARD LOOKING STATEMENTS


This Prospectus contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the safe harbor provisions created by that statute. A forward-looking statement may contain words such as "will continue to be", "will be", "continue to", "expect to", "anticipates that", "to be", or "can impact". Management cautions that forward-looking statements are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those projected in such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:
(i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, with which the Company and its banking subsidiaries must comply, the cost of such compliance, and the potential material adverse effects if the Company or any of its banking subsidiaries were not in substantial compliance either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or changes in the Company's organization, compensation and benefit plans; (iii) the effect on the Company's competitive position within its market area of increasing consolidation within the banking industry and increasing competition from larger "super regional" and other out-of-state banking organizations as well as non-banking providers of various financial services; (iv) the effect of unforeseen changes in interest rates; and (v) the effects of changes in the business cycle and downturns in the local, regional or national economies.

ASSET AND LIABILITY MANAGEMENT

The primary objective of the asset/liability management process is to optimize the net interest income while prudently managing balance sheet risks. Specifically, these risks include interest rate risk, maintaining sufficient levels of capital, and a sufficient level of liquidity to meet the needs of depositors and borrowers. Fundamental to most risk management decisions are the inherent tradeoffs between risk reduction and Company profitability. In certain circumstances, a measured amount of interest rate sensitivity in the balance sheet may produce an improved level of earnings for the Company. Thus, it is not the intent of the Asset/Liability Committee (ALCO) to eliminate interest rate risk. Rather, the Company attempts to understand the level of risk accompanying its decisions and to monitor and manage these risks.

The ability to optimize the net interest income is largely dependent upon the achievement of an interest rate spread which can be managed during fluctuations of prevailing market interest rates. Interest rate sensitivity is a measure of the extent to which net interest income will be affected by market interest rates over a period of time. Interest rate sensitivity is related to the difference between amounts of interest earning assets and interest bearing liabilities which either reprice or mature within a given period of time. The difference is known as interest rate sensitivity "gap".



STATIC REPRICING AND INTEREST RATE SENSITIVITY
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------



                                             Three Months  Three Months  One Year to  After
     As of December 31, 1996                   or Less     to One Year  Five Years  Five Years     Total
     -----------------------------------------------------------------------------------------------------
     SELECTED ASSETS
          Loans (1)                           $  497,593     191,752      535,595     143,717    1,368,657
          Investment securities                  119,057      38,737      223,796      21,981      403,571
          Interest-bearing deposit in bank         6,545        -            -           -           6,545
          Federal funds sold                       4,945        -            -           -           4,945
     -----------------------------------------------------------------------------------------------------
                                              $  628,140     230,489      759,391     165,698    1,783,718
     -----------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------

     SELECTED LIABILITIES (2)
          Interest-bearing demand
               accounts                       $  316,964        -            -           -         316,964
          Savings deposits                       396,845        -            -           -         396,845
          Time deposits, $100 or more             74,470      19,711       26,400       1,661      122,242
          Other time deposits                    205,859      86,868      164,658         617      458,002
          Federal funds purchased                 13,450        -            -           -          13,450
          Securities sold under repurchase
               agreements                        129,137        -            -           -         129,137
          Other borrowed funds                    13,071        -            -           -          13,071
          Long-term debt                          16,726      22,960          710      24,271       64,667
     -----------------------------------------------------------------------------------------------------

                                               1,166,522     129,539      191,768      26,549    1,514,378
     -----------------------------------------------------------------------------------------------------
     Rate gap                                 $ (538,382)    100,950      567,623     139,149      269,340
     -----------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------

     Cumulative rate gap                      $ (538,382)   (437,432)     130,191     269,340
     ------------------------------------------------------------------------------------------------------

     Cumulative rate gap as a percentage
          of total interest-earning assets         (30.2)%     (24.5)%        7.3%       15.1%
     ------------------------------------------------------------------------------------------------------

     (1)  Does not include nonaccrual loans of $6,822.
     (2)  Does not include noninterest-bearing demand deposits of $385,371.

There have been no material changes in trends from December 31, 1996 to March 31, 1997.

The declining interest rate environment FIBM experienced in the early 1990's provided for growth in net interest income as the Company's funding costs declined, which improved the spread realized between the yields on assets and the cost of funds. This factor, along with loan volume growth, has provided the Company with favorable interest margins. In anticipation of interest rates rising during 1994, and in order to protect its net interest margin, FIBM undertook actions to promote the lengthening of deposit maturities and the generation of variable rate loans. No swaps, financial futures or options contracts have been utilized by the Company. Interest earning assets maturing or repricing within one year at December 31, 1996 provide some cushion to the net interest margin when interest rates are flat or rising.

FIBM uses interest sensitivity "gap" analysis, income statement simulation models, and, to a limited extent, duration analysis (including estimation of borrower prepayment options) to evaluate the potential effects of changing interest rates on the net interest margin of the subsidiary banks. By specific policy, FIBM will attempt to maintain a mix of earning assets and deposits in the one year time period, such that no more than 5% of the net interest margin will be at risk should interest rates rise or fall 1%. In evaluating exposure to interest rate movements, Management does not view the gap amounts as presenting an unusually high risk potential, although no assurances can be given that FIBM is not at risk in the event of rate increases or decreases. Also, certain assets have features which restrict changes in interest rates on a short-term basis as well as over the life of the asset. In the event of a change in interest rates, prepayment of assets and deposit outflows would likely deviate significantly from historical or expected levels. The rate gap set forth in the table above fails to consider the interest rate sensitivities of those asset and liability accounts. It is recognized that a rising rate environment may decrease the ability of many borrowers to service their debt. Management cannot provide any assurance as to what the actual affect of changes in interest rates will be on FIBM's interest margin.

The ALCO attempts to keep informed as to the inherent tradeoffs resulting from risk elimination and profitability objectives.


LIQUIDITY

FIBM's ALCO has established specific policies and procedures for managing existing liquidity levels and has also developed contingency plans to address potential liquidity needs. The Company's current liquidity position is supported in large part through core deposits generated from the Company's banking offices and from a high quality investment portfolio.

FIBM's current investment portfolio contains a mix of maturities which provide a structured flow of maturing and reinvestable funds that can be converted to cash, should the need arise. Maturing balances in the loan portfolio also provide options for managing cash flows. The ability to redeploy these funds is an important source of intermediate to long-term liquidity.

Backup sources of liquidity are provided by Federal funds lines carried with both upstream and downstream correspondent banks. Additional liquidity could be generated through borrowings from the Federal Reserve Bank of Minneapolis, of which FIBOC Montana is a member. Additionally, liquidity and/or matched funding can be obtained from the Federal Home Loan Bank of Seattle, of which FIBOC Montana, FIBOC Wyoming and FIB Whitefish all are members. At December 31, 1996, the Company had $2.8 million available on its revolving term loan.

The Company is not aware of any current recommendations by the regulatory authorities which, if they were to be implemented, would have a material effect on the Company's liquidity, capital resources or results of operations.

FINANCIAL CONDITION AT MARCH 31, 1997

GENERAL. During the three month period ending March 31, 1997, total assets decreased slightly from $2,068,229 at December 31, 1996 to $2,061,002 at March 31, 1997. While total assets reflect only a nominal change, there were some notable shifts in the mix of assets and liabilities between periods. Seasonal declines in deposits and increases in loans and federal funds sold were funded with available cash, proceeds from maturities and paydowns of investments transactions, and other borrowings.

LOANS. Net loans increased $25,103 or 1.9% during the first three months of 1997 from $1,352,074 at December 31, 1996 to $1,377,177 at March 31,
1997. The Company experienced increased loan volumes attributed to continued strong economic conditions in the communities served by the Company's banking subsidiaries, as well as some seasonal increases, particularly in agricultural lending, following traditional paydowns in the fourth quarter.

DEPOSITS. Total deposits decreased from $1,679,424 at December 31, 1996 to $1,649,456 at March 31, 1997. The decrease in deposits is principally related to an expected seasonal cycle in overall deposit growth that has historically occurred during the first half of the year. While non-interest bearing deposits declined $43,950 or 11.4% from December 31, 1996 to March 31, 1997, modest growth in interest bearing deposits offset a portion of the decrease. Interest bearing deposits increased $13,982 or 1.1% from $1,294,053 at December 31, 1996 to $1,308,035 at March 31, 1997.

FEDERAL FUNDS SOLD. Federal funds sold balances increased $22,750 to $27,695 at March 31, 1997 from $4,945 at December 31, 1996 as the Company's banking subsidiaries funded the cash requirements of correspondent banks facing similar seasonal fluctuations in customer deposits.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES. Accounts payable and accrued expenses increased $6,920 from $22,419 at December 31, 1996 to $29,339 at March 31, 1997. The increase is due primarily to the timing of federal and state income tax payments.

OTHER BALANCE SHEET ACCOUNTS. Cash, amounts due from banks, interest bearing deposits and investment securities decreased $52,361 (in aggregate) and federal funds purchased, securities sold under repurchase agreements and other borrowed funds increased $11,280 (in aggregate) during the first
quarter.   These changes provided additional liquidity to fund increases in other earning assets, primarily loans and federal funds sold for one day periods.

FINANCIAL CONDITION AT DECEMBER 31, 1996

FIBM's earning assets include a mix of 76.8% in loans and 22.5% in investment securities, with the balance in short term Federal funds and an interest-bearing deposit in another bank.

GENERAL. During 1996, total assets increased $712,622 or 52.7% from $1,351,215 at December 31, 1995 to $2,063,837 at December 31, 1996.

The increase in consolidated assets was largely the direct result of acquisitions which occurred in the last quarter of 1996. FIB Montana, NA and FIB Wyoming, NA with consolidated assets of approximately $276,000 and $324,000, respectively, at the transaction date were acquired on October 1, 1996. FIB Whitefish with total assets of approximately $71,000 at the transaction date was acquired effective December 18, 1996. Exclusive of acquired assets, total assets at December 31, 1996 increased approximately $45,000 or 3.3% from December 31, 1995.

INVESTMENT SECURITIES. FIBM manages its investment portfolio within established policies which seek to manage interest rate sensitivity risks, to meet earnings objectives, to provide sufficient liquidity and to provide adequate collateral to support deposit and repurchase agreement activities. There are no significant concentrations of investments as of December 31, 1996 (greater than 10% of stockholders' equity) in any individual security issuer, except for the U.S. Government and U.S. Government-sponsored agencies.

Increases in investment securities associated with the acquisitions of FIB Montana, NA, FIB Wyoming, NA and FIB Whitefish in 1996 aggregated approximately $100,000. The investment policy does not permit the use of portfolio securities for speculative purposes, including, but not limited to, gains trading (selling investment assets prior to maturity in order to recognize market appreciation, while continuing to hold securities which have unrealized market losses). Management has, however, identified certain investment securities as available-for-sale which, in the event of changing market conditions, may be sold prior to their stated maturities.

The investment portfolio, representing 22.5% of earning assets, is well diversified. Approximately 95.5% of the investment portfolio is at fixed rates of interest, with the remaining portion at variable rates, of which most are issues of agencies of the U.S. government. U.S. treasury securities comprise 53.2% of the investment portfolio, with 30% maturing within one year. No U.S. Treasury securities held at December 31, 1996 have maturities beyond five years. An additional 35.9% of the investment portfolio is comprised of obligations of U.S. government agencies. 35% of the agency securities mature within one year, an additional 38% within five years, an additional 7% within ten years, and the remaining 20% in over ten years. Maturities of securities do not reflect rate repricing opportunities present in many adjustable rate mortgage-backed and corporate securities, nor do they reflect expected shorter maturities based upon early prepayments of principal. Tax exempt investments in issues of state, county and municipal entities represent 4.9% of the investment portfolio, and are all at fixed rates with slightly over two-thirds of the securities maturing within five years. The remaining 6.0% of the investment portfolio is principally comprised of a mix of corporate, mortgage backed, and other securities with varying maturities. It is currently management's intent to hold most investment securities to maturity.


SECURITY MATURITIES AND YIELD

                                                                                 1996                       1995
                                                                                Average                   Average
     As of December 31,                                                        Yield (1)      1996        Yield (1)     1995
     -------------------------------------------------------------------------------------------------------------------------
     U.S. TREASURY SECURITIES
          Maturing within one year                                               5.26%      $49,368         5.21%    $ 42,043
          Maturing in one to five years                                          5.75%      165,100         5.23%      79,043
     -------------------------------------------------------------------------------------------------------------------------

                                                                                            214,468                   121,086
          Mark-to-market adjustments on securities available-for-sale                           153                         -
     -------------------------------------------------------------------------------------------------------------------------

               Total                                                             5.63%      214,621         5.22%     121,086
     -------------------------------------------------------------------------------------------------------------------------

     U.S. GOVERNMENT AGENCY SECURITIES
          Maturing within one year                                               5.51%       50,639         5.88%      34,641
          Maturing in one to five years                                          6.27%       55,447         5.93%      37,771
          Maturing in five to ten years                                          6.79%        9,916         6.30%       9,424
          Maturing after ten years                                               6.67%       28,517         6.67%      18,051
     -------------------------------------------------------------------------------------------------------------------------
                                                                                            144,519                    99,887
          Mark-to-market adjustments on securities available-for-sale                           226                       413
     -------------------------------------------------------------------------------------------------------------------------
               Total                                                             6.11%      144,745         6.06%     100,300
     -------------------------------------------------------------------------------------------------------------------------

     TAX EXEMPT SECURITIES
          Maturing within one year                                               6.67%        1,927         7.22%       3,805
          Maturing in one to five years                                          8.43%        8,698         8.17%       8,887
          Maturing in five to ten years                                          8.87%        7,977         8.70%       5,086
          Maturing after ten years                                              10.02%          908        10.00%         716
     -------------------------------------------------------------------------------------------------------------------------
                                                                                             19,510                    18,494

          Mark-to-market adjustments on securities available-for-sale                           293                       236
     -------------------------------------------------------------------------------------------------------------------------
               Total                                                             8.38%       19,803         8.09%      18,730
     -------------------------------------------------------------------------------------------------------------------------

     CORPORATE SECURITIES
          Maturing within one year                                               5.65%        1,591         5.94%       2,272
          Maturing in one to five years                                          5.80%        9,373         5.68%       7,388
          Maturing after 10 years                                                   -             -         7.82%         308
     -------------------------------------------------------------------------------------------------------------------------

                                                                                             10,964                     9,968
          Mark-to-market adjustments on securities available-for-sale                             2                        (3)
     -------------------------------------------------------------------------------------------------------------------------
               Total                                                             5.78%       10,966         5.81%       9,965
     -------------------------------------------------------------------------------------------------------------------------

     OTHER MORTGAGE-BACKED SECURITIES
          Maturing in one to five years                                          5.48%        1,652         5.90%       1,201
          Maturing in five to ten years                                             -             -         6.44%          91
          Maturing after ten years                                               7.15%        2,051         7.37%       1,914
     -------------------------------------------------------------------------------------------------------------------------

                                                                                              3,703                     3,206
          Mark-to-market adjustments on securities available-for-sale                             6                         2
     -------------------------------------------------------------------------------------------------------------------------
               Total                                                             6.40%        3,709         6.79%       3,208
     -------------------------------------------------------------------------------------------------------------------------

     Other equity securities with no
          stated maturity                                                           -         9,727                     5,448
     -------------------------------------------------------------------------------------------------------------------------
          Total                                                                  5.81%     $403,571         5.81%    $258,737
     -------------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------------

     (1) Average yields have been calculated on a fully-taxable equivalent basis.

There have been no material changes in the information presented or in trends evidenced thereby from December 31, 1996 to March 31, 1997.

LOANS. The loan portfolio is well diversified, including a mix of commercial, consumer, agricultural and real estate loans as well as a mix of fixed and variable rate loans. Approximately 67% of total loans are at fixed rates.
34.3% of the Company's loan portfolio is comprised of commercial loans, of which 54% are at adjustable rates and 46% are at fixed rates. 35.4% of the loan portfolio is direct and indirect consumer loans and credit card loans, over 90% of which are at fixed rates. Approximately 94% of fixed rate consumer loans are for terms of less than five years. Agricultural loans comprise 10.4% of the portfolio, of which 59% are at adjustable rates. 20.0% of the loan portfolio is comprised of real estate loans, 77% of which are at fixed rates. Two-thirds of fixed rate real estate loans mature within five years.

Loan increases related to the acquisitions in 1996 aggregated approximately $401,000 (net of allowances for possible loan losses aggregating $10,553). Other increases in net loans during 1996 totaled approximately $91,500 or an increase of over 10% from consolidated net loans of $855,207 at December 31, 1995. There were increases in loan volumes in all major categories of loans in 1996. Increases in loan demand are attributed to continued economic growth in the communities served by FIBM's bank subsidiaries.



LOANS OUTSTANDING
----------------------------------------------------------------------------------------------------------------------------
                                                                 As of December 31,
                        ----------------------------------------------------------------------------------------------------
                          1996     Percent    1995     Percent    1994     Percent    1993     Percent     1992      Percent
----------------------------------------------------------------------------------------------------------------------------

LOANS
     Agricultural       $143,572    10.4%   $113,827    13.1%    $98,194    13.1%    $85,059    12.7%     $73,898     12.2%
     Commercial          471,458    34.3     311,982    35.9     262,290    34.9     241,535    36.2      224,715     37.0
     Real estate         274,141    19.9     142,097    16.3     112,251    14.9      92,906    13.9       90,671     14.9
     Consumer            484,865    35.3     300,711    34.5     277,367    36.9     245,493    36.8      216,222     35.6
     Other loans           1,443     0.1       1,761     0.2       1,416      .2       2,392      .4        1,619       .3
----------------------------------------------------------------------------------------------------------------------------
Total loans            1,375,479   100.0%    870,378   100.0%    751,518   100.0%    667,385   100.0%     607,125    100.0%
----------------------------------------------------------------------------------------------------------------------------
Less allowance for
     loan losses          27,797              15,171              13,726              13,373               12,965
----------------------------------------------------------------------------------------------------------------------------
Total net loans       $1,347,682            $855,207            $737,792            $654,012             $594,160
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Ratio of allowance
     to total loans         2.02%               1.74%               1.83%               2.00%                2.14%
----------------------------------------------------------------------------------------------------------------------------



MATURITIES AND INTEREST RATE SENSITIVITIES(1)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                       Within   One Year to   After
As of December 31, 1996               One Year  Five Years  Five Years   Total
-------------------------------------------------------------------------------

Agricultural                       $     87,877    35,278     20,417    143,572
Commercial                              215,483   186,458     69,517    471,458
Real estate                              70,833   103,126    100,182    274,141
Consumer                                157,951   298,247     28,667    484,865
-------------------------------------------------------------------------------
                                   $    532,144   623,109    218,783  1,374,036
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Loans at fixed interest rates      $    275,266   505,102    136,684    917,052
Loans at variable interest rates        250,056   118,007     82,099    450,162
Nonaccrual loans                          6,822         -          -      6,822
-------------------------------------------------------------------------------

                                   $    532,144   623,109    218,783  1,374,036
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     (1) Loan amounts exclude "other loans", consisting primarily of overdrafts.

There have been no material changes in the information presented or in trends evidenced thereby from December 31, 1996 to March 31, 1997.

Unlike residential mortgage loans and consumer installment loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself. Further, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business. The Company attempts to limit these risks by employing underwriting and documentation standards contained in written loan policies and procedures.
These policies and procedures are reviewed on an ongoing basis by management and adherence to stated policies are monitored by credit administration.

PROBLEM AND CLASSIFIED LOANS. Federal regulations require that each financial institution classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, examiners have authority to identify problem loans and, if appropriate, classify them. There are three classifications for classified loans; "substandard", "doubtful", and "loss". Substandard loans have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful loans have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high probability of partial loss. A loan classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Problem loans include classified loans and another category designated "special mention" maintained for loans which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss. Loans classified as substandard or doubtful usually require the institution to establish general allowances for loan losses. If a loan or portion thereof is classified loss, the insured institution must either establish specific allowances for loan losses in the amount of 100% of the portion of the loan classified loss, or charge-off such amount.

Exclusive of assets classified loss and which have been fully reserved or charged-off, FIBM's problem loans at December 31, 1996 consisted of $24,966 of loans classified as special mention, $19,994 of loans classified as substandard and $4,585 of loans classified as doubtful.

There are no loans classified as loss, doubtful, substandard, or special mention that have not been disclosed above that represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources, or represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.


 PROBLEM ASSETS
-------------------------------------------------------------------------------------------------------------------------

                                                                                                              5-Year
                                                                                              1996/95        Compound
As of December 31,                          1996      1995      1994      1993      1992      % Change       % Change
-------------------------------------------------------------------------------------------------------------------------
Impaired loans:
    Renegotiated loans on nonaccrual
        status                            $     -        15        47        11       490    (100.0)%         (100.0)%
    Other nonaccrual loans                  5,122     3,216        NA        NA        NA      59.3               NA
-------------------------------------------------------------------------------------------------------------------------
Total impaired loans (1)                    5,122     3,231        NA        NA        NA      58.5               NA
Total nonaccrual loans (1)                  6,822     3,632     3,134     3,629     5,496      87.8             (2.9)
Total renegotiated loans                    1,763     1,755     1,619     1,526     4,020       0.5            (17.8)
Loans 90 days or more past due
    and still accruing                      6,432     1,123       534     1,353     2,940     472.8             16.6
Total problem loans                        49,545    27,097    21,765    23,220    27,749      82.8              3.8
Total classified loans                     24,579    16,687    14,517    13,875    17,283      47.3             (0.1)
Total loans charged off                     3,758     2,117     1,880     1,852     2,352      77.5              3.4
Total recoveries on previously
    charged-off loans                       1,987     1,016       889       915     1,430      95.6             10.4
-------------------------------------------------------------------------------------------------------------------------
Other Real Estate Owned (OREO):
    Other real estate owned               $ 2,057     1,903     2,851     4,580     6,737       8.1            (25.4)
    Allowances for devaluation
      of OREO                                 511       554     1,048     1,448     1,800      (7.8)           (24.7)
    Provisions for OREO losses                (21)      (28)       10        85        80     (25.0)              NM
-------------------------------------------------------------------------------------------------------------------------
Selected Ratios (as of December 31):
    Allowance for loan losses
       at December 31 to:
       Total problem loans                   56.1%     56.0      63.1      57.6      46.7
       Total classified loans               113.1      90.9      94.6      96.4      75.0
    Allocated allowance
       to gross capital funds (2)             1.3       1.8       2.0       2.2       3.3
    Total problem loans to
       gross capital funds (2)               28.5      21.8      20.0      23.8      32.7
    Total classified loans to
       gross capital funds (2)               14.1      13.4      13.3      14.2      20.4
    Total nonaccrual loans to
       total loans                            0.5       0.4       0.4       0.5       0.9
-------------------------------------------------------------------------------------------------------------------------


    NA   Not Applicable
    NM   Not Meaningful

    (1) Approximately $405, $318, $296, $440 and $691 of gross interest income would have been accrued if all loans on nonaccrual had been current in accordance with their original terms for the years ended December 31, 1996, 1995, 1994, 1993 and 1992, respectively. Of this amount, approximately $357 and $283 of gross interest income would have been recognized in 1996 and 1995, respectively, if impaired loans had been current in accordance with their original terms.

    (2) Gross capital funds is defined as total stockholders' equity plus the allowance for loan losses.

There have been no material changes in the information presented or in trends evidenced thereby from December 31, 1996 to March 31, 1997.


 RECONCILIATION OF THE ALLOWANCE FOR LOAN LOSSES
---------------------------------------------------------------------------------------------
                                            1996      1995      1994      1993      1992
---------------------------------------------------------------------------------------------
Balance as of January 1,              $    15,171    13,726    13,373    12,965    12,257
Beginning allowances of acquired           10,553       917         -         -         -
banks
Charge-offs:
    Agricultural                              220        25         4        20        69
    Commercial                              1,127       393       398       777     1,036
    Real estate                                27        20        53        20       134
    Consumer                                2,384     1,679     1,425     1,035     1,113
    Other loans                                 -         -         -         -         -
---------------------------------------------------------------------------------------------

         Total charge-offs                  3,758     2,117     1,880     1,852     2,352
---------------------------------------------------------------------------------------------

Recoveries:
    Agricultural                              154        88        82       100       450
    Commercial                                850       252       299       353       467
    Real estate                                 9       119        36         7        22
    Consumer                                  974       557       472       455       491
    Other loans                                 -         -         -         -         -
---------------------------------------------------------------------------------------------

         Total recoveries                   1,987     1,016       889       915     1,430
---------------------------------------------------------------------------------------------

Net charge-offs                             1,771     1,101       991       937       922
Provision for loan losses                   3,844     1,629     1,344     1,345     1,630
---------------------------------------------------------------------------------------------

Balance as of December 31,            $    27,797    15,171    13,726    13,373    12,965
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

Period end loans                      $ 1,375,479   870,378   751,518   667,385   607,125
Average loans                           1,014,901   837,288   705,690   641,411   595,026
---------------------------------------------------------------------------------------------
Ratio of net charge-offs to
 average loans                              0.17%       .13       .14       .15       .15
Ratio of reserve to period end loans        2.02%      1.74      1.83      2.00      2.14
---------------------------------------------------------------------------------------------




ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
----------------------------------------------------------------------------------------------------------------------------------

As of December 31,              1996                   1995                1994                 1993                1992
                     ALLOCATED      % OF      Allocated    % Of     Allocated   % Of     Allocated  % Of    Allocated    % Of
                     RESERVES      LOANS      Reserves    Loans     Reserves   Loans     Reserves  Loans    Reserves    Loans
----------------------------------------------------------------------------------------------------------------------------------
Domestic
  Agricultural       $    390       10.4%     $   322      13.1%    $   280     13.1%    $   230    12.7%   $   315      12.2%
  Commercial              594       34.3          789      35.9         791     34.9         896    36.2      1,445      37.0
  Consumer                436       15.0          372      15.2         330     21.1         879    19.0        383      16.0
  Floor plan               48        1.9           45       2.5          45      1.8           -     2.1         29       2.3
  Real estate              -        19.9           -       16.3           3     14.9          23    13.9         98      14.9
  Dealer indirect         797       18.4          701      16.8         778     14.0         128    15.7        503      17.3
Other loans,
  principally
  overdrafts                -        0.1            -       0.2           -      0.2           -     0.4          -       0.3
Foreign                     -        0.0            -       0.0           -      0.0           -     0.0          -       0.0
Unallocated            25,532                  12,942                11,499               11,217              10,192
----------------------------------------------------------------------------------------------------------------------------------

  Totals             $ 27,797      100.0%     $15,171     100.0%    $13,726    100.0%    $13,373   100.0%   $12,965     100.0%
----------------------------------------------------------------------------------------------------------------------------------

Included in the allocated reserves are $436 related to impaired loans at December 31, 1996.

There have been no material changes in the information presented or in trends evidenced thereby from December 31, 1996 to March 31, 1997.

The provision for loan losses provides a reserve (the allowance for loan losses) to which loan losses are charged as those losses become evident. Management of the banks determine the appropriate level of the allowance for loan losses on a quarterly basis utilizing a report containing loans with a more than normal degree of risk. This report is the by-product of an ongoing loan review process, the purpose of which is to determine the level of credit risk within the portfolio and to ensure proper adherence to underwriting and documentation standards. Utilizing this report, a specific portion of the reserve is allocated to those loans which are considered to represent significant exposure to risk. In addition, estimates are made for potential losses on all other loans, not specifically reviewed, based on historical loan loss experience and other factors and trends. See summary of transactions affecting the allowance for loan losses at page F-33, and management's discussion of results for the first quarter of 1997 at page 29.

FUNDING SOURCES. Earning assets are funded by various sources, each of which is continuously monitored to ensure an appropriate level of liquidity to meet customer demand and to support the Company's operating needs. The primary funding source is a broad and diversified base of core deposits gathered by its twenty-eight banking offices in Montana and Wyoming. Non-interest bearing demand deposit accounts comprise 22.9% of total customer deposits. Low cost interest bearing demand and savings deposits comprise an additional 42.5% of total deposits. Higher cost certificates of deposit and IRA accounts comprise the remainder (34.6%) of total deposits. Large certificates of deposit, those for $100 and over, represent only 7.3% of total deposits and 21.1% of total time deposits.

Deposits increased $580,355 from $1,099,069 at December 31, 1995 to $1,679,424 at December 31, 1996. Again, the increase in deposits was principally the direct result of the acquisitions of FIB Montana, NA, FIB Wyoming, NA and FIB Whitefish. Aggregate additions to deposits on the respective acquisition dates were approximately $524,000, of which approximately $365 were interest-bearing. The remaining increase of over $56,000 or approximately 5.1% of deposits at December 31, 1995 is reflective of moderate growth in overall customer deposits in the last half of 1996 following a seasonal slowdown in overall deposit growth during the first half of the year.


AVERAGE CUSTOMER DEPOSITS
------------------------------------------------------------------------------------------------------------------------
                           1996                  1995                1994                1993                1992
                     AMOUNT    PERCENT     Amount    Percent   Amount    Percent   Amount    Percent   Amount    Percent
------------------------------------------------------------------------------------------------------------------------
Demand             $  242,117    19.9%     $203,258    19.9%   $181,885    19.8%   $165,965    18.7%   $147,316    17.2%
Demand -
  interest-bearing    210,153    17.3       171,933    16.9     163,318    17.8     159,321    17.9     152,768    17.9
Savings               301,003    24.8       264,198    25.9     265,521    29.0     261,984    29.5     254,910    29.8
------------------------------------------------------------------------------------------------------------------------
                      753,273    62.0       639,389    62.7     610,724    66.6     587,270    66.1     554,994    64.9
------------------------------------------------------------------------------------------------------------------------

Time deposits:
 Time, $100
  and over             98,683     8.1        81,191     8.0      66,751     7.3      63,002     7.1      54,818     6.4
 Time, other          362,628    29.9       298,926    29.3     239,313    26.1     237,906    26.8     244,635    28.7
------------------------------------------------------------------------------------------------------------------------
 Total time
  deposits            461,311    38.0       380,117    37.3     306,064    33.4     300,908    33.9     299,453    35.1
------------------------------------------------------------------------------------------------------------------------
Total average
  deposits         $1,214,584   100.0%   $1,019,506   100.0%   $916,788   100.0%   $888,178   100.0%   $854,447   100.0%
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

CAPITAL. A significant measure of the strength of a financial institution is its shareholders' equity, which should expand in close proportion to asset growth. At December 31, 1996, shareholders' equity totaled more than $146 million or 7.08% of total assets, compared with $109.4 million or 8.09% at year end 1995. Although FIBM has achieved steady internal capital generation throughout the past five years, it also issued $20 million of noncumulative preferred stock in conjunction with acquisitions in 1996. Stockholders' equity to assets declined in 1996 as the result of acquisitions during the year.

Risk based guidelines define a two tier capital framework. Tier 1 capital consists of common shareholders' equity less disallowed intangibles, while total risk based capital consists of Tier 1 capital, the allowance for loan losses up to 1.25% of risk adjusted assets and long-term subordinated debt. Risk adjusted assets are determined by assigning various levels of risk to different categories of assets and off-balance-sheet activities.

There have been no material changes in the information presented or in trends evidenced thereby from December 31, 1996 to March 31, 1997.

The following table details capital components and ratios for the Company on a consolidated basis and each of its significant subsidiaries as of December 31, 1996 and 1995:

CAPITAL RATIOS
-----------------------------------------------------------------------------------------------------------------------
                                      FIBM                FIBOC               FIBOC           FIB            FIB
                                  Consolidated           Montana             Wyoming       Wyoming NA     Montana NA
As of December 31,               1996       1995      1996      1995      1996     1995      1996(6)        1996(6)
-----------------------------------------------------------------------------------------------------------------------
Total shareholders' equity
  (excluding fair value
  adjustment) (1)               $145,554   108,973    88,096    85,567    29,167    28,136    38,774        35,051
Less disallowed intangible
  assets                         (37,958)  (10,221)   (6,779)   (7,295)      -         -     (13,901)      (11,092)
-----------------------------------------------------------------------------------------------------------------------
Tier 1 capital                   107,596    98,752    81,317    78,272    29,167    28,136    24,873        23,959
Subordinated debt                 20,000       -         -         -         -         -         -             -
Allowance for loan losses (2)     18,265    11,914     9,697     8,647     3,467     3,217     2,279         2,430
-----------------------------------------------------------------------------------------------------------------------
Total risk-based capital        $145,861   110,666    91,014    86,919    32,634    31,353    27,152        26,389
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Risk-adjusted assets          $1,461,228   949,880   773,936   690,132   275,568   255,658   177,277       193,646
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Risk-based capital ratios:
  Tier 1 capital to
     risk-adjusted assets(3)        7.35%    10.40     10.51     11.34     10.58     11.01     14.03         12.37
  Total risk-based capital
     to risk-adjusted
     assets(4)                      9.98     11.65     11.76     12.59     11.84     12.26     15.32         13.63
  Leverage(5)                       5.26      7.28      7.76      7.96      7.68      7.61      7.92          8.48
Tier 1 capital to total assets
  less intangible assets            7.19      8.13      8.43      8.80      7.69      7.72     12.89         12.43
Total equity to total assets        7.08      8.09      8.41      8.77      7.70      7.72     12.01         11.96
Average equity to average
  assets                            8.08      8.20      9.03      8.86      8.13      8.01     12.05         12.81
-----------------------------------------------------------------------------------------------------------------------

  (1) For computation of capital ratios, the regulatory agencies have determined that the FASB 115 fair value adjustment does not enter into the calculation of capital ratios.
  (2) Limited to 1.25% of risk-adjusted assets, with the excess deducted from risk-adjusted assets.
  (3) The regulatory "minimum" and requirement for "well capitalized" Tier 1 capital are 4.00% and 6.00%, respectively.
  (4) The regulatory "minimum" and requirement for "well capitalized" total risk-based capital are 8.00% and 10.00%, respectively.
  (5) The regulatory "minimum" and requirement for "well capitalized" leverage capital are 3.00% and 5.00%, respectively.
  (6)  Subsidiary acquired in 1996.

There have been no material changes in the information presented or in trends evidenced thereby from December 31, 1996 to March 31, 1997.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996.

GENERAL. On October 1, 1996, the Company acquired all of the outstanding capital stock of First Interstate Bank of Montana, N.A. and First Interstate Bank of Wyoming, N.A. and, on December 18, 1996, acquired all of the outstanding capital stock of Mountain Bank of Whitefish. The acquisitions were accounted for using the purchase method of accounting. Accordingly, the large increases in revenue and expenses for the three month period ended March 31,1997 compared to the three month period ended March 31, 1996 are due, in a large part, to the acquisitions. The increases in consolidated earnings resulting from the acquisitions are partially offset by higher interest expense resulting from funding of the acquisition.

As a percentage of consolidated averages for the quarter ended March 31, 1997, average interest earning assets and average interest bearing liabilities of the banks acquired were approximately 31% and 32%, respectively. Accordingly, there are material increases in most categories of income and expense for the three month period ended March 31,1997 when compared to the three months ended March 31, 1996. Significant variances not directly attributable to the acquired banks are explained in the discussions that follow.

NET INCOME. Net income increased from $5,236 to $6,462 for the three month periods ended March 31, 1996 and 1997, respectively, an increase of $1,226. While net earnings of the acquired banks aggregated approximately $1,935 for the quarter ended March 31, 1997, the increases were partially offset by additional interest expense and other indirect costs at the parent company.

INTEREST INCOME. Interest income increased from $26,271 for the three month period ended March 31, 1996 to $39,161 for the three month period ended March 31, 1997. Adjusted for interest income of the acquired banks, interest income increased approximately $892 or 3.4% primarily due to internal growth in loan volume. One of the Company's primary objectives is to maintain steady growth in interest income by utilizing systems, procedures, and products designed to manage and promote balance sheet growth, maintain strong interest margins and provide competitive pricing.

INTEREST EXPENSE. Interest expense increased from $11,374 to $16,392 for the three month periods ended March 31,1996 and 1997, respectively, an increase of $5,018. Interest expense of the acquired banks and additional interest costs to fund the acquisitions aggregated approximately $4,600 in 1997. The remaining increase was principally the result of internal growth in deposits.

Adjusted for acquisitions, average interest-bearing deposits for the first quarter of 1997 were up $50,512 or 5.8% compared to averages for the first three months of 1996.

PROVISION FOR LOAN LOSSES. The provision for loan losses increased to $1,223 from $491 for the first quarter of 1997 and 1996, respectively. Increases in the provision of $566 are directly attributable to the acquisitions. The remaining increases are associated with growth in loan volumes and a slight deterioration in agricultural and consumer loans. Management actively monitors the local economies for strengths and diversity and unemployment levels, and evaluates its banking markets for their effects on its loan portfolio. Although nonperforming and problem assets have shown some increase, the fundamental economies within the Company's markets have remained strong. Overall, the increases in the provision for loan loss are reflective of management's evaluation of the risks inherent in the loan portfolio and current economic conditions. Should a significant shift in economic trends and/or increased volumes of problem credits or charge-offs occur, such events would likely require increased loan loss provisions in the future.

NON-INTEREST INCOME.   Overall, non-interest income increased $1,080 from
$5,545 to $6,625 for the three month periods ended March 31, 1996 and 1997, respectively. Exclusive of non-interest income of $1,369 attributable to the acquisitions, non-interest income declined $289 or 5.2% in 1997. Decreases in income from fiduciary activities ($139) and data processing revenues ($300) as a result of non-recurring accrual adjustments made in January 1996 were partially offset by increases in data processing income resulting from increases in the number of customers and in the volume of transactions processed.

NON-INTEREST EXPENSES.   Non-interest expenses were $17,703 and $11,432 for
the three month periods ended March 31, 1997 and 1996, respectively, an increase of $6,271. Non-interest expenses incurred directly by the acquired banks aggregated approximately $4,570, however, there were also other indirect increases in non-interest expenses related to the acquisitions recorded by the parent company and other bank subsidiaries particularly in the data division of the parent company and operations divisions of other banking subsidiaries.

Salaries and benefits expense increased $2,716 from $6,267 to $8,983 for the three month periods ended March 31, 1996 and 1997, respectively. Of the increases, $2,090 is the direct result of personnel costs related to employees of the acquired banks. The remaining increases of approximately $535 or 8.5% are primarily due to increases in staffing levels, particularly in the Company's operations center and data division, necessary to support the Company's growth, and secondarily, normal inflationary increases.

Occupancy, furniture and equipment expenses were $2,329 and $3,419 for the three months ended March 31, 1996 and 1997, respectively. Increases of approximately $399 or 17.1% not directly related to acquisitions are primarily due to increased depreciation on data processing equipment upgrades, and the continuing upgrades and expansion of the Company's micro computer and ATM networks.

Other operating expenses were $5,435 and $2,925 for the three months ended
March 31, 1997 and 1996, respectively.   Exclusive of increases directly
related to the acquired banks, other operating expenses increased approximately $779 or 26.7%. Major components of the increase include additional professional fees primarily due to revision and upgrade of the Company's job evaluation system aggregating approximately $167, increases in employee retirement accruals of approximately $70, increases in employee education costs of approximately $75, and increases in charitable contributions of approximately $127. Postage, supplies, and telephone expenses also increased approximately $313 primarily due to additional costs associated with growth in customer base.

A decrease in royalty fee expense of $89 resulting from termination of the Company's franchise agreement with First Interstate Bancorp in May 1996 partially offset increases in other operating expenses.

Other variances in non-interest expenses for the first quarter of 1997 as compared to the first quarter of 1996 are not individually significant.

RESULTS OF OPERATIONS FOR YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

NET INCOME. 1996 was another excellent year for the Company. For the eighth consecutive year, the Company exceeded all of its prior earnings records, recording net income of $21,243 in 1996, which topped 1995 net income of $17,337 by $3,906 or 22.5%. Net income in 1995 was up $1,603 or 10.2% from 1994 earnings of $15,734. The increases in 1996 and 1995 were due in large part to the acquisitions of FIB Montana, NA and FIB Wyoming, NA at the beginning of the fourth quarter of 1996 and the acquisition of Citizens BancShares, Inc. ("CBI") and First Park County Bancshares, Inc. ("FPCBI") which occurred effective January 3, 1995 and May 19, 1995, respectively. The additional consolidated earnings as a direct result of the acquisitions in both years were partially offset by lower short-term investment income and higher interest expense of FIBM as a result of funding of the acquisitions.

NET INTEREST INCOME. Net interest income is the largest source of the Company's operating income. Net interest income increased to $67,906 in 1996, up $10,882 or 19.1% from 1995 net interest income of $57,024. 1995 net interest income was $5,245 higher than 1994 net interest income of $51,779, an increase of 10.1%.

Substantially all of the $10,882 increase in net interest income in 1996 was the result of increases in volume which were due in large part to the acquisitions of FIB Montana, NA and FIB Wyoming, NA at the beginning of the fourth quarter. The acquisition of FIB Whitefish in mid-December, to a much lesser degree, also contributed to the increase in net interest income in 1996. The net interest income of banks acquired in 1996 aggregated approximately $6,660, but was partially offset by approximately $1,130 of interest expense of FIBM in the fourth quarter from increased senior indebtedness and new subordinated notes issued to fund the acquisitions.

In 1995, approximately $4,000 of the increase in consolidated net interest income resulted from the acquisitions of CBI and FPCBI. Additional interest expense of FIBM resulting from increased indebtedness to fund these acquisitions partially offset the increased net interest margin in 1995 by approximately $800.

The effect on FIBM's interest income and interest expense due to the changes in volume and rate for the periods indicated are shown below (in thousands):

ANALYSIS OF INTEREST CHANGES DUE TO VOLUME AND RATES

                                                   YEAR 1996                Year 1995
                                                 OVER YEAR 1995           Over Year 1994
                                                 CHANGES DUE TO           Changes Due to
                                                 --------------    NET    ----------------    Net
                                                 VOLUME    RATE   CHANGE  Volume      Rate   Change
-----------------------------------------------------------------------------------------------------
INTEREST-EARNING ASSETS
  Interest-bearing deposits                    $    17     (13)       4     128       95     223
  U.S. and agencies                              2,518     155    2,673   (993)      418    (575)
  Tax exempt securities                            266     (67)     199     486      (34)    452
  Other securities                                 495      33      528      96     (158)    (62)
  Federal funds sold                              (640)   (113)    (753)     369     533     902
  Loans                                         17,761  (1,457)  16,304   12,291   5,509  17,800
----------------------------------------------------------------------------------------------------
     Total                                      20,417  (1,462)  18,955   12,377   6,363  18,740
----------------------------------------------------------------------------------------------------
INTEREST-BEARING LIABILITIES
  Interest-bearing demand                          944    (703)     241      184     577     761
  Savings                                          216    (221)      (5)    (113)    332     219
  Savings - market                               1,253     140    1,393       90   1,537   1,627
  CD's over $100,000                               987     (54)     933      617   1,116   1,733
  CD's under $100,000                            3,010      10    3,020    2,339   3,223   5,562
  IRA's                                            650      (8)     642      364     386     750
  Federal funds purchased and securities
     sold under repurchase agreements              394    (359)      35       52     316     368
  Borrowed money                                 2,030    (216)   1,814    1,441   1,034   2,475
----------------------------------------------------------------------------------------------------
       Total                                     9,484  (1,411)   8,073    4,974   8,521  13,495
----------------------------------------------------------------------------------------------------
       Net interest income                     $10,933     (51)  10,882    7,403  (2,158)  5,245
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------


Note: Because of the numerous simultaneous volume and rate changes during the period analyzed, it is not possible to precisely allocate the changes between volumes and rates. For purposes of this table, changes which are not due solely to volume changes or to rate changes have been allocated to these categories based on the respective percent changes in average volume and average rate as they compare to each other.

There have been no material changes in the information presented or in trends evidenced thereby from December 31, 1996 to March 31, 1997.

The primary component of the year-to-year increases in net interest income is the growth in the volume of earning assets. As shown in the above table, net interest income was significantly impacted by the increases in earning assets associated with banking acquisitions in 1996 and 1995, coupled with steady growth in average earning assets. Net interest income in 1995 was also affected by changes in interest rates, while rate changes in 1996 resulted in little change in net interest income. The net interest margin for 1996 of 5.16% is only 3 basis points lower than 1995's margin of 5.19%. The net interest margin for 1995 is 15 basis points lower than 1994's margin of 5.34%. The effect of these changes in percentage margin on net interest income is shown in the above table as the change due to rate.

AVERAGE BALANCE SHEETS, YIELDS AND RATES

                                                               Year Ended December 31,
                                           ----------------------------------------------------------------
                                                       1996                               1995
                                           -----------------------------     ------------------------------
                                           AVERAGE               AVERAGE     Average               Average
                                           BALANCE    INTEREST    RATE       Balance    Interest    Rate
-----------------------------------------------------------------------------------------------------------
Interest-earning assets:
  Interest-bearing deposits in banks       $  6,555       376     5.74%     $  6,276       372      5.93%
  U.S. and agencies                         244,314    13,951     5.71       199,750    11,278      5.65
  Tax exempt securities(1)                   19,100     1,575     8.25        15,704     1,230      7.83
  Other securities                           21,868     1,392     6.37        13,904       864      6.21
  Federal funds sold                         25,462     1,342     5.27        36,665     2,095      5.71
  Loans(1)(2)(3)                          1,014,901   100,039     9.86       837,288    83,735     10.00
-----------------------------------------------------------------------------------------------------------
Total interest-bearing assets             1,332,200   118,675     8.91     1,109,587    99,574      8.97
-----------------------------------------------------------------------------------------------------------
Cash and due from banks                     104,293                           81,031
Premises and equipment, net                  38,664                           29,477
Accrued interest receivable                  15,549                           13,993
Excess purchase price of subsidiaries        16,492                            9,813
Other real estate owned                       1,428                            1,436
Allowance for loan losses                   (18,150)                         (14,927)
Other assets                                 15,612                           14,089
-----------------------------------------------------------------------------------------------------------
Total assets                             $1,506,088                       $1,244,499
-----------------------------------------------------------------------------------------------------------
Interest-bearing liabilities:
  Interest-bearing demand                   210,153     4,489     2.14%      171,933     4,248      2.47
  Savings                                   112,225     3,216     2.87       105,182     3,221      3.06
  Savings - market                          188,778     8,089     4.28       159,016     6,696      4.21
  CD's over $100                             98,683     5,514     5.59        81,191     4,581      5.64
  CD's under $100                           319,444    18,064     5.65       263,325    15,044      5.71
  IRA's                                      46,585     2,750     5.90        35,601     2,108      5.92
  Federal funds purchased                    18,687     1,043     5.58        16,596     1,008      6.07
  Securities sold under repurchase
       agreements                           101,046     4,508     4.46        75,252     3,560      4.73
  Other borrowed funds and long-term debt    30,162     2,346     7.78        19,098     1,480      7.75

Total interest-bearing liabilities        1,125,763    50,019     4.44       927,194    41,946      4.52
-----------------------------------------------------------------------------------------------------------
Noninterest-bearing deposits                242,117                          203,258
Accounts payable and accrued expenses        16,487                           11,961
-----------------------------------------------------------------------------------------------------------
Total liabilities                         1,384,367                        1,142,413
-----------------------------------------------------------------------------------------------------------
Stockholders' equity                        121,721                          102,086
-----------------------------------------------------------------------------------------------------------
Total liabilities and stockholders'
       equity                            $1,506,088                       $1,244,499
-----------------------------------------------------------------------------------------------------------
Interest income/earning assets                                    8.91                              8.97
Interest expense/earning assets                                   3.75                              3.78
-----------------------------------------------------------------------------------------------------------
Net interest income/earning assets                     68,656     5.16                  57,628      5.19
Less FTE adjustments                                      750                              604
-----------------------------------------------------------------------------------------------------------
Net interest income per consolidated
        statements of income                         $ 67,906                          $57,024
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------


AVERAGE BALANCE SHEETS, YIELDS AND RATES, CONTINUED
------------------------------------------------------------------------------------------------------------------------
                                                  Year Ended December 31,
------------------------------------------------------------------------------------------------------------------------
                  1994                                      1993                                      1992
------------------------------------          ---------------------------------        ---------------------------------
   Average                   Average          Average                   Average        Average                  Average
   Balance     Interest       Rate            Balance     Interest       Rate          Balance     Interest      Rate
------------------------------------------------------------------------------------------------------------------------
$    3,381        149          4.41%        $    9,507    $    352       3.70%        $    301     $    14       4.65%
   218,012     11,853          5.44            206,902      12,913       6.24          190,568      14,351       7.53
     8,133        522          6.42              6,345         502       7.92            6,669         640       9.59
    12,599        926          7.35             20,737       1,270       6.12           30,725       1,831       5.96
    27,994      1,193          4.26             30,178         873       2.89           42,021       1,396       3.32
   705,690     65,936          9.34            641,411      61,619       9.61          595,026      60,923      10.24
------------------------------------------------------------------------------------------------------------------------
   975,809     80,579          8.26            915,080      77,529      8.47           865,310      79,155       9.15
------------------------------------------------------------------------------------------------------------------------
    75,410                                      69,371                                  65,517
    26,475                                      27,029                                  23,688
    11,262                                      10,985                                  11,294
     3,378                                       3,654                                   3,930
     2,225                                       4,079                                   5,379
   (13,736)                                    (13,330)                                (12,852)
    13,592                                      11,336                                   9,548
------------------------------------------------------------------------------------------------------------------------
$1,094,415                                  $1,028,204                                $971,814
------------------------------------------------------------------------------------------------------------------------

   163,318      3,487          2.14            159,321       3,551      2.23           152,768       4,614       3.02
   109,279      3,002          2.75            106,916       3,135      2.93           101,765       3,692       3.63
   156,242      5,069          3.24            155,068       4,895      3.16           153,145       5,826       3.80
    66,751      2,848          4.27             63,002       2,558      4.06            54,818       2,717       4.96
   211,238      9,482          4.49            208,791       9,547      4.57           214,672      11,520       5.37
    28,075      1,358          4.84             29,115       1,512      5.19            29,963       1,761       5.88
    15,358        690          4.49              1,299          39      3.00               991          45       4.54
    52,157      1,814          3.48             37,839       1,045      2.76            21,586         714       3.31
    11,047        701          6.35             13,929         796      5.71            17,808       1,100       6.18
------------------------------------------------------------------------------------------------------------------------
   813,465     28,451          3.50            775,280      27,078      3.49           747,516      31,989       4.28
------------------------------------------------------------------------------------------------------------------------
   181,885                                     165,965                                 147,316
     9,855                                       9,608                                   9,149
------------------------------------------------------------------------------------------------------------------------
 1,005,205                                     950,853                                 903,981
------------------------------------------------------------------------------------------------------------------------

    89,210                                      77,351                                  67,833
------------------------------------------------------------------------------------------------------------------------
$1,094,415                                  $1,028,204                                $971,814
------------------------------------------------------------------------------------------------------------------------
                               8.26                                     8.47                                     9.15
                               2.92                                     2.96                                     3.70
------------------------------------------------------------------------------------------------------------------------
               52,128          5.34                         50,451      5.51                        47,166       5.45
                  349                                          375                                     448
------------------------------------------------------------------------------------------------------------------------
              $51,779                                      $50,076                                 $46,718
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

   (1)  Interest income and average rates for certain loans and securities exempt from federal income taxes are presented on a fully-taxable equivalent basis.
   (2)  Average loan balances include nonaccrual loans.
   (3)  Loan fees included in interest income for financial reporting purposes were $5,028, $4,070, $4,213, $4,847 and $4,055 for the years ended December 31, 1996, 1995, 1994, 1993, and 1992, respectively.


There have been no material changes in the information presented from December 31, 1996 to March 31, 1997. Income and expense amounts for the first three months of 1997 indicate no material changes in trends from 1996.

Customer loan fees, included in interest income for financial reporting purposes, were $5,028 in 1996, up $958 or 23.5% from $4,070 in 1995. Loan fees in 1995 were down $143 or 3.4% from $4,213 in 1994. Customer loan fees included in 1996 and 1995 income associated with banking acquisitions were $136 and $131, respectively. The decline in customer loan fees in 1995 was principally the result of reduced real estate loan processing in the first half of 1995, However, new real estate loans and refinancing of existing loans rebounded in the last half of 1995 and continued through 1996, resulting in an increase in real estate loan fees of $402 in 1996 of which only $31 was the result of acquisitions. Loan fees for other categories of loans also increased in 1996 from 1995. Agricultural loan fees increased $33, of which $10 was acquisition-related. But the most significant increases were in commercial and consumer loan fees which contributed over half the overall increase in loan fees.

Maintaining steady growth in net interest income is one of the Company's primary objectives and is monitored by management through its asset/liability management process. The Company has historically achieved this objective, in part, as a result of having the necessary systems, procedures, and products in place to manage and promote balance sheet growth, maintain a strong net interest margin and remain competitively priced. Management believes the Company, as in the past, is well positioned to maintain its solid growth in net interest income.

PROVISION FOR LOAN LOSSES. The provision for loan losses was $3,844 and $1,629 for the years ended December 31, 1996 and 1995, respectively, as compared to $1,344 in 1994. Of the $2,215 increase in the 1996 loan loss provision, $500 is related to acquired banking locations. The remaining increase of $1,715 from 1995 is principally associated with overall increases in loan volumes and a slight deterioration in agricultural and consumer lending loans. Net chargeoffs as a percentage of average loans was .17% in 1996, up slightly from .13% in 1995, and .14% of in 1994. The allowance for loan losses as a percentage of loans increased to 2.02% at December 31, 1996 from 1.74% and 1.83% at December 31, 1995 and 1994, respectively, in large part due to reserve balances of banks acquired. Loan loss provisions and reserve levels are reflective of the levels of problem and classified loans.

Total classified loans increased $7,892 or 47.3% to $24,579 at December 31, 1996 from $16,687 at December 31, 1995. Total problem loans increased $22,448 or 82.8% from $27,097 at December 31, 1995 to $49,545 at December 31,
1996. Total nonaccrual loans increased $3,190 or 87.8% between years to $6,822 at December 31, 1996. These increases in levels of problem, classified, and nonaccrual loans are due to bank acquisitions in 1995 and 1996, increases in outstanding loans, and the slight deterioration in the agricultural and consumer sector. Further discussion on loan quality and the allowance for loan losses is included later in this review in the PROBLEM AND CLASSIFIED LOANS section.

Management actively monitors local industry for strengths and diversity and unemployment levels, and evaluates its banking markets for their effects on its loan portfolio. Although nonperforming and problem assets increased in 1996, the fundamental economies within the Company's markets have remained strong. The loan loss provisions and current levels of loan loss reserves reflect management's evaluation of the risks inherent in the loan portfolio and local economic conditions. Should a significant shift in economic trends and/or increased volumes of problem credits or charge-offs occur, such events would likely require increased loan loss provisions in the future.

NON-INTEREST INCOME. Total noninterest income increased $5,163 to $23,927 from $18,764 for the years ended December 31, 1996 and 1995, respectively.
Of this increase, approximately $1,450 is attributed to acquisitions in 1996.
 In 1995, total noninterest income was up $2,377 from $16,387 in 1994, of which approximately $719 is attributed to the CBI and FPCBI acquisitions in 1995.

Revenue from fiduciary activities increased $542 to $3,161 in 1996 from $2,619 in 1995, due in part to $243 of additional revenues of the banks acquired in 1996, but also the result of fee increases that took effect at the end of 1994, more aggressive marketing of the Company's fiduciary services in 1995 and 1996, and increased market values of the trusts under management.

Revenues from data processing services increased $1,128 or 18.2% to $7,324 in 1996 from $6,196 in 1995, which were up $1,450 or 30.6% from revenues of $4,746 in 1994. The increase in data processing revenue is the result of increases in data processing customers and the resulting increase in transaction volumes. During 1996 and 1995, the Company's data processing division expanded its ATM network from 216 total ATM locations at the beginning of 1995 to 343 at December 31, 1995 and to 477 at December 31, 1996. Although future growth in data processing revenues is not assured, continued expansion of the Company's ATM network and, to a lesser degree, regular data processing services is expected to continue into 1997, although not at the rates experienced in 1996 and 1995. Increases in data processing revenues as the result of expansion of the Data Division's customer base have been offset by similar increases in operating expenses of the Data Division. On a pretax basis, data processing division revenues, net of its direct operating expenses for 1996, increased $324 or 19.4% from 1995, which was up $359 or 27.5% from 1994. There were no increases in basic charges for data processing services in 1996 or 1995.

Service charges on deposit accounts increased $1,220 or 18.7% to $7,752 from $6,532 in 1995. Of this amount, approximately $650 is attributable to banking acquisitions. The remaining increase is primarily the result of increases in overdraft fees. Other service charges, commissions and fees increased $322 in 1996, primarily the result of banking acquisitions during the year.

Other income more than doubled in 1996, increasing $1,927 from $888 in 1995 to $2,815 in 1996. Banks acquired in 1996 generated other income aggregating $135 in the last quarter of the year; however, the most significant component was from the sale of merchant credit card processing at a gain of $1,359 in December 1996. The sale included alignment with a specialized merchant processing provider that enhances the Company's ability to compete in this highly specialized area.

NON-INTEREST EXPENSES. Total non-interest expenses increased $7,417 to $53,395 for the year ended December 31, 1996 from $45,978 for the year ended December 31, 1995. Approximately $6,375 of the increase relates to banking locations added as a result of the acquisitions. The remaining increase of approximately $1,040 or 2.3%, is principally inflationary increases. Total non-interest expenses increased $4,751 from $41,227 for the year ended December 31, 1994. Approximately $3,320 of the increase relates to banking locations added as a result of the CBI and FPCBI acquisitions, while an additional $651 relates to the addition of two new banking offices opened in Billings (December 1994) and Missoula (January 1995). The remaining increase of $780 or 1.9% of 1994 expense is principally inflationary increases. The following table lists significant operating expenses:


Year ended December 31,                        1996      Change      1995      Change      1994
-------------------------------------------------------------------------------------------------
Salaries and employee benefits               $ 27,531    16.2%     $ 23,694     11.9%    $ 21,179
Occupancy, furniture and equipment             10,754    17.4         9,160     13.0        8,104
FDIC insurance                                      5   (99.6)        1,127    (43.9)       2,008
Postage and freight                             1,405    (8.4)        1,534     33.0        1,153
Stationary and supplies                         1,742    22.1         1,427     30.1        1,097
Legal, audit and other professional fees        1,441    41.7         1,017     37.2          741
Telecommunications                                974    23.9           786     21.1          649
Amortization of intangible assets               1,383    87.9           736    150.3          294
Advertising                                       662     4.4           634     34.0          473
Public relations, business meals
  and entertainment                               704    17.7           598      9.5          546
Contributions                                     610     3.4           590     17.1          504
Travel                                            640    47.5           434     14.5          379
Dues, subscriptions and publications              526    34.2           392     10.1          356
Other real estate expense (income)               (214)  (63.5)         (586)   (28.2)        (457)
Other                                           5,232    18.0         4,435      5.6        4,201
-------------------------------------------------------------------------------------------------
  Total non-interest expenses                 $53,395    16.1%      $45,978     11.5%     $41,227
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

Data division expenses, which are included throughout the various categories above, increased in both years, principally related to increases in data processing volumes and expansion of the ATM network, and additional depreciation associated with upgrades of data processing equipment. Total data processing expenses increased $1,133 or 16.9% to $7,487 in 1996 from $6,714 in 1995, and $1,224 or 22.3% from $5,490 in 1994. FIBM acquired a small data service center in Helena, Montana during 1994. FIBM has expanded the customer base of the new facility, and continues to process certain correspondent activity at the Helena location. Increases in data division expenses in 1996 and 1995 were offset by increases in data division income.

Salaries and benefits were $27,531 and $23,694 for the years ended December 31, 1996 and 1995, respectively, an increase of $3,837 in 1996.
Approximately $1,850 of the increase in salaries and benefits directly relates to banks acquired, while a portion of the remaining increase relates to personnel increases indirectly the result of acquisitions, particularly in the banks' operation centers and the data division. Other increases in salaries and benefits are primarily inflationary in nature.

In 1995, salaries and benefits increased $2,515 from $21,179 for the year ended December 31, 1994. Approximately two-thirds of the 1995 increase in salaries and benefits ($1,689) related to the acquisitions of CBI and FPCBI, and the two new facilities opened in Billings and Missoula. The remaining increase in salaries and benefits ($826 or 3.9%) was principally the result of inflationary increases and additional staffing of the data division in 1995, including the purchase of the data processing facility in Helena in mid-1994.

Aggregate occupancy, furniture and equipment costs increased $1,594 or 17.4% to $10,754 in 1996 from $9,160 in 1995. Added facilities included the six new banking locations in Montana (Kalispell, Great Falls, Cut Bank, Whitefish, Evergreen and Hamilton) as well as the three new banking locations in Wyoming (Casper, Laramie and Riverton). 1996 expenses directly related to these locations aggregated $671. In addition, higher depreciation, maintenance and other costs associated with the major hardware and software upgrades in the data division that began in early 1996 were the primary reasons for additional increases in occupancy, furniture and equipment expenses aggregating $679. The remaining increase in these expenses was less than $250 and only 2.7% of 1995 expense totals.

Occupancy expenses increased $370 or 10.4% to $3,916 in 1995 from $3,546 in 1994, principally due to added facilities in Bozeman, Livingston, Gardiner, Billings, Missoula and Helena. Similarly, furniture and equipment expenses increased $686 or 15.1% in 1995 as compared to 1994 due, in part, to the additional facilities in 1995, however, increased furniture and equipment expenses were also the result of higher maintenance and other costs associated with the significant growth in the ATM network supported by the Company's Data Processing Division.

Other real estate ("OREO") expense, including provisions for OREO are included in non-interest expenses, net of gains on sales of OREO. In 1996, FIBM recorded net OREO income of $214 compared to net OREO income of $586 and $457 in 1995 and 1994, respectively, or an increase in non-interest expenses of $372 in 1996 and a reduction in noninterest expenses of $129 in 1995. These net variances in expense were primarily the result of fluctuations in gains on sales of OREO. OREO sales gains were $335, $527 and $578 in 1996, 1995 and 1994, respectively. Negative provisions for OREO of ($21) and ($28) were recorded in 1996 and 1995, respectively, compared to a provision of $10 in 1994. Decreased provisions and the reversals recorded in 1996 and 1995 are reflective of dispositions of properties at gains and reduced loss exposure on remaining unsold properties. Although expected to continue through liquidation of remaining OREO properties, gains on disposition of OREO properties are expected to decline as the numbers and value of properties held in OREO continue to decrease. Continued decreases in properties held, reductions in loss provisions and gains on disposition of properties, however, are not assured should a shift in economic trends occur.

FDIC deposit insurance premiums decreased $1,122 to only $5 in 1996 as compared to a decrease of $881 or 43.9% in 1995. The reduced insurance costs in 1996 and 1995 were the result of an FDIC rate reduction of over 80% that took effect in June 1995, followed by an additional decrease during 1996 due to reductions in rates assessed by the FDIC that virtually eliminated FDIC insurance premiums in 1996. These cost reductions are also reflective of the Company subsidiaries' "well-capitalized" rating by the FDIC. So long as FIBM's bank subsidiaries in Montana and Wyoming continue to fall into the "well-capitalized" category, they will be assessed the lowest premium rate.

Other expenses increased $2,736 to $15,319 in 1996 from $12,583 in 1995. This increase is due to higher subsidiary expenses resulting from the acquisitions in 1996, aggregating approximately $2,921 including additional goodwill amortization of $569. FIBM also incurred additional other expenses in 1996 which were directly related to the acquisitions. These increases were partially offset by a decrease in First Interstate royalty fees, which were discontinued in May 1996 after the Franchise Agreement was terminated.

In 1995, other expenses increased $2,190 to $12,583 from $10,393 in 1994. Approximately $1,727 of this increase is higher subsidiary expenses resulting from the acquisitions of CBI and FPCBI, including additional goodwill amortization of $422, and the additions of new facilities in Billings and Missoula. Further, FIBM incurred more than $200 in additional other expenses in 1995 which were directly related to the acquisitions of CBI and FPCBI.
Net of these items, the increase in other expense was $463 or 4.5% of expense in 1994.

INCOME TAX EXPENSE. Total income tax expense increased $2,507 from $10,844 for the year ended December 31, 1995 to $13,351 for the year ended December 31, 1996. Federal income tax expense of $11,516 in 1996 represented an effective tax rate of 33.3% compared to Federal income tax expense of $9,328 in 1995 which was an effective rate of 33.1%. State income tax expense of $1,835 in 1996 and $1,516 in 1995, applied only to pretax earnings of entities operating within the state of Montana, represent effective tax rates of 5.3% in 1996 and 5.4% in 1995.

By comparison, total income tax expense for 1995 increased $983 from $9,861 for the year ended December 31, 1994. Federal income tax expense of $8,532 for the year ended December 31, 1994 represented an effective tax rate of 33.3%. 1994 Montana income tax expense was $1,329 or an effective tax rate of 5.2%.

                                      BUSINESS
                    (Dollars in thousands, except per share data)
FIBM

First Interstate BancSystem of Montana, Inc. ("FIBM" and collectively with its subsidiaries, the "Company") is a bank and savings and loan holding company registered as a bank holding company under the Bank Holding Company Act of 1956 ("Act") and is registered as a savings and loan holding company under the Home Owners' Loan Act. FIBM was incorporated as a Montana business corporation on March 15, 1971. FIBM's primary business is that of managing its wholly owned subsidiaries, First Interstate Bank of Commerce in Montana ("FIBOC Montana"), First Interstate Bank of Commerce in Wyoming ("FIBOC Wyoming"), First Interstate Bank of Montana, N.A. ("FIB Montana, NA"), First Interstate Bank of Wyoming, N.A. ("FIB Wyoming, NA"), Mountain Bank in Whitefish, Montana doing business as First Interstate Bank ("FIB Whitefish"), First Interstate Bank, fsb in Hamilton, Montana ("First Interstate, fsb"), and Commerce Financial, Inc. ("CFI"). FIBOC Montana has thirteen banking offices in eight Montana communities. FIBOC Wyoming has six banking offices in four Wyoming communities. FIB Montana, NA was acquired October 1, 1996 and has three banking offices in three Montana communities. FIB Wyoming, NA was also acquired on October 1, 1996 and has three banking offices in three Wyoming communities. FIB Whitefish was acquired on December 18, 1996 and has two banking offices in two Montana communities. First Interstate, fsb was opened as a de novo savings bank on December 12, 1996 and currently has only one banking office.

In addition to management of its subsidiaries, FIBM has a data processing division headquartered in Billings, Montana, which performs data processing services for FIBM's subsidiaries, and 35 non-affiliated financial institutions with 79 locations in Montana, Wyoming and Idaho. The data processing division also provides ATM support for 138 financial institutions in Montana, Wyoming, Idaho, Colorado and North Dakota.

In addition to being the sole shareholder, FIBM functions as a service organization for each of its subsidiaries. FIBM provides advice, counsel and specialized services to its subsidiaries in connection with a wide range of banking and operating policies and activities. These services include data processing, auditing, credit administration, planning coordination, marketing, human resources management, asset/liability management and investments.

The profitability of FIBM is primarily dependent on the net interest income of its subsidiary banks. Net interest income is the difference between the bank's interest and dividend income on interest-earning assets (principally loans and investment securities) and interest expense on interest-bearing liabilities and borrowings. Net income is also affected by the quality of its loan portfolio and related provisions for loan losses, as well as the amount of non-interest income, including loan fees, service charges and other fees, and non-interest expenses. Operating results of FIBM's banking operations are also affected, to a lesser extent, by the type of lending, fixed rate versus adjustable or short-term, each of which has a different rate and fee structure. Operating expenses of FIBM's banking operations principally consist of employee compensation, occupancy expenses, furniture and equipment expenses and other general and administrative expenses.

FIBM generates its income from (1) dividends received from its bank subsidiaries, (2) undistributed earnings of subsidiaries, (3) management fees charged to subsidiaries, (4) net data processing income, and (5) other income, principally federal income tax benefits. In 1996, 69%, 14%, 6%, 7% and 4% of FIBM's income was generated by each of the above five sources, respectively.

FIBM's net income is also effected by the profitability of its data processing division. Income of the data division includes data service fees for item processing, ATM services, and bank data processing services, including general ledger, investment securities, loans, deposits and asset/liability management. Expenses of the data division are primarily employee compensation, equipment maintenance and depreciation, leased telephone lines and supplies.

To a lesser extent, FIBM's net income is also effected by the profitability of its trust operations. Income of FIBM's trust operations are the result of trust administration fees charged to trust customers. Expenses of FIBM's trust operations are principally employee compensation and related benefits, and other general administrative expenses.

Responsibility for the management of each Subsidiary is in its board of directors and in the officers elected by that board, notwithstanding the overall guidance by FIBM described above.

The Company has a revolving term loan with its primary lenders in the amount of $42,000 at December 31, 1996. The available borrowing amount is reduced by $2,000 on a semi-annual basis commencing in June, 1997. The loan is secured by a pledge of all the outstanding capital stock of the Company's bank subsidiaries. In connection with the loan, the Company has agreed to certain restrictions dealing with, among other things, minimum capital and operating ratios, the sale or issuance of capital stock, and the maximum amount of dividends.

The Company has issued and outstanding a $20,000 subordinated term note, due in increasing annual principal payments beginning October 1, 2002, with final maturity on October 1, 2006. The Company has Federal funds lines of credit with third parties amounting to $50,000, subject to funds availability. The Company also has been approved for participation in the Federal Home Loan Bank Cash Management Advance Program for borrowings up to approximately $39,500.

FIBOC Montana is a general partner in two general partnerships which form a joint venture which owns the building in Billings, Montana in which the home office of FIBOC Montana and the offices of FIBM are located ("the Building"). The joint venture is the borrower under a term loan having an unpaid principal balance of $10,937 as of December 31, 1996, which is secured by a lien on the Building. FIBM is a guarantor of the Building loan.

The Company is the licensee under a trademark license agreement granting it an exclusive, non-transferrable license to use the "First Interstate" name and logo in the states of Montana, Wyoming, North Dakota, South Dakota and Nebraska.

BUSINESS OF FIBM'S SUBSIDIARIES

FIBOC Montana is a Montana chartered bank originally incorporated in 1916, having its principal office in Billings, Montana. FIBOC Montana currently has thirteen banking offices in eight Montana communities - Billings, Bozeman, Missoula, Hardin, Miles City, Colstrip, Livingston, and Gardiner. The present structure of FIBOC Montana began December 1, 1992, when FIBM merged its eight Montana subsidiary banks into FIBOC Montana, which became a state/federal reserve member bank with eight offices. FIBOC Montana opened an additional banking office in Billings, Montana in December 1994, and an additional banking office in Missoula, Montana in January 1995. Acquisitions in 1995 increased FIBOC Montana's banking offices to the current number of thirteen.

FIBOC Wyoming is a Wyoming chartered bank originally incorporated in 1893 and currently has six banking offices in four northern Wyoming communities -Sheridan, Gillette, Greybull and Buffalo. The present structure of FIBOC Wyoming was created on December 30, 1988, when FIBM merged its five Wyoming subsidiary banks into FIBOC Wyoming, which became a state non-federal reserve member bank with six offices.

FIB Montana, NA was acquired on October 1, 1996 and is a nationally chartered bank. FIB Montana, NA has three banking offices in three Montana communities -Kalispell, Great Falls, and Cut Bank.

FIB Wyoming, NA was acquired on October 1, 1996 and is a nationally chartered bank. FIB Wyoming, NA has three banking offices in three Wyoming communities -Casper, Laramie and Riverton.

First Interstate, fsb is a nationally chartered savings bank with its only office located in Hamilton, Montana. First Interstate, fsb was a de novo charter, and first opened for business on December 12, 1996.

FIB Whitefish, which was acquired on December 18, 1996, is a Montana chartered bank having its principal office in Whitefish, Montana. FIB Whitefish currently has two banking offices in two northwestern Montana communities - Whitefish and Evergreen.

FIBM's banking subsidiaries are each engaged in general commercial banking activities, including all types of demand and time deposits, trust services, and commercial, agricultural, real estate, personal and consumer loans. The banks also provide such other services as are generally furnished by commercial banks located in the principal cities and towns of Montana and Wyoming.

CFI, FIBM's only nonbank subsidiary, was incorporated in 1978, principally to originate and broker secured real estate loans. During the past five years, CFI's principal activity has been the liquidation of assets acquired through foreclosure actions by FIBM.

COMPETITION

The banking business in both Montana and Wyoming is highly competitive with respect to both loans and deposits. As of December 31, 1996, according to information compiled by management, the combined deposits for FIBOC Wyoming and FIB Wyoming, NA aggregate $601 million, or approximately 8% of Wyoming's total bank deposits, and rank third in total deposits for banking organizations doing business in Wyoming. Two larger organizations, Norwest Corporation and Key Corporation, headquartered in Minneapolis, Minnesota and Cleveland, Ohio, respectively, controlled approximately 34% and 14% of Wyoming's total bank deposits, respectively. At June 30, 1996, according to information compiled by management, the combined deposits of FIBOC Montana, FIB Montana, NA, and FIB Whitefish aggregated $994 million, approximately 14% of Montana's total bank deposits as of June 30, 1996, and rank second in total deposits for banking organizations doing business in Montana. Two larger organizations, Norwest Corporation and First Bank System, Inc., both headquartered in Minneapolis, Minnesota, controlled approximately 18% and 13% of Montana's total deposits, respectively. By virtue of their greater total capitalization, such institutions have substantially higher lending limits than FIBM's banking subsidiaries since legal lending limits to an individual customer are limited to a percentage of the bank's total capital accounts. The enactment of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 is expected to increase competition, particularly from larger, multi-state banks. See "REGULATION AND SUPERVISION" below. Additionally, savings and loan associations, credit unions, finance companies and other companies provide competing financial services. Some non-bank competitors, including brokerage companies, operate with certain regulatory advantages.

In addition to competing with savings institutions, including savings and loan associations and credit unions, commercial banks compete with other financial markets for funds. Yields on corporate and government debt securities and other commercial paper affect the ability of commercial banks to attract and hold deposits. Commercial banks also compete for available funds with money market instruments. During past periods of high interest rates, money market funds have provided substantial competition to banks for deposits and they may continue to do so in the future.

REGULATION  AND SUPERVISION

GENERAL

Bank holding companies, commercial banks and savings banks are subject to extensive regulation under both federal and state law. Any change in applicable law or regulation may have a material effect on the business and prospects of the Company.

As a bank holding company, FIBM is subject to the supervision of and regulation by the Federal Reserve Board ("FRB") under the Bank Holding Company Act of 1956. Also, as a savings and loan holding company, FIBM is subject to the supervision of and regulation by the Office of Thrift Supervision ("OTS").

FIB Montana, NA and FIB Wyoming, NA are subject to the supervision of, and regular examination by, the Office of the Comptroller of the Currency ("OCC"). First Interstate, fsb is subject to the supervision of, and regular examination by, the OTS. FIBOC Wyoming is subject to the supervision of, and regular examination by, the Federal Deposit Insurance Corporation ("FDIC") and the State of Wyoming. FIBOC Montana is subject to the supervision of, and regular examination by, the FRB and the State of Montana. FIB Whitefish is subject to the supervision of, and regular examination by, the FDIC and State of Montana. The FDIC insures the deposits of FIBM's subsidiary banks to the current maximum of $100,000 per depositor.

The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branching Act"), passed by Congress and signed into law on September 29, 1994, significantly changed interstate banking rules. Pursuant to the Interstate Banking and Branching Act, bank holding companies are now able to acquire banks in states other than their home states, regardless of applicable state law.

On March 20, 1997, Montana enacted legislation, effective July 1, 1997, which authorizes de novo branching within the state by banks chartered under the laws of the State of Montana. In the same legislation, Montana elected to "opt out" of full interstate branching available under the Interstate Banking and Branching Act, thereby precluding interstate branching in Montana until October 1, 2001.

FRB policy provides that a bank holding company is expected to act as a source of financial strength to its subsidiary banks and to commit resources to support each subsidiary bank in those circumstances where it might not do so absent such policy.

FIBM is a legal entity separate and distinct from its subsidiaries. FIBM's revenues (on a parent company basis) result in part from dividends of its banking subsidiaries. Under Montana banking law, neither FIBOC Montana nor FIB Whitefish may declare dividends in any one calendar year in excess of its net earnings of the preceding two years without giving notice to the Montana Commissioner of Banking and Financial Institutions. Under Wyoming banking law, FIBOC Wyoming may not, without the approval of the Wyoming Banking Commissioner, declare dividends in any one calendar year in excess of its net profits in the current year combined with retained net profits of the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock. Under federal banking law, neither FIB Montana, NA nor FIB Wyoming, NA may declare dividends in any one calendar year in excess of its net income for that year combined with its retained net income of the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock.

In addition, federal regulatory agencies (e.g., the FDIC, OCC, OTS and FRB) have authority to prohibit a bank under their supervision from engaging in practices which, in the opinion of the federal regulatory agency, are unsafe, unsound, or constitute violations of applicable law. Each federal regulatory agency has established guidelines for the maintenance of appropriate levels of capital for a bank under its supervision. Compliance with the standards set forth in such guidelines could limit the amount of dividends that FIBM or any of its subsidiaries could pay.

FDICIA

The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, requires federal banking regulators to take prompt corrective action in respect to depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized", and "critically undercapitalized." A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure, and critically undercapitalized if it fails to meet any critical capital level set forth in regulations. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating. As of December 31, 1996, each of FIBM's banking subsidiaries are included in the "well capitalized" capital tier.

FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to restrictions on borrowing from the Federal Reserve System. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's total assets at the time it becomes undercapitalized or the amount necessary to bring the institution into compliance with all capital standards applicable to the institution as of the time the institution fails to comply with its restoration plan. Federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized. Significantly undercapitalized depository institutions, or undercapitalized institutions that either fail to submit an acceptable capital restoration plan or to implement such plan, are subject to a number of requirements and restrictions, including but not limited to an order to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator. As of December 31, 1996, none of FIBM's banking subsidiaries are deemed to be undercapitalized by the regulators.

CAPITAL ADEQUACY

The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies. The minimum guidelines for the ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8%. At least half of the Total Capital is to be composed of common stockholder's equity, minority interests in the equity accounts of consolidated subsidiaries, qualifying noncumulative perpetual preferred stock, and a limited amount of qualifying perpetual preferred stock, less goodwill and other intangibles required to be deducted by Federal Reserve regulations ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan loss reserves.

In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to total assets ("Leverage Ratio") of 3% for bank holding companies that meet certain specified criteria, including those having the highest regulatory rating, well-diversified risk, excellent asset quality, high liquidity, good earnings, and generally considered to be a strong banking organization. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3% plus an additional cushion of 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions well above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a tangible Tier 1 Capital leverage ratio (deducting all intangibles) and other indicators of capital strength in evaluating proposals for expansion or new activities.

Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business.

The Company's current consolidated capital ratio substantially exceeds the current requirements under these capital guidelines as shown in the following table:

                                                      "Adequately
                                                      Capitalized"
                                                      Regulatory
     As of December 31, 1996                          Standard         Company
     -----------------------                          ------------     -------

     Risk-based capital ratios:
       Tier 1 capital to risk-weighted assets             4.0%          7.35%

       Total capital to risk-weighted assets              8.0%          9.98%

     Leverage Ratio                                       3.0%          5.26%

There have been no material changes in the Company's capital position from December 31, 1996 to March 31, 1997.


SUPPORT OF SUBSIDIARY BANKS

Under Federal Reserve Board policy, FIBM is expected to act as a source of financial strength to, and to commit resources to support, its subsidiary banks. This support may be required at times when, absent such Federal Reserve Board policy, FIBM would not otherwise provide it.

FIRREA

As a result of the enactment of Section 206 of the Financial Institution Reform, Recovery and Enforcement Act ("FIRREA") on August 9, 1989, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution in danger of default. The phrase "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

FEDERAL INTERSTATE BANKING ACT

The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 took effect on September 29, 1995. The Act authorizes interstate banking and branching, but allows states to "opt out" of interstate branching entirely. The Act also provides caps limiting the total percentage of nationwide and statewide deposits that may be maintained by any banking institution. Prior to passage of the Act, approximately 45 states, including Montana and Wyoming, already had laws in effect permitting some form of interstate banking. The Act is intended to make the law on interstate banking more uniform and supporters of the legislation predict that it will produce a more efficient banking system.

The Act is expected to prompt an increase in the number of bank mergers and acquisitions as institutions expand across state lines, resulting in further consolidation of the banking industry. While the legislation is expected to produce more large banks and growth in the size of banks, which may produce some competitive advantage, smaller community banks are expected to continue to exist, although probably in reduced numbers. The effect of this legislation on the Company and its business is difficult to assess. It is likely, however, that the business environment in which the Company operates will become more competitive as a result of this legislation.

MONTANA LEGISLATION

Effective March 20, 1997, the Montana Bank Act was amended by legislation clarifying that state chartered banks may, with approval of the Commissioner of Banking and Financial Institutions, engage in the same activities or business as national banks, unless expressly prohibited by statute; removing a number of geographical restrictions on the ability of banks located in this state to establish and maintain branch banks in this state; eliminating a number of restrictions on the consolidation and merger of state chartered banks; authorizing the sale of branch banks within the state; authorizing the acquisition of banks located in this state by a bank holding company headquartered in another state, but subject to a statewide deposit cap of 22%; and prohibiting banks located in Montana from merging with out-of-state banks until October 1, 2001.

EMPLOYEES

The Company employed approximately 1,003 full time and 212 part-time employees as of March 31, 1997. None of the Company's employees are represented by any collective bargaining group. The Company provides a variety of employment benefits and believes that its relationship with its employees is good.

PROPERTIES


FIBM's executive offices are located in the same building in Billings, Montana, in which the home office of FIBOC Montana is located. The Billings office of FIBOC Montana, which subleases space to FIBM as part of a master lease, is the anchor tenant in the eighteen story building. FIBOC Montana is the general partner in 2 partnerships which form a joint venture that owns the building. In addition, FIBOC Montana leases the buildings in which the West Billings, South Missoula and Gardiner branches are located.

FIBM's subsidiaries own twenty-four buildings in fourteen communities which are used, in whole or in part, in their respective banking operations.

See also "Notes to Consolidated Financial Statements - Premises and Equipment" and "Notes to Consolidated Financial Statements - Commitments and
Contingencies".

LEGAL PROCEEDINGS

In the normal course of their business, the Company's bank subsidiaries are named or threatened to be named as defendants in various lawsuits. With respect to each of these suits, it is the opinion of management, following consultation with legal counsel, that the suits are without merit or in the event the plaintiff prevails, the ultimate liability or disposition thereof will not have a material adverse effect on the consolidated financial condition or results of operations of the Company.

                                      MANAGEMENT

The directors and executive officers of FIBM are as follows:

                                                                                         Date First
                                                                                         Elected
    Name and Age                                      Position                           Director/Officer
    ------------                                      --------                           ----------------
DIRECTORS:

Homer A. Scott, Jr., 62 (1)            Director and Chairman of the Board                     1971
Dan S. Scott, 65(1)                    Director and Chairman of Compensation Committee        1971
James R. Scott, 47 (1)                 Director, Vice Chairman of the Board and
                                       Chairman of Audit Committee                            1971
Randy Scott, 43                        Director                                               1993
Susan Scott Heyneman, 58               Director                                               1994
Joel Long, 56 (1)                      Director                                               1996

DIRECTORS AND EXECUTIVE OFFICERS:

Thomas W. Scott, 53                    Director, President and Chief Executive Officer        1971
William H. Ruegamer, 52                Director, Chief Operating Officer and
                                       Executive Vice President                               1988

EXECUTIVE OFFICERS:

William G. Wilson, 57                  Senior Vice President                                  1983
Terrill R. Moore, 44                   Senior Vice President, Chief Financial Officer
                                       and Secretary                                          1989
Edward Garding, 47                     Senior Vice President, Branch Administration Officer   1996

    (1)  Member of compensation committee.

All of the directors listed above will hold office until the next annual meeting of shareholders, or until their successors are duly elected and qualified. All of the officers listed will hold office until successors are appointed by the Board of Directors. There are no arrangements or understandings between any of the directors or officers or any other persons, pursuant to which any of the above directors have been selected as directors, or officers have been selected as officers, except for Randall I. Scott. The third generation of the Scott Family recommended that Randall I. Scott be elected to the Board of Directors to be their representative for their ownership interests.

The business of FIBM is conducted through meetings of the Board of Directors. During the fiscal year ended December 31, 1996, the Board of Directors held 6 regular meetings and 3 special meetings and none of the existing directors attended fewer than 80% of the total meetings, except Susan Scott Heyneman and James R. Scott each attended 7 of the 9 board meetings (78%) in 1996.

Director Dan S. Scott is Chairman of the Compensation Committee. The Compensation Committee meets in such capacity periodically to review the performance of the Company's officers and to determine compensation programs and adjustments for all employees. The Compensation Committee met formally once in 1996, and several compensation committee agenda items were dealt with in board meetings as a matter of convenience.

Director James R. Scott is Chairman of the Audit Committee of the Company. The Audit Committee reviews the records and affairs of the Company to determine their financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the subsidiaries' adherence in accounting and financial reporting to generally accepted accounting principles. The Audit Committee of FIBM met once in 1996.

Terrill R. Moore is Chairman of the Audit Committee of the Company's Wyoming subsidiaries. This Audit Committee met formally once in 1996.

During the past five years, the business experience of each of the directors and executive officers has been as follows:

HOMER A. SCOTT, JR. Has been a director of FIBM since 1971, and is currently Chairman of the Board. Mr. Scott has also been a director and chairman of the Board of FIBOC Wyoming since June 1976. Mr. Scott is also a director of the Board of FIBOC Montana, FIB Wyoming, NA and First Interstate, fsb.

THOMAS W. SCOTT Has been a director of FIBM since 1971. Mr. Scott serves as President and Chief Executive Officer of FIBM, and has held the office of President for more than five years. Currently Mr. Scott is also a director of FIBOC Wyoming and CFI, and Chairman of the Board of FIBOC Montana, FIB Wyoming, NA, FIB Montana, NA, FIB Whitefish and First Interstate, fsb.

JAMES R. SCOTT Has been a director of FIBM since 1971. Mr. Scott has been Vice Chairman of the Board since January 1990. Currently Mr. Scott is also a director of FIBOC Montana. Mr. Scott is President of the First Interstate Bank Foundation.

DAN S. SCOTT Has been a director of FIBM since 1971. Currently Mr. Scott is also a director of FIBOC Wyoming, FIBOC Montana and FIB Wyoming, NA. Mr. Scott has also been a rancher for more than five years.

WILLIAM H. RUEGAMER Is the Executive Vice President and Chief Operating Officer of FIBM. He has served as a director of FIBM since June 1988, and of CFI since February 1993. Mr. Ruegamer has had 10 years of experience with the OCC and has held various executive positions with the Company's subsidiaries. He is a director of FIBOC Wyoming and is a director and President of FIBOC Montana. Mr. Ruegamer is a director and executive vice president of FIB Montana, NA, FIB Wyoming, NA, First Interstate, fsb and FIB Whitefish.

SUSAN SCOTT HEYNEMAN Was elected to be a director of FIBM in March 1994. Ms. Heyneman served previously as a director of FIBM, having resigned in 1989 to pursue personal interests. Ms. Heyneman has continued to serve as a director of FIBOC Montana for more than five years. With her husband, Ms. Heyneman has been in ranching for more than five years.

RANDY SCOTT   Has been a director of FIBM since August 1993.  Mr. Scott was a trust officer of FIBOC Montana's trust division from 1991 until 1996. From 1985 until 1991, Mr. Scott was an officer of FIBM's audit department. In total, Mr. Scott was employed by FIBM or a subsidiary thereof for nineteen years.

JOEL LONG Is a resident of Sheridan, Wyoming and is President of JTL Group, Inc., a construction firm doing business in Montana and Wyoming. Mr. Long is a past director of First Interstate Bank-West Billings and First Interstate Bank-Billings.

WILLIAM G. WILSON Has been a Senior Vice President of FIBM since 1983. He was also Chief Financial Officer of FIBM until November 1989. Mr. Wilson was formerly a Vice President from 1973 to 1979 and a Senior Vice President from 1979 to 1983 of the Billings office of FIBOC Montana. Since December 1992 he has been Senior Vice President, Cashier, and Secretary of FIBOC Montana.
Mr. Wilson is a director, senior vice president, cashier and secretary of FIB Montana, NA.

TERRILL R. MOORE Has been a Senior Vice President, the Chief Financial Officer and Secretary of FIBM since November 1989. In addition, he is a director, senior vice president, and controller of FIBOC Wyoming. Since December 1992 he has been Senior Vice President and Chief Financial Officer of FIBOC Montana. Mr. Moore is a director of, and holds various officer positions with, CFI, FIB Montana, NA, First Interstate, fsb and FIB Whitefish.

EDWARD GARDING Is a Senior Vice President of FIBM. He is also President of FIBOC Wyoming and a senior vice president of FIBOC Montana, FIB Wyoming, NA, First Interstate, fsb, and FIB Whitefish. Mr. Garding has been in banking for the past 25 years. He is past president of the Wyoming Bankers Association and is currently the Chairman of their Government Relations Committee. He also serves on the board of the Pacific Coast Banking School at the University of Washington, and he is the past president of the Sheridan College Foundation. Mr. Garding is a director of FIBOC Wyoming, FIB Whitefish, and effective January 1997, of FIBOC Montana.

Many of the directors and officers of FIBM are related. Homer A. Scott, Jr., Thomas W. Scott, Dan S. Scott, Susan Scott Heyneman and James R. Scott are siblings. Randy Scott is a son of Dan S. Scott.

 EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth for the three fiscal years ended December 31, 1996, certain information as to the cash compensation received by each executive officer and director of FIBM listed above who received total cash compensation in excess of $100,000 and by all executive officers of FIBM as a group for services in all capacities of FIBM and its subsidiaries.

                                         Summary Compensation Table
                                         --------------------------

                                        Annual Compensation                               Long-Term Compensation
                                  -----------------------------------     ----------------------------------------------------
                                                           Other           Restricted                Long-Term         All
Name and                                                   Annual             Stock     Options/     Incentive        Other
Principal Position         Year      Salary        Bonus   Compensation(1) Awards ($)   SARS (#)     Payouts ($)   Compensation
------------------         ----      ------        -----   --------------   ----------  --------     -----------   ------------

Directors:
    Homer A. Scott, Jr.    1996  $   99,000     $   15,000     $   1,736     $   -            -       $   -          $    -
    Chairman               1995  -   99,000     -    4,000     -   1,575         -            -           -               -
                           1994     125,000         10,000         1,500         -            -           -               -

    James R. Scott         1996  $  102,250     $   15,000     $   7,200     $   -            -       $   -          $    -
     Vice Chairman         1995     102,250         10,000           -           -            -           -               -
     & Chairman of         1994     102,250         10,000           -           -            -           -               -
     Audit Committee

Directors and Executive Officers:
    Thomas W. Scott        1996  $   206,000    $   75,000     $   7,200     $   -            -       $   -          $    -
      President & CEO      1995      200,000        63,000         7,200         -            -           -               -
                           1994      194,000        60,000         7,200         -            -           -               -

    William H. Ruegamer    1996  $   190,000    $   66,500     $   199       $   -         350/350    $   -          $    -
    Executive Vice         1995      184,000        58,000         699           -         350/350        -               -
    President & COO        1994      173,500        55,000         167           -         300/225        -               -

Executive Officers:
    William G. Wilson      1996  $   102,000    $   39,580     $   7,200     $   -         150/150    $   -          $    -
    Senior Vice            1995       99,000        27,720         7,200         -         200/200        -               -
    President              1994       95,500        25,785         7,200         -         200/150        -               -

    Terrill R. Moore       1996  $   86,684     $   35,184     $   7,200     $   -         200/200    $   -          $    -
    Senior Vice            1995      80,800         22,624         7,200         -         200/200        -               -
    President & CFO        1994      77,800         21,006         7,200         -         200/150        -               -

    Edward Garding (3)     1996  $   106,730    $   30,000     $   20,860    $   -         200/200    $   -          $    -
    Senior Vice            1995           NA            NA             NA       NA          NA           NA              NA
    President              1994           NA            NA             NA       NA          NA           NA              NA
All executive Officers
as a Group (5 persons)(2)  1996  $   691,414    $   246,264    $   42,659    $   -         900/900    $   -          $    -
                           1995      563,800        171,344        22,299        -         750/750        -               -
                           1994      540,800        161,791        21,767        -         700/525        -               -


    (1) The amount included under Other Annual Compensation principally relates to an auto allowance, or the value of personal usage of a company owned vehicle, except that Edward Garding received reimbursement of moving and related expenses aggregating $13,660 in 1996.
    (2)  FIBM has five executive officers (4 executive officers prior to 1996).
    (3)  Not an executive officer of FIBM prior to 1996.

BOARD FEES. Inside directors do not receive separate fees for their services. The compensation of their services is included in the salary and bonus amount shown in the above table. Outside directors, presently only Joel Long, receive a $400 monthly retainer, $500 per board meeting attended plus $250 for each attended committee meeting.

HEALTH AND LIFE INSURANCE. The Company currently provides all full time employees (30 or more hours per week) with health and dental insurance coverage, as well as life insurance (up to two and one half times salary) and disability insurance benefits at no cost to them. The contributions to the plan on behalf of Homer A. Scott, Jr., James R. Scott, Thomas W. Scott, William H. Ruegamer, William G. Wilson, Terrill R. Moore, Edward Garding, and all executive officers as a group, were $3,465, $3,216, $3,307, $2,687, $2,687, $3,131, $2,870 and
$14,682, respectively, for the fiscal year ended December 31, 1996.

SURVIVOR INCOME BENEFIT. The Company has entered into Survivor Income Agreements with certain executive employees to encourage the executives to remain employees of the Company. Under the Agreements, designated beneficiaries are entitled to receive a survivor income benefit if the Company owns a life insurance policy on the executive's life and if the executive dies before otherwise terminating employment with the Company. Pursuant to the Agreements and Addenda thereto, if the executive voluntarily terminates employment after age sixty (60), the agreement may convert to a split dollar insurance agreement whereby the designated beneficiary is entitled to the death proceeds of the life insurance policy less the cash surrender value of the policy on the day before death. The Company has this type of Agreement with William H. Ruegamer, William G. Wilson, and Edward Garding as well as selected other executive officers.

PROFIT SHARING PLAN. The Company has a noncontributory qualified profit sharing plan. To be eligible to participate, an employee must complete one year of employment and 1,000 hours or more of service. Contributions are determined by the FIBM Board of Directors, but are not to exceed, on an individual basis, the lesser of 25% of compensation or $30,000. There is immediate 100% vesting. The contributions to the plan on behalf of Homer A. Scott, Jr., James R. Scott, Thomas W. Scott, William H. Ruegamer, William G. Wilson, Terrill R. Moore, Edward Garding, and all executive officers as a group, were $4,896, $5,056, $10,187, $9,396, $5,044, $4,272, $5,227 and $34,126, respectively, for the fiscal year ended December 31, 1996. Total contributions to this plan for all participating employees were $839,360, $685,435, and $620,261 in 1996, 1995 and
1994, respectively.

EMPLOYEE SAVINGS PLAN. The Company has a contributory qualified employee savings plan (401(k)). Eligibility requirements for this plan are the same as those for the profit sharing plan as discussed in the preceding paragraph. Employee participation in the plan is at the option of the employee. FIBM and its subsidiaries are required to match $1.25 for every $1.00 of employee contributions up to 4% of participating employee's compensation. There is immediate 100% vesting. The contributions to the plan on behalf of Homer A. Scott, Jr., James R. Scott, Thomas W. Scott, William H. Ruegamer, William G. Wilson, Terrill R. Moore, Edward Garding, and all executive officers as a group, were $4,696, $5,112, $9,508, $9,500, $4,813, $5,337, $4,334 and $33,492,
respectively, for the year ended December 31, 1996. Total contributions to this plan for all participating employees were $814,165 in 1996, $703,128 in 1995 and $647,565 in 1994.

PRE-TAX SPENDING PLAN. Full time employees of the Company are eligible to participate in the qualified pre-tax spending plan. The pre-tax spending plan allows employees to pay for dependent health insurance premiums, unreimbursed medical and/or dependent child care expenses with before-tax dollars rather than with after-tax dollars.

RESTRICTED STOCK AWARDS PLAN. There were no unvested shares issued and outstanding under the plan at December 31, 1996 or December 31, 1995.

STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN. The Company has a non-qualified Stock Option and Stock Appreciation Rights Plan ("Plan") for key senior officers of the Company. The Plan provides for the granting of stock options and stock appreciation rights of FIBM's common stock at a value at the time the options are granted of not less than the existing value of stock at the date of the grant. Each option granted under the Plan may be exercised within a period of ten years from the date of grant. The Plan provides for the granting of stock appreciation rights in tandem with stock options. The Plan allows the holder to surrender an exercisable stock option in exchange for cash or shares of common stock in an amount equal to the appraised minority value of covered shares over the option price of such shares.

The stock options and stock appreciation rights granted to Executive Officers in 1996 are shown in the following table:

                              Option/SAR Grants in 1996

                                         Individual Grants                    Potential Realizable
                            ------------------------------------------------        Value at
                                                                                 Assumed Annual
                            Number of   % of Total                              Rates of Stock
                           Securities  Options/SARs                            Price Appreciation
                            Underlying  Granted to    Exercise                   for Option Term
                          Options/SARS  Employees       Price    Expiration   ---------------------
       Name                Granted (#)    in 1996       ($/sh)      Date      5% ($)     10% ($)
       ----                -----------  -----------    -------    --------    ------     -------
    Thomas W. Scott              -            -        $  -          -       $    -      $   -

    William H. Ruegamer       350/350       8.43%       71.42      1/16/06    31,441      79,678

    William G. Wilson         150/150       3.61%       71.42      1/16/06    13,475      34,148

    Terrill R. Moore          200/200       4.82%       71.42      1/16/06    17,966      45,530

    Edward Garding            200/200       4.82%       71.42      1/16/06    17,966      45,530



The following table indicates the number and value of FIBM Stock Options and Stock Appreciation Rights exercised in 1996 and the number and value of unexercised FIBM Stock Options and Stock Appreciation Rights as of December 31, 1996.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                   Number of Securities   Value of Unexercised
                                                  Underlying Unexercised     In-The-Money
                        Shares                        Options/SARS at       Options/SARS at
                       Acquired         Value       December 31, 1996    December 31, 1996 ($)
  Name               on Exercise(#)   Realized ($)    All Exercisable      All Exercisable
  ----               --------------   ------------ --------------------- ------------------

  Thomas W. Scott        -              $     -             -                 $       -

  William H. Ruegamer    806             75,095        2,872/1,861              195,311

  William G. Wilson      152             11,906        1,300/875                 79,679

  Terrill R. Moore       472             43,976        1,869/1,184.5            127,912

  Edward Garding         426             39,690        2,035/1,267.5            144,362



OTHER AWARDS OR ARRANGEMENTS. There were no Long-Term Incentive Plan awards granted nor any repricing of Stock Options and Stock Appreciation Rights in 1996. FIBM has no employment contracts and no compensatory plans or arrangements relating to termination of employment or change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Homer A. Scott, Jr., Dan S. Scott, James R. Scott and Joel Long serve on the Compensation Committee. Therefore, all Committee members except Joel Long were officers or employees receiving compensation from FIBM for services rendered. Homer A. Scott, Jr. and James R. Scott were formerly officers of FIBM.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. The Compensation Committee establishes the general compensation policies of FIBM and its Subsidiaries, establishes the compensation plans and specific compensation levels for executive officers, and administers the Annual Bonus Plan, Restricted Stock Awards Plan and Stock Option and Stock Appreciation Rights Plan.

As required by recently adopted rules designated to enhance the disclosure of FIBM's executive compensation policies and practices, the following is the Compensation Committee's report submitted to the Board of Directors addressing the compensation of FIBM and its Subsidiaries' executive officers for 1996.

COMPENSATION POLICY

FIBM's executive compensation policy is designed to establish an appropriate relationship between executive pay and FIBM's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries with (a) bonuses based on corporate performance and on the achievement of specified performance objectives and (b) key officer options through the Stock Option Plan. The Compensation Committee believes that cash compensation in the form of salary and bonus provides company executives with short term rewards for success in operations, and that long term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long term performance and success of FIBM.

BASE SALARY. For 1996, the Compensation Committee approved the base salary of the executive officers. In determining the base salary of each of the executive officers, the company relied on three industry surveys of salaries paid to executive officers of financial institutions with comparable asset size and similar operating regions to that of FIBM. The Compensation Committee set the base salaries of FIBM and its Subsidiaries' executive officers within a reasonable range of those salaries reflected in the surveys. In 1996, executive officers generally received raises in their base salary, with the largest raise of $6,000 going to the Chief Operating Officer, William H. Ruegamer. Raises in base salary reflected an inflationary increase combined with improved corporate performance and profitability in 1995.

BONUSES. Annual incentives for the CEO and other executive officers are intended to reflect FIBM's belief that management's contribution to stockholder returns (via increasing return on equity and return on assets) comes from maximizing earnings and the quality of these earnings. Awards are based on the attainment of specified performance objectives, and the bonus amount is determined as a percentage of the recipient's base salary. For 1996, the CEO and other executive officers were assigned bonus amounts ranging from 28.1% to 38.8% of the base salaries paid to such persons. The varying percentages reflect the Committee's belief that, as an executive officer's duties and responsibilities in the company increase, the officer will be increasingly responsible for the performance of FIBM. Accordingly, a larger portion of the officer's compensation should be incentive compensation. Actual bonuses payable depend on the level of achievement of specified performance objectives. For 1996, the performance objective necessary to achieve a bonus was attainment of specified return on stockholders' equity. During 1996, the specified performance objectives were attained and exceeded, and therefore the CEO received the largest bonus of $75,000 (36.4%). The largest bonus as a percentage of base salary was paid to the CFO (38.8%). Increases in bonuses reflect the continued improved corporate performance in 1996 and completion of significant acquisitions.

STOCK OPTIONS. In January 1996, the executive officers as well as certain other officers of FIBM and its subsidiaries, excluding the CEO and all other Scott Family members, were each granted options under FIBM's Stock Option Plan to purchase a specified number of shares of FIBM common stock. The number of shares that each officer was granted an option to purchase was in turn based primarily on the individual's ability to influence the company's long term growth and profitability as well as the number of options previously granted. The Compensation Committee believes that stock option grants afford a desirable long term compensation method because they closely ally the interests of management with stockholder value and the grants of stock options are the best way to link directly the financial interests of management with those of stockholders. Options granted are immediately exercisable but must be exercised within ten years after the date of the grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

The Compensation Committee believes that the compensation of the CEO should be heavily influenced by the performance of FIBM. Therefore, although there is necessarily some subjectivity in setting the CEO's salary, a major element of the compensation package is directly tied to FIBM performance. In 1996, the annual base salary of Thomas W. Scott, FIBM's CEO, was raised from $200,000 to $206,000. Such increase was determined to be appropriate by the Compensation Committee based on comparable chief executive salaries, as set forth in surveys reviewed by FIBM, and improvements in the Company's performance and profitability in 1995. The performance targets of FIBM were attained and exceeded in 1996 and therefore the Compensation Committee awarded a bonus of $75,000, or 36.4% of annual base compensation. Thomas W. Scott did not participate in the decisions of the Compensation Committee with respect to the salary and bonus paid to him in 1996.

INDEMNIFICATION

Officers and directors of FIBM are entitled to indemnification under the Montana Business Corporation Act and pursuant to a Resolution of the Board of Directors dated January 12, 1987. A summary of the indemnification provision follows:

Pursuant to a Resolution of the Board of Directors dated January 12, 1987, and under the authority of Section 35-1-414 of the Montana Business Corporation Act, The Company shall indemnify each director and officer of the Company (including former officers and directors) and each agent of the Company serving as a director or officer of a subsidiary bank of the Company, serving at the specific direction or request of the Company (but only to the extent that such director, officer or agent is not indemnified by the subsidiary bank or by insurance provided by the Company) against judgments, penalties, fines, settlements and reasonable expenses actually and reasonably paid by such director, officer or agent by reason of the fact that he or she is or was a director or officer of the Company or such subsidiary bank, to the extent provided by and subject to the limitations of the Montana Business Corporation Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provision, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The directors and executive officers of the Company (11 persons) beneficially owned as of May 31, 1997, 1,268,392 shares directly or indirectly, or 64.29 percent, of the Company Stock, excluding any options outstanding but unexercised. The Scott Family owns 83.94 percent of the Company Stock, and all but two directors of the Company are Scott Family members. The Scott Family has owned a controlling interest in the common stock of FIBM since its incorporation in 1971.

The following table sets forth as of May 31, 1997, the number of shares of Company Stock owned of record or beneficially (including stock held in the Savings Plan for the benefit of the shareholder) by each person who owned of record, or to the knowledge of the Company, beneficially more than 5 percent of the common stock of the Company or is a Scott Family member, and the number of shares beneficially owned by all directors and executive officers of the Company individually and as a group.


      Name and Address                               Number of FIBM              % of FIBM
    of Beneficial Owner                            Shares Outstanding       Shares Outstanding
    -------------------                            ------------------       ------------------
  James R. Scott                                         189,975                     9.63
  439 Grandview Blvd.
  Billings, Montana  59102
       Managing partner, J.S. Investments
          Limited Partnership (2)                        140,017                     7.09
       Trustee for John M. Heyneman, Jr.                   6,247                     0.32
       Trustee for Thomas Scott Heyneman                   6,247                     0.32
                                                        --------                  -------
                                                         342,486                    17.36

  Dan Scott                                               46,267                     2.34
  P.O. Box 65
       Ranchester, Wyoming  82839
       Managing partner, Nbar5 A (2)                      12,240                     0.62
       Managing partner, Nbar5 O (2)                      10,363                     0.53
       Managing partner, Nbar5 K (2)                       9,425                     0.48
       Managing partner, Nbar5 S (2)                       8,486                     0.43
       Managing partner, Nbar5 T (2)                       8,486                     0.43
                                                        --------                  -------
                                                          95,267                     4.83


      Name and Address                               Number of FIBM              % of FIBM
    of Beneficial Owner                            Shares Outstanding       Shares Outstanding
    -------------------                            ------------------       ------------------

  Homer Scott, Jr.                                       200,968                    10.18
  122 Scott Drive
  Sheridan, Wyoming  82801
      Trustee for Riki Rae Scott Davidson                 22,204                     1.13
      Trustee for Risa Kae Scott Brown                    18,819                     0.95
      Trustee for Rae Ann Scott Morse                     22,206                     1.13
                                                         264,197                    13.39

  Thomas W. Scott                                        195,149                     9.89
  P.O. Box 30876
  Billings, Montana  59107

  Susan Scott Heyneman                                    61,704                     3.13
  Bench Ranch
  Fishtail, Montana  59028

  FIBOC Montana
  P.O. Box 30918
  Billings, Montana  59116
      Trustee for Jonathan R. Scott                       55,590                     2.82
      Trustee for Julie Anne Scott                        57,334                     2.90
      Trustee for James F. Heyneman                        8,800                     0.45
      Trustee for James R. Scott, Jr.                        655                     0.03
                                                        --------                  -------
                                                         122,379                     6.20

  Jeanne I. Scott                                          5,402                     0.27
  P.O. Box 65
  Ranchester, Wyoming  82839

  Susan Elizabeth Scott                                   32,506                     1.65
  1241 Trojan
  Casper, Wyoming  82609

  James Marshall Scott                                    28,362                     1.44
  53-025 Avenida Obregon
  LaQuinta, California  92253

  Homer Rollins Scott                                     30,576                     1.55
  3536 Tradition Drive
  Ft. Collins, Colorado  80526

  Randy Scott                                             10,149                     0.51
  521 Freedom Avenue
  Billings, Montana  59105
      Managing partner, NBar5 Limited
         Partnership (2)                                 279,948                    14.19
                                                        --------                  -------
                                                         290,097                    14.70

  Lynette E. Scott                                         7,000                     0.35
  521 Freedom Avenue
  Billings, Montana  59105

  Ronald Noel Scott                                       22,842                     1.16
  P.O. Box 65
  Ranchester, Wyoming  82839



      Name and Address                               Number of FIBM              % of FIBM
    of Beneficial Owner                            Shares Outstanding       Shares Outstanding
    -------------------                            ------------------       ------------------

  John M. Heyneman                                         9,251                     0.47
  Bench Ranch
  Fishtail, Montana  59028
      Managing partner, Towanda Investments
         Limited Partnership (2)                          80,765                     4.09
                                                        --------                  -------
                                                          90,016                     4.56

  Charles Matthew Heyneman                                 7,756                     0.39
  1817 Patricia Lane
  Billings, Montana  59102

  Alexander Paul Heyneman                                  7,697                     0.39
  2517 Beth Drive
  Billings, Montana  59102
      Trustee for Alexander Paul Heyneman, Jr.               320                     0.02
                                                        --------                  -------
                                                           8,017                     0.41

  Sandra Arlene Scott Suzor                               22,447                     1.14
  2943 Silver Plume
  Ft. Collins, Colorado  80526

  FIBOC Wyoming
  P.O. Box 2007
  Sheridan, Wyoming  82801
      Trustee for Homer A. Scott, Jr.                     14,234                     0.72
      Trustee for Sarah E. Scott Suzor                     5,580                     0.28
      Trustee for Samuel Moise Suzor                       3,255                     0.17
      Trustee for Brekken Arlene Baker                     1,004                     0.05
      Trustee for Baylee Mae Baker                           983                     0.05
                                                        --------                  -------
                                                          25,026                     1.27

  Janet E. Scott                                           2,752                     0.14
  122 Scott Drive
  Sheridan, Wyoming  82801

  Christine M. Scott
  430 Grandview Blvd.
  Billings, Montana  59102
      Trustee for Courtney L. Scott                          655                     0.03
      Trustee for Dana A. Scott                              655                     0.03
                                                        --------                  -------
                                                           1,310                     0.06

  Thomas S. Heyneman                                         100                     0.01
  106-F Branegan Court
  Bozeman, Montana  59705
      Custodian for Jacob Ryan Heyneman                      320                     0.02
                                                        --------                  -------
                                                             420                     0.03

  Joan Scott                                                 288                     0.01
  P.O. Box 30876
  Billings, Montana  59107



      Name and Address                               Number of FIBM              % of FIBM
    of Beneficial Owner                            Shares Outstanding       Shares Outstanding
    -------------------                            ------------------       ------------------

  Scott Family shares outstanding                      1,656,029                    83.94
                                                       ---------                  -------
  Minority shares (other than Scott Family)
      outstanding                                        316,932                    16.06
                                                       ---------                  -------
         Totals                                        1,972,961                  100.00%
                                                       ---------                  -------
                                                       ---------                  -------

  Directors and executive officers:
      James R. Scott                                     342,486                    17.36%
      Dan S. Scott                                        95,267                     4.83
      Homer Scott, Jr.                                   264,197                    13.39
      Thomas W. Scott                                    195,149                     9.89
      Susan Scott Heyneman                                61,704                     3.13
      Randy Scott                                        290,097                    14.70
      William H. Ruegamer                                  7,478                     0.38
      William G. Wilson                                    5,941                     0.30
      Edward Garding                                       2,722                     0.14
      Terrill R. Moore                                     2,351                     0.12
      Joel Long                                            1,000                     0.05
                                                       ---------                  -------
      As a Group (11 persons)                          1,268,392                    64.29%
                                                       ---------                  -------
                                                       ---------                  -------


  (1) Shares held in trust with a bank and an individual listed as joint trustees are listed under the name of the individual.
  (2) As a part of overall estate and family succession planning, certain Scott Family members have formed partnerships to hold FIBM stock. The Scott Family as a group will continue to control, directly or indirectly, the same number of shares of FIBM stock; however, each partnership will be a specific shareholder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FIBM and its subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of business with related parties, including business with directors, officers, shareholders and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Such transactions include correspondent banking relationships with affiliated banks, and data processing servicing for affiliated banks, in addition to other customary banking services. To the extent that such transactions consisted of extensions of credit to Company executive officers and directors and to the Scott Family, they were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than a normal risk of collectibility or present other unfavorable features. Loans to FIBM's executive officers, directors and their related interests represent approximately 6% of the Company's shareholders' equity as of December 31, 1996. Loans to executive officers, directors and related interests of officers and directors of FIBM and its subsidiaries represent approximately 8% of the Company's shareholders' equity as of December 31, 1996.

In January 1996, 19,706 shares of the Company's capital stock were sold by the Scott Family to 287 individual participants in the Company's 401(k) Savings Plan. The total cash price was $1,407,403.

In July, 1996, 16,042 shares of the Company's capital stock were sold to 353 individual participants in the Company's 401(k) Savings Plan. The total cash price was $1,262,471. Further, in July, 1996, 25,070 shares of the Company's capital stock were sold to certain officers, directors, and employees, including certain advisory directors and executive officers, for an aggregate cash price of $1,922,618.

LEGAL MATTERS

Certain legal matters in connection with the common stock being offered herein will be passed upon for the Company by Crowley, Haughey, Hanson, Toole & Dietrich, 490 North 31st Street, Billings, Montana 59101.

EXPERTS

The consolidated financial statements of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 included in this Registration Statement-Prospectus have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which appears elsewhere herein and in the Registration Statement-Prospectus, and upon the authority of said firm as experts in accounting and auditing.

The report of KPMG Peat Marwick LLP covering the December 31, 1996 and 1995 consolidated financial statements contains an explanatory paragraph that states the Company changed its method of accounting for investment securities to adopt the provisions of the Financial Accounting Standards Board's Statement on Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, at January 1, 1994.

The offering price of the Company stock offered in this Prospectus has been included herein in reliance upon the written appraisal of Alex Sheshunoff & Co. Investment Banking attached as Exhibit B, and upon the authority of said firm as experts in analysis of the banking business, including valuation of banks and bank holding companies.

                          INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----


Report of Independent Auditors'. . . . . . . . . . . . . . . . . . . . . . . F-1

Consolidated Balance Sheets as of December 31, 1996 and 1995 . . . . . . . . F-2

Consolidated Statements of Income for the Years Ended
      December 31, 1996, 1995 and 1994 . . . . . . . . . . . . . . . . . . . F-3

Consolidated Statements of Stockholders' Equity for the Years Ended
      December 31, 1996, 1995 and 1994 . . . . . . . . . . . . . . . . . . . F-4

Consolidated Statements of Cash Flows for the Years Ended
      December 31, 1996, 1995 and 1994 . . . . . . . . . . . . . . . . . . . F-5

Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . . F-6

Consolidated Balance Sheets as of March 31, 1997 (unaudited)
  and December 31, 1996. . . . . . . . . . . . . . . . . . . . . . . . . . .F-28

Consolidated Statements of Income (unaudited) for the Three Month
  Periods Ended March 31, 1997 and 1996. . . . . . . . . . . . . . . . . . .F-29

Consolidated Statements of Cash Flows (unaudited) for the Three
  Month Periods Ended March 31, 1997 and 1996. . . . . . . . . . . . . . . .F-30

Notes to Unaudited Consolidated Financial Statements . . . . . . . . . . . .F-32

                        INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
First Interstate BancSystem of Montana, Inc.:

We have audited the accompanying consolidated balance sheets of First Interstate BancSystem of Montana, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Interstate BancSystem of Montana, Inc. and subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

As discussed in note 1, the Company changed its method of accounting for investment securities to adopt the provisions of the Financial Accounting Standards Board's Statement on Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, effective January 1, 1994.

/s/ KPMG Peat Marwick LLP

Billings, Montana
March 21, 1997

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
---------------------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
---------------------------------------------------------------------
December 31,                                    1996        1995
---------------------------------------------------------------------
ASSETS
   Cash and due from banks                   $  160,962     98,622
   Federal funds sold                             4,945     44,420
   Interest-bearing deposits in banks             6,545     23,040
   Investment securities:
      Available-for-sale                        124,502     65,790
      Held-to-maturity                          279,069    192,947
---------------------------------------------------------------------
                                                403,571    258,737
---------------------------------------------------------------------

   Loans                                      1,375,479    870,378
   Less allowance for loan losses                27,797     15,171
---------------------------------------------------------------------
   Net loans                                  1,347,682    855,207
---------------------------------------------------------------------

   Premises and equipment, net                   58,183     32,540
   Accrued interest receivable                   19,573     14,344
   Goodwill and other intangibles,
      net of accumulated amortization
      of $5,971 in 1996 and $4,594 in 1995       39,010     10,221
   Other real estate owned, net                   1,546      1,349
   Deferred tax asset                             4,921      4,432
   Other assets                                  16,899      8,303
---------------------------------------------------------------------
                                             $2,063,837  1,351,215
---------------------------------------------------------------------
---------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
     Noninterest bearing                     $  385,371    230,136
     Interest bearing                         1,294,053    868,933
---------------------------------------------------------------------
   Total deposits                             1,679,424  1,099,069
---------------------------------------------------------------------
   Federal funds purchased                       13,450      3,125
   Securities sold under repurchase agreements  129,137    104,898
   Accounts payable and accrued expenses         18,027     13,396
   Other borrowed funds                          13,071      5,494
   Long-term debt                                64,667     15,867
---------------------------------------------------------------------
   Total liabilities                          1,917,776  1,241,849
---------------------------------------------------------------------
   Stockholders' equity:
     Non-voting noncumulative 8.53% preferred
         stock without par value; authorized
         100,000 shares; issued and outstanding
         20,000 shares in 1996                   20,000          -
     Common stock without par value; authorized
         5,000,000 shares; issued and outstanding
         1,978,268 shares in 1996 and 1,947,760
         shares in 1995                           8,941      6,692
     Retained earnings                          116,613    102,281
     Unrealized holding gain on investment
         securities available-for-sale, net         507        393
---------------------------------------------------------------------
   Total stockholders' equity                   146,061    109,366
---------------------------------------------------------------------
                                             $2,063,837  1,351,215
---------------------------------------------------------------------
---------------------------------------------------------------------
   Book value per common share               $    63.72      56.15
---------------------------------------------------------------------
---------------------------------------------------------------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
-----------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Year Ended December 31,                            1996      1995        1994
-----------------------------------------------------------------------------
Interest income:
   Interest and fees on loans              $      99,882     83,577     65,778
   Interest and dividends on
      investment securities:
         Taxable                                  15,343     12,147     12,790
         Exempt from Federal taxes                   982        783        331
   Interest on deposits with banks                   376        368         35
   Interest on Federal funds sold                  1,342      2,095      1,296
-------------------------------------------------------------------------------
              Total interest income              117,925     98,970     80,230
-------------------------------------------------------------------------------
Interest expense:
   Interest on deposits                           42,122     35,898     25,246
   Interest on Federal funds purchased             1,043      1,008        690
   Interest on securities sold under
      repurchase agreements                        4,508      3,560      1,814
   Interest on other borrowed funds                  318        298        187
   Interest on long-term debt                      2,028      1,182        514
-------------------------------------------------------------------------------
              Total interest expense              50,019     41,946     28,451
-------------------------------------------------------------------------------
              Net interest income                 67,906     57,024     51,779

Provision for loan losses                          3,844      1,629      1,344
-------------------------------------------------------------------------------
              Net interest income after
                provision for
                loan losses                       64,062     55,395     50,435

Other operating income:
   Income from fiduciary activities                3,161      2,619      2,542
   Service charges on deposit accounts             7,752      6,532      5,883
   Data processing                                 7,324      6,196      4,746
   Other service charges,
      commissions, and fees                        2,857      2,535      2,268
   Investment securities gains
      (losses), net                                   18         (6)        69
   Other income                                    2,815        888        879
-------------------------------------------------------------------------------
              Total other operating income        23,927     18,764     16,387
-------------------------------------------------------------------------------
Other operating expenses:
   Salaries and wages                             21,789     18,917     16,565
   Employee benefits                               5,742      4,777      4,614
   Occupancy, net                                  4,505      3,916      3,546
   Furniture and equipment                         6,249      5,244      4,558
   Other real estate expense (income), net          (214)      (586)      (457)
   FDIC insurance                                      5      1,127      2,008
   Other expenses                                 15,319     12,583     10,393
-------------------------------------------------------------------------------
              Total other operating expenses      53,395     45,978     41,227
-------------------------------------------------------------------------------
Income before income taxes                        34,594     28,181     25,595

Income tax expense                                13,351     10,844      9,861
-------------------------------------------------------------------------------
              Net income                        $ 21,243     17,337     15,734
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Net income applicable to common stock           $ 20,818     17,337     15,734
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Net income per common share                     $  10.57       8.84       8.02
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Weighted average common shares outstanding     1,970,256  1,960,911  1,962,547
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                       Unrealized       Total
                                       Preferred Common    Retained   holding gains stockholders'
                                          stock   stock    earnings   (losses), net    equity
-------------------------------------------------------------------------------------------------
Balance at December 31, 1993         $      -      8,119     76,044        -          84,163

Effect of change in accounting
   for investment securities
   January 1, 1994                          -          -          -       122            122

Common stock transactions:
          17,483 shares retired             -       (950)         -        -            (950)
           7,014 shares issued              -        362          -        -             362

Cash dividends declared ($1.58 per
    common share)                           -          -     (3,101)       -          (3,101)

Increase in unrealized loss on
     available-for-sale
     investment securities, net             -           -         -    (1,058)        (1,058)

Net income                                  -           -    15,734        -          15,734
--------------------------------------------------------------------------------------------

Balance at December 31, 1994                -       7,531    88,677      (936)        95,272

Common stock transactions:
          18,131 shares retired             -      (1,197)        -        -          (1,197)
            6,727 shares issued             -         358         -        -             358

Cash dividends declared ($1.91
     per common share)                      -           -    (3,733)       -          (3,733)

Increase in unrealized gains on
     available-for-sale
     investment securities, net             -           -         -     1,329          1,329

Net income                                  -           -    17,337        -          17,337
--------------------------------------------------------------------------------------------

Balance at December 31, 1995                -       6,692   102,281       393        109,366

Preferred stock issuance:
           20,000 shares issued        20,000           -         -        -          20,000

Preferred stock issuance costs              -           -      (458)       -            (458)

Common stock transactions:
          16,452 shares retired             -      (1,229)        -        -          (1,229)
           46,960 shares issued             -       3,478         -        -           3,478

Cash dividends declared:
       Common ($3.07 per share)             -           -    (6,028)       -          (6,028)
       Preferred (8.53%)                    -           -      (425)       -            (425)

Increase in unrealized gains on
     available-for-sale
     investment securities, net             -           -         -       114            114

Net income                                  -           -    21,243        -          21,243
--------------------------------------------------------------------------------------------

Balance at December 31, 1996         $ 20,000       8,941   116,613       507        146,061
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)

Year Ended December 31,                                   1996          1995        1994
-----------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net income                                             $21,243       17,337     15,734
   Adjustments to reconcile net income to net
      cash provided by operating activities:
        Provisions for loan and other real estate losses    3,823        1,601      1,354
        Depreciation and amortization                       5,654        4,272      3,612
        Net premium amortization on investment securities     591        1,111      1,688
        Loss (gain) on sale of investments, net               (18)           6        (69)
        Gain on sale of other real estate net owned          (335)        (527)      (578)
        (Gain) loss on sales of premises and equipment         (2)           -         13
        Provision for deferred income taxes                  (528)         129        232
        Increase in interest receivable                      (507)      (1,828)    (1,440)
        Decrease (increase) in other assets                (1,767)       2,069     (4,621)
        Increase (decrease) in accounts payable
         and accrued expenses                                 394        3,553          7
-----------------------------------------------------------------------------------------
              Net cash provided by operating activities    28,548       27,723     15,932
-----------------------------------------------------------------------------------------

Cash flows from investing activities:
     Net change in interest-bearing deposits               16,495      (22,012)    (1,028)
         Purchases of investment securities:
              Held-to-maturity                           (200,361)     (88,857)   (73,771)
              Available-for-sale                          (63,477)     (12,254)   (13,329)
     Proceeds from maturities and paydowns
       of investment securities:
              Held-to-maturity                            150,313      116,267     70,497
              Available-for-sale                           62,460       12,901     11,437
     Sales of investment securities:
              Available-for-sale                            5,523            -        117
     Extensions of credit to customers,
       net of repayments                                  (98,142)     (70,149)   (86,118)
     Recoveries on loans charged-off                        1,987        1,016        889
     Proceeds from sale of other real estate owned          1,121        1,236      1,942
     Acquisitions of subsidiaries, net of
       cash and cash equivalents acquired                  24,840      (10,465)         -
     Capital distribution from (contribution to)
       building joint venture                                 150       (2,100)         -
     Capital expenditures, net                             (6,324)      (4,675)    (3,391)
-----------------------------------------------------------------------------------------
              Net cash used in investing activities      (105,415)     (79,092)   (92,755)
-----------------------------------------------------------------------------------------

Cash flows from financing activities:
     Net increase in deposits                              56,674       76,354      3,064
     Net increase (decrease) in federal funds
      and repurchase agreements                           (15,938)      29,148     23,860
     Advances (repayments) of other borrowed funds, net      (871)      (1,594)         -
     Borrowings of long-term debt                          66,939       13,484        122
     Repayment of long-term debt                          (22,410)      (3,066)    (1,526)
     Proceeds from issuance of common stock                 3,478          358        362
     Proceeds from issuance of preferred stock,
       net of issuance costs                               19,542            -          -
     Payments to retire common stock                       (1,229)      (1,197)      (950)
     Dividends paid on common stock                        (6,028)      (3,733)    (3,101)
     Dividends paid on preferred stock                       (425)           -          -
-----------------------------------------------------------------------------------------
              Net cash provided by financing activities    99,732      109,754     21,831
-----------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents       22,865       58,385    (54,992)

Cash and cash equivalents at beginning of year            143,042       84,657    139,649
-----------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                 $165,907      143,042     84,657
-----------------------------------------------------------------------------------------

Noncash Investing and Financing Activities - The Company transferred loans of $668, $227 and $106 to other real estate owned in 1996, 1995 and 1994, respectively.

On January 1, 1994, the Company reclassified investment securities of $46,237 as available-for-sale.

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Company provides a full range of banking services to individual and corporate customers through its bank and non-bank subsidiaries and their branch offices throughout the states of Montana and Wyoming. The Company is subject to competition from other financial institutions and financial service providers. The Company is subject to the regulations of certain Federal and state agencies and undergoes periodic examinations by those regulatory authorities. The following is a summary of significant accounting policies utilized by the Company:

     PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of First Interstate BancSystem of Montana, Inc. (Parent Company) and its operating subsidiaries: First Interstate Bank of Commerce in Montana, First Interstate Bank of Commerce in Wyoming,
     First Interstate Bank of Montana, N.A., First Interstate Bank of Wyoming, N.A., Mountain Bank, doing business as First Interstate Bank in
     Whitefish, Montana, First Interstate Bank, fsb and Commerce Financial, Inc. All material intercompany transactions have been eliminated in consolidation.

     BASIS OF PRESENTATION. The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

     Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and real estate owned, management obtains independent appraisals for significant properties. Management believes that the allowances for losses on loans and real estate owned are adequate. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowances for losses on loans and real estate owned. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowances may be necessary based on changes in economic conditions which may affect the borrowers' ability to pay or regulatory requirements.

     In addition to purchasing and selling Federal funds for their own account, the Company purchases and sells Federal funds as an agent. These and other assets held in an agency or fiduciary capacity are not assets of the Company and, accordingly, are not included in the accompanying consolidated financial statements.

     CASH AND CASH EQUIVALENTS. For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold for one day periods.

     At December 31, 1996 the Company was required to have aggregate reserves in the form of cash on hand and deposits with the Federal Reserve Bank of approximately $16,060. Also, an additional $23,800 compensating balance was maintained with the Federal Reserve Bank to mitigate the payment of service charges for check clearing services.

     INVESTMENT SECURITIES. In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company adopted the provisions of the statement as of January 1, 1994. There were no cumulative adjustments to income as a result of adopting the statement, however, the beginning balance of stockholders' equity was increased by $122 (which is net of $66 in deferred income taxes) to reflect net unrealized gains on securities classified as available-for-sale previously carried at the lower of amortized cost or market. The Company's accounting policy for investment securities is as follows:

          TRADING ACCOUNT ASSETS

          Trading account assets consist of debt and equity securities that are bought and held principally for the purpose of selling them in the near term and are reported at fair value, with unrealized gains and losses included in earnings. The Company carried no trading account assets during 1996 and 1995.

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


          INVESTMENT SECURITIES HELD-TO-MATURITY AND INVESTMENT SECURITIES AVAILABLE-FOR-SALE

          Management determines the appropriate classification of debt securities at the time of purchase. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost.

          Debt securities not classified as held-to-maturity or trading account assets are classified as available-for-sale. In addition, all equity securities not classified as trading are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of deferred taxes, reported as a separate component of stockholders' equity.

     The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums over the estimated average life of the security, accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization and accretion is included in interest income with interest and dividends. Realized gains and losses, and declines in value judged to be other-than-temporary, are included in investment securities gains (losses). The cost of securities sold is based on the specific identification method.

     LOANS. Loans are reported at the principal amount outstanding. Interest is calculated by using the simple interest method on the daily balance of the principal amount outstanding.

     Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full, timely collection of interest or principal or when a loan becomes contractually past due by ninety days or more with respect to interest or principal unless such past due loan is well secured and in the process of collection. When a loan is placed on nonaccrual status, interest previously accrued but not collected is reversed against current period interest income. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgement of management, the loans are estimated to be fully collectible as to both principal and interest.

     Renegotiated loans are those loans on which concessions in terms have been granted because of a borrower's financial difficulty.

     Significant loan origination fees, net of related costs, are recognized over the lives of the related loans as an adjustment of yield.

     ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is established through a provision for loan losses which is charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely or, with respect to consumer installment loans, according to an established delinquency schedule. The allowance balance is an amount that management believes will be adequate to absorb losses inherent in existing loans, leases and commitments to extend credit, based on evaluations of the collectibility and prior loss experience of loans, leases and commitments to extend credit. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific problem loans, leases and commitments, and current and anticipated economic conditions that may affect the borrowers' ability to pay.

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


     The Company may also establish a reserve for losses on specific loans which are deemed to be impaired. Groups of small balance homogeneous basis loans (generally consumer loans) are evaluated for impairment collectively. A loan is considered impaired when, based upon current information and events, it is probable that the Company will be unable to collect, on a timely basis, all principal and interest according to the contractual terms of the loan's original agreement. When a specific loan is determined to be impaired, the allowance for loan losses is increased through a charge to expense for the amount of the impairment.
     The amount of the impairment is measured using cash flows discounted at the loan's effective interest rate, except when it is determined that the sole source of repayment for the loan is the operation or liquidation of the underlying collateral. In such cases, the current value of the collateral, reduced by anticipated selling costs, will be used to measure impairment instead of discounted cash flows. The
     Company's impaired loans are those non-consumer loans which are non-accrual or a troubled debt restructuring. Interest income is recognized on impaired loans only to the extent that cash payments are received. The Company's existing policies for evaluating the adequacy of the allowance for loan losses and policies for discontinuing the accrual of interest on loans are used to establish the basis for determining whether a loan is impaired.

     GOODWILL AND OTHER INTANGIBLES. The excess of purchase price over the fair value of net assets from acquisitions ("Goodwill") is being amortized using the straight-line method over periods of primarily 15 to 25 years. The Company assesses the recoverability of Goodwill by determining whether the unamortized balance related to an acquisition can be recovered through undiscounted future cash flows over the remaining amortization period.

     Core deposit intangibles represent the intangible value of depositor relationships resulting from deposit liabilities assumed in acquisitions and are amortized using an accelerated method based on an estimated runoff of the related deposits, not exceeding 10 years. Purchased mortgage servicing rights ("MSR") represent the value of purchased rights to service mortgage loans. The MSR are amortized in proportion to and over the period of estimated net servicing income not expected to exceed 12 years. MSR are evaluated for impairment based on the MSR current fair value.

     PREMISES AND EQUIPMENT. Buildings, furniture and equipment are stated at cost less accumulated depreciation. Depreciation is provided over estimated useful lives of 5 to 50 years for buildings and improvements and 3 to 15 years for furniture and equipment using straight-line methods. Leasehold improvements are amortized using straight-line methods over the shorter of the estimated useful lives of the improvements or the terms of the related leases. Consolidated depreciation expense was $4,182 in 1996, $3,541 in 1995 and $3,318 in 1994.

     LONG-LIVED ASSETS. The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets for Long-Lived Assets to Be Disposed Of," on January 1, 1996. The statement requires long-lived assets and certain identifiable intangibles (e.g. premises, Goodwill, core deposit intangibles) be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. An asset is deemed impaired if the sum of the expected future cash flows is less than the carrying amount of the asset. The amount of the impairment loss is based on the assets' fair value, which may be estimated by discounting the expected future cash flows. The adoption of SFAS No. 121 did not have a material impact on the Company's consolidated financial position or consolidated results of operations.

     OTHER REAL ESTATE OWNED. Real estate acquired in satisfaction of loans is carried at the lower of the recorded investment in the property at the date of foreclosure or its current fair value less selling cost ("Net Realizable Value"). The value of the underlying loan is written down to the fair market value of the real estate acquired by a charge to the allowance for loan losses, if necessary, at the date of foreclosure. A provision to the real estate owned valuation allowance is charged against other real estate expense for any current or subsequent write-downs to Net Realizable Value. Operating expenses of such properties, net of related income, and gains on sales are included in other real estate expenses.

     SELF-INSURANCE. The Company is self-insured with respect to employee medical claims up to specified limits per claim. The Company has an accrual of approximately $560 for estimated unsettled and incurred but not reported claims.

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


     INCOME FROM FIDUCIARY ACTIVITIES. Consistent with industry practice, income for trust services is recognized on the basis of cash received. However, use of this method in lieu of accrual basis accounting does not materially affect reported earnings.

     INCOME TAXES. The Parent Company and its subsidiaries have elected to be included in a consolidated Federal income tax return. For state income tax purposes, the combined taxable income of the Parent Company and its subsidiaries is apportioned between the states in which operations take place. Federal and state income taxes attributable to the subsidiaries, computed on a separate return basis, are paid to or received from the Parent Company.

     Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     PER SHARE DATA. Earnings per common share is calculated by dividing net income less preferred stock dividends by the weighted average number of common shares and common share equivalents outstanding during the period. Book value per common share is calulated by dividing total stockholders' equity less preferred stock by the number of common shares outstanding at the end of the year.

     STOCK-BASED COMPENSATION. The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," as of January 1, 1996. SFAS No. 123 encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies are, however, allowed to continue to measure compensation cost for those stock-based employee compensation plans using the intrinsic value-based method of accounting, which generally results in compensation expense only when the exercise price is less than the fair value of the underlying stock at the date of grant. Companies that elect to remain with the intrinsic value method are required to disclose in a footnote to the financial statements pro forma net income and earnings per share, as if the fair value method of SFAS No. 123 had been adopted. The Company has elected to continue accounting for stock-based employee compensation plans in accordance with Accounting Principles Board
     No. 25 (see note 12).

     RECLASSIFICATIONS. Certain reclassifications have been made to the 1995 and 1994 amounts to conform to the 1996 presentation.

(2)  REGULATORY MATTERS

     The Federal Reserve Board (FRB) and the Federal Deposit Insurance Corporation (FDIC) have issued risk-based capital guidelines to more accurately consider the credit risk inherent in the assets and off-balance-sheet activities of a bank or bank holding company and their assessment of capital adequacy.

     Under the guidelines, total capital has been redefined as core capital and supplementary capital. Core capital consists primarily of stockholders' equity, while supplementary capital consists primarily of the allowance for loan losses (not to exceed 1.25% of risk weighted assets). Under the guidelines, all intangible assets are to be excluded from the components of core capital. The definition of assets has also been modified to include items on and off the balance sheet, with each item being assigned a predefined credit "risk-weight".

     At December 31, 1996, the Company's consolidated risk-based capital (core plus supplementary) and core capital ratios, calculated in accordance with the guidelines, were 10.0% and 7.4%, respectively.

     In addition to the risk-based guidelines discussed above, the FRB and FDIC also established a leverage ratio defined as core capital as a percentage of average tangible assets. The Company's consolidated leverage ratio at December 31, 1996 was 5.3%.

     The Federal Deposit Insurance Corporation Improvement Act ("FDICIA"), which was enacted on December 19, 1992, substantially revises the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes.

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


     Among other things, FDICIA requires the federal banking agencies to implement differing levels of oversight depending on the institution's capital category, as defined in the regulations. A depository institution's capital category will depend upon where its capital ratios are in relation to various relevant capital measures, which include the risk-based capital and leverage ratios. The capital categories represent minimum standards that will generally be applied to all institutions. However, the regulatory agencies may impose higher minimum standards on individual institutions or may downgrade an institution at the applicable agency's discretion. FDICIA generally restricts a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized (less than 8% total risk-based capital or 4% core capital and 3% leverage). At December 31, 1996, the Company's and bank subsidiaries' capital ratios meet or exceed the highest capital category, which requires total risk-based capital of at least 10%, core capital of at least 6% and a leverage ratio of at least 5%.

(3)  INVESTMENT SECURITIES

     The amortized cost and approximate market values of investment securities are summarized as follows:


     AVAILABLE-FOR-SALE
                                                               Gross         Gross       Estimated
                                                Amortized    unrealized    unrealized      market
     December 31, 1996                            cost         gains         losses        value
     ---------------------------------------------------------------------------------------------
     U.S. Treasury securities                 $  45,272         153             -          45,425
     Obligations of U.S. Government agencies     54,919         340           (114)        55,145
     States, county and municipal securities      7,717         295             (2)         8,010
     Corporate securities                         2,484           7             (5)         2,486
     Other mortgage-backed  securities            3,703          16            (10)         3,709
     Other securities                             9,607         120             -           9,727
     ---------------------------------------------------------------------------------------------
              Total                           $ 123,702         931           (131)       124,502
     ---------------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------------


     HELD-TO-MATURITY
                                                               Gross         Gross       Estimated
                                                Amortized    unrealized    unrealized      market
     December 31, 1996                            cost         gains         losses        value
     ---------------------------------------------------------------------------------------------
     U.S. Treasury securities                 $ 169,196         445           (731)        168,910
     Obligations of U.S. Government agencies     89,600         158           (179)         89,579
     States, county and municipal securities     11,793         152            (12)         11,933
     Corporate securities                         8,480           1            (27)          8,454
     ---------------------------------------------------------------------------------------------
              Total                           $ 279,069         756           (949)        278,876
     ---------------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------------


     Gross gains of $18 and no gross losses were realized on the sale of available-for-sale securities in 1996.


     AVAILABLE-FOR-SALE
                                                               Gross         Gross       Estimated
                                                Amortized    unrealized    unrealized      market
     December 31, 1995                            cost         gains         losses        value
     ---------------------------------------------------------------------------------------------
     Obligations of U.S. Government agencies  $  48,288         576           (163)         48,701
     States, county and municipal securities      7,392         382           (146)          7,628
     Corporate securities                           808          -              (3)            805
     Other mortgage-backed securities             3,206          12            (10)          3,208
     Other securities                             5,448          14            (14)          5,448
     ---------------------------------------------------------------------------------------------
              Total                           $  65,142         984           (336)         65,790
     ---------------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------------

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


     HELD-TO-MATURITY
                                                               Gross         Gross       Estimated
                                                Amortized    unrealized    unrealized      market
     December 31, 1995                            cost         gains         losses        value
     ---------------------------------------------------------------------------------------------
     U.S. Treasury securities                 $ 121,086         248           (493)        120,841
     Obligations of U.S. Government agencies     51,599         314           (137)         51,776
     States, county and municipal securities     11,102         206            (34)         11,274
     Corporate securities                         9,160           7            (21)          9,146
     ---------------------------------------------------------------------------------------------
              Total                           $ 192,947         775           (685)        193,037
     ---------------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------------

     Gross gains of $6 and gross losses of $12 were realized on the sale of available-for-sale securities in 1995. Gross gains of $70 and gross losses of $1 were realized on the sale of securities in 1994.

     Maturities of investment securities by contractual maturity at December 31, 1996 are shown below. Maturities of securities do not reflect rate repricing opportunities present in many adjustable rate mortgage-backed and corporate securities, nor do they reflect expected shorter maturities based upon early prepayments of principal.


     December 31,1996                            Available-for-Sale           Held-to-Maturity
     ---------------------------------------------------------------------------------------------
                                                Amortized      Estimated    Amortized   Estimated
                                                  cost       market value      cost   market value
     ---------------------------------------------------------------------------------------------
     Within one year                          $   3,720           3,719       109,646      109,538
     After one but within five years             68,523          68,809       159,029      158,868
     After five years but within ten years       11,277          11,557         5,150        5,239
     After ten years                             26,301          26,410           619          620
     ---------------------------------------------------------------------------------------------
              Total                             109,821         110,495       274,444      274,265
     ---------------------------------------------------------------------------------------------

      Collateralized mortgage obligations
       and other                                 13,881          14,007         4,625        4,611
     ---------------------------------------------------------------------------------------------
              Total                           $ 123,702         124,502       279,069      278,876
     ---------------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------------

     There are no significant concentrations of investments at December 31, 1996 (greater than 10 percent of stockholders' equity) in any individual security issuer, except for U.S. Government or agency-backed securities.

     At December 31, 1996 and 1995, $18,148 and $15,028, respectively, of variable rate securities are included in investment securities.

     Investment securities with amortized cost of $263,459 and $182,976 at December 31, 1996 and 1995, respectively, were pledged to secure public deposits, securities sold under repurchase agreements and for other purposes required or permitted by law. The approximate market value of securities pledged at December 31, 1996 and 1995 was $263,608 and $182,970, respectively. All securities sold under repurchase agreements are with customers and generally mature on the next banking day. The Company retains possession of the underlying securities sold under repurchase agreements.

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


(4)  LOANS

     Major categories and balances of loans included in the loan portfolios are as follows:

     December 31,                               1996             1995
     --------------------------------------------------------------------------
     Agricultural (1)                        $   143,572        113,827
     Commercial (2)                              471,458        311,982
     Real estate                                 274,141        142,097
     Consumer (3)                                484,865        300,711
     Other loans, including overdrafts             1,443          1,761
     --------------------------------------------------------------------------
     Total loans                             $ 1,375,479        870,378
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------
        (1) Includes loans to agricultural customers secured by real estate of $52,689 and $43,826 at December 31, 1996 and 1995, respectively.
        (2) Includes loans secured by commercial real estate properties of $198,570 and $145,380 at December 31, 1996 and 1995, respectively.
        (3) Includes loans secured by second mortgages on real estate of $74,607 and $53,046 at December 31, 1996 and 1995, respectively.

     At December 31, 1996, the Company had no concentrations of loans which exceeded 10% of total loans other than the categories disclosed above. The Company has no loans or loan commitments to highly leveraged companies.

     Nonaccrual loans amounted to $6,822 and $3,632 at December 31, 1996 and 1995, respectively. If interest on nonaccrual loans had been accrued, such income would have approximated $405 and $318, respectively. Loans contractually past due ninety days or more aggregating $6,432 on December 31, 1996 and $1,711 on December 31, 1995 were on accrual status. Such loans are deemed adequately secured and in the process of collection.

     Included in the nonaccrual loans at December 31, 1996 and 1995 are $5,122 and $3,231, respectively, of loans which are considered impaired. Of this amount, an impairment allowance of $436 and $407, respectively, is included in the Company's allowance for loan losses. The average recorded investment in impaired loans for the years ended December 31, 1996 and 1995 was approximately $3,870 and $3,080, respectively. If interest on impaired loans had been accrued, the amount of interest income on impaired loans during 1996 and 1995 would have been approximately $357 and $283, respectively.

     Also included in total loans at December 31, 1996 and 1995 are loans with a carrying value of $1,763 and $1,755, respectively, the terms of which have been modified in troubled debt restructurings. There were no nonaccrual loans included in restructured debt at December 31, 1996. Restructured debt includes nonaccrual loans of $15 at December 31, 1995. During the years then ended, the recognized interest income on restructured loans approximated $158 and $161, respectively. At December 31, 1996, there were no commitments to lend additional funds to borrowers whose existing loans have been restructured or are classified as nonaccrual.

     Most of the Company's business activity is with customers within the state of Montana and Wyoming. Loans where the customers or related collateral are out of the Company's trade area are not significant and management's anticipated credit losses arising from these transactions compare favorably with the Company's credit loss experience on its loan portfolio as a whole.

     Certain executive officers and directors of the Company and certain corporations and individuals related to such persons, incurred indebtedness in the form of loans, as customers, of approximately $11,474 at December 31, 1996 and $12,802 at December 31, 1995 (including outstanding loans of new executive officers and directors in 1996). During 1996, new loans and advances on existing loans of $2,700 were funded and repayments totaled $4,028. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable risk of collectibility.

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
---------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


(5)  ALLOWANCE FOR LOAN LOSSES

     A summary of changes in the allowance for loan losses follows:


     Year ending December 31,                               1996       1995        1994
     -------------------------------------------------------------------------------------
     Balance at beginning of year                        $ 15,171     13,726      13,373
     Allowance of acquired banks                           10,553        917           -
     Provision charged to operating expense                 3,844      1,629       1,344
     Less loans charged-off                                (3,758)    (2,117)     (1,880)
     Add back recoveries of loans previously charged-off    1,987      1,016         889
     -------------------------------------------------------------------------------------

     Balance at end of year                              $ 27,797     15,171      13,726
     -------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------


(6)  PREMISES AND EQUIPMENT

     Premises and equipment and related accumulated depreciation are as follows:

     December 31,                              1996        1995
     --------------------------------------------------------------

     Land                                    $  8,350       5,747
     Buildings and improvements                53,609      33,032
     Furniture and equipment                   24,689      20,406
     --------------------------------------------------------------
                                               86,648      59,185
     Less accumulated depreciation             28,465      26,645
     --------------------------------------------------------------

     Premises and equipment, net             $ 58,183      32,540
     --------------------------------------------------------------
     --------------------------------------------------------------

     The Parent Company and a branch office lease premises from an affiliated partnership (see note 13).

(7)  OTHER REAL ESTATE OWNED

     Other real estate owned (OREO) consists of the following:

     December 31,                              1996        1995
     --------------------------------------------------------------

     Other real estate                        $ 2,057      1,903
     Less allowance for OREO losses              511         554
     --------------------------------------------------------------

                                              $ 1,546      1,349
     --------------------------------------------------------------
     --------------------------------------------------------------

     A summary of transactions in the allowance for OREO losses follows:

     Year ending December 31,                  1996        1995       1994
     ------------------------------------------------------------------------

     Balance at beginning of year            $  554       1,048       1,448
     Provision (reversal) during the year       (21)        (28)         10
     Property writedowns                        (16)       (449)       (410)
     Losses on sales                             (6)        (17)          -
     ------------------------------------------------------------------------

     Balance at end of year                  $  511         554       1,048
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
-----------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The changes in the balance of other real estate for the years ending December 31, 1996 and 1995 are summarized as follows:
                                                1996             1995
     ------------------------------------------------------------------

     Balance, beginning of year                $1,903            2,851
     Add other real estate of banks acquired      294                -
     Add transfers from loans                     668              227

     Cash proceeds from sales                  $1,121            1,236
     Less gains on sales                          335              527
     ------------------------------------------------------------------

         Net basis of OREO sold                  (786)            (709)
     Property writedowns                          (22)            (466)
     ------------------------------------------------------------------

     Balance, end of year                      $2,057            1,903
     ------------------------------------------------------------------
     ------------------------------------------------------------------

(8)  CASH SURRENDER VALUE OF LIFE INSURANCE

     The Company maintains key-executive life insurance policies on certain principal shareholders. Under the key-executive insurance, the Company receives the cash surrender value if the policy is terminated, or receives all benefits payable upon the death of the insured. The aggregate face amount of key-executive insurance policies was $7,000 at December 31, 1996. Cash surrender values are recorded net of outstanding policy loans, since the Company has no current plans for repayment. Outstanding policy loans at December 31, 1996 and 1995 are $2,540 and $1,875, respectively. The net cash surrender value of key-executive insurance policies included in other assets is $278 and $792 at December 31, 1996 and 1995, respectively.

     During 1994, the Company provided insurance contracts for certain key officers. The net cash surrender value of these contracts is $1,365 and $1,218 at December 31, 1996 and 1995, respectively, and is included in other assets. Upon retirement, the officers have the option of entering into a split-dollar contract with the Company providing insurance coverage for the difference between the Company's cash surrender value and the face amount of the policy.

(9)  DEPOSITS

     Deposits are summarized as follows:

     December 31,                                1996         1995
     ------------------------------------------------------------------
     Noninterest bearing demand             $   385,371     230,136

     Interest bearing:
         Demand                                 316,964     180,742
         Savings                                396,845     263,062
         Time, $100 and over                    122,242      90,257
         Time, other                            458,002     334,872
     ------------------------------------------------------------------

         Total interest bearing               1,294,053     868,933
     ------------------------------------------------------------------

                                            $ 1,679,424   1,099,069
     ------------------------------------------------------------------
     ------------------------------------------------------------------

     Maturities of time deposits of $100 or more are as follows:


     December 31,                              1996
     ------------------------------------------------------------------

     Three months or less                   $  40,819
     Three through six months                  24,792
     Six months through twelve months          43,839
     Over twelve months                        12,792
     ------------------------------------------------------------------

                                            $ 122,242
     ------------------------------------------------------------------
     ------------------------------------------------------------------

     Interest expense on time deposits of $100 or more was $5,514, $4,581 and $2,846 for the years ended December 31, 1996, 1995 and 1994, respectively.

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
-----------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(10) INCOME TAXES

     Income tax expense (benefit) consists of the following:

     Year ended December 31,           1996       1995       1994
     ------------------------------------------------------------------

     Current:
         Federal                     $ 12,004     9,194      8,318
         State                          1,875     1,521      1,311
     ------------------------------------------------------------------

                                       13,879     10,715     9,629
     ------------------------------------------------------------------

     Deferred:
         Federal                         (492)       134       214
         State                            (36)        (5)       18
     ------------------------------------------------------------------

                                         (528)       129       232
     ------------------------------------------------------------------

                                     $ 13,351     10,844     9,861
     ------------------------------------------------------------------
     ------------------------------------------------------------------

     Total income tax expense differs from the amount computed by applying the Federal income tax rate of 35 percent in 1996, 1995 and 1994 to income before income taxes as a result of the following:


     Year ended December 31,                                          1996      1995      1994
     ------------------------------------------------------------------------------------------

     Tax expense at the statutory tax rate                         $ 12,108     9,863    8,958
     Increase (decrease) in tax resulting from:
         Tax-exempt income                                             (472)     (374)    (116)
         State income tax, net of Federal income tax benefit          1,190       985      864
         Amortization of nondeductible Goodwill                         318       289      137
         Other, net                                                     207        81       18
     ------------------------------------------------------------------------------------------

                                                                   $ 13,351    10,844    9,861
     ------------------------------------------------------------------------------------------
     ------------------------------------------------------------------------------------------

     The tax effects of temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant portions of the net deferred tax asset relate to the following:


     December 31,                                                           1996        1995
     -----------------------------------------------------------------------------------------

     Deferred tax assets:
         Loans, principally due to allowance for loan losses              $ 6,561       5,616
         Other real estate owned, principally due to differences in bases     118         499
         Employee benefits                                                    828         845
         Other                                                                 45           -
     -----------------------------------------------------------------------------------------

             Net deferred tax assets                                        7,552       6,960

     Deferred tax liabilities:
         Fixed assets, principally differences in bases and depreciation     (926)       (830)
         Investment in joint venture partnership, principally due to
             differences in depreciation of partnership assets               (904)       (845)
         Prepaid amounts                                                     (138)       (299)
         Investment securities, principally differences in bases             (370)       (146)
         Investment securities available-for-sale                            (293)       (254)
     Other                                                                      -        (154)
     -----------------------------------------------------------------------------------------

     Net deferred tax liabilities                                          (2,631)     (2,528)
     -----------------------------------------------------------------------------------------

     Net deferred income tax asset                                        $ 4,921       4,432
     -----------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
-----------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the existence of, or generation of, taxable income in the periods which those temporary differences are deductible. Management considers the scheduled reversal of deferred tax liabilities, taxes paid in carryback years, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, at December 31, 1996 management continues to believe it is more likely than not that the Company will realize the benefits of these deductible differences.

(11) LONG-TERM DEBT AND OTHER BORROWED FUNDS

     A summary of long-term debt follows:


     December 31,                                                                       1996            1995
     ----------------------------------------------------------------------------------------------------------

     Parent Company:
         Revolving term loan due December 31, 2003 at variable interest rates (7.53% weighted average rate at December 31,1996), with semi-annual reductions in overall credit line of $2,000 each
             June 30 and December 31                                                  $ 39,200             -
     7.5% subordinated notes, unsecured, interest payable semi-annually, due in increasing annual principal payments beginning
         October 1, 2002 in the amount of $3,400 with final maturity
         on October 1, 2006                                                             20,000             -
     Various unsecured notes payable to former stockholders at various rates of 5.80% to 8.25% due in annual installments aggregating
         $486, plus interest, through March 1999                                         1,196         1,117
     Term notes payable to bank, refinanced in 1996                                          -         9,750

     Subsidiaries:
         Various notes payable to Federal Home Loan Bank of Seattle, interest due monthly at various rates and maturities (weighted
             average rate of 6.52% at December 31, 1996)                                 4,271             -
         Note payable to Federal Home Loan Bank of Seattle repaid in 1996                    -         5,000
     ----------------------------------------------------------------------------------------------------------

                                                                                      $ 64,667        15,867
     ----------------------------------------------------------------------------------------------------------
     ----------------------------------------------------------------------------------------------------------

     Maturities of long-term debt for the years ending December 31 follow:

                   1997                     $ 1,686
                   1998                       4,419
                   1999                       4,642
                   2000                       4,096
                   2001                       4,000
                   Thereafter                 45,824
     --------------------------------------------------------------------------

                                            $ 64,667
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------

     The proceeds from issuance of the revolving term note, subordinated notes and preferred stock (see note 15) were utilized to fund acquisitions
     (see note 18).

     In connection with its borrowings, the Company has agreed to certain restrictions dealing with, among other things, minimum capital ratios, the sale or issuance of capital stock and the maximum amount of dividends.

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
-----------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The Company has a revolving term loan with its primary lender in the amount of $42,000 at December 31, 1996. The available borrowing amount is reduced by $2,000 on a semi-annual basis commencing in June 1997. The revolving facility requires an annual commitment fee of 0.15% on the unadvanced amount. The Company may elect at various dates either prime or a Eurodollar rate plus 1.75%. The term note payable is secured by 100% of the outstanding capital stock of the Company's bank subsidiaries.

     The notes payable to Federal Home Loan Bank of Seattle (FHLB) are secured by FHLB stock, unencumbered residential real estate mortgages and certain mortgage-backed securities.

     The following is a summary of other borrowed funds, all of which mature within one year:


     December 31,                                                                1996             1995
     ----------------------------------------------------------------------------------------------------

     Interest bearing demand notes issued to the United States Treasury,
         secured by investment securities                                      $ 11,071           5,494
     5.45% interest bearing demand note issued to Federal Home Loan Bank of
         Seattle secured by unencumbered real estate mortgages and certain
         mortgages and certain mortgage-backed securities                         2,000               -
     ----------------------------------------------------------------------------------------------------

                                                                               $ 13,071           5,494
     ----------------------------------------------------------------------------------------------------
     ----------------------------------------------------------------------------------------------------


     The Company has Federal funds lines of credit with third parties amounting to $50,000, subject to funds availability. The Company also has been approved for participation in the Federal Home Loan Bank Cash management Advance Program for borrowings up to approximately $39,500.

(12) EMPLOYEE BENEFIT PLANS

     PROFIT SHARING PLAN. The Company has a noncontributory profit sharing plan. To be eligible for the profit sharing plan, an employee must complete one year of employment and 1,000 hours or more of service. Quarterly contributions are determined by the Company's Board of Directors, but are not to exceed, on an individual basis, the lesser of 25% of compensation or $30. Contributions to this plan were $839, $685 and $620 in 1996, 1995 and 1994, respectively.

     SAVINGS PLAN. In addition, the Company has a contributory employee savings plan. Eligibility requirements for this plan are the same as those for the profit sharing plan as discussed in the preceding paragraph. Employee participation in the plan is at the option of the employee. The Company contributes $1.25 for each $1.00 of employee contributions up to 4% of the participating employee's compensation. The recorded expense related to this plan was $814 in 1996, $703 in 1995 and $648 in 1994.

     STOCK OPTION PLAN.  The Company has a Nonqualified Stock
     Option and Stock Appreciation Rights Plan for senior officers of the Company. All options and stock appreciation rights ("SAR's") granted have an exercise price of book value of the Company prior to 1993 and appraised value thereafter. Each option granted under the Plan can be immediately exercised up to ten years from the date of grant. SAR's are granted and exercised in tandem with options. The stock issued in conjunction with the exercise of options is subject to a shareholder agreement (see note 15). The consolidated expense related to this plan was $72 in 1996, $170 in 1995 and $387 in 1994.

     Information with respect to the Company's stock options and SAR's are as follows:


                                          1996              1995              1994
     Year ended December 31,          Options  SAR's    Options  SAR's    Options  SAR's
     --------------------------------------------------------------------------------------

     Outstanding, beginning of year    29,188  19,809   30,116   20,535   32,134   23,330
     Granted                            4,150   4,150    4,125    4,125    3,850    2,888
     Exercised                         (4,379) (4,379)  (5,053)  (4,851)  (5,868)  (5,683)
     -------------------------------------------------------------------------------------

     Outstanding, end of year          28,959  19,580   29,188   19,809   30,116   20,535
     -------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

-------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


     Information with respect to the range of stock option exercise prices are as follows:


     Year ended December 31,         1996              1995               1994
     --------------------------------------------------------------------------------
     Granted during year        $71.42 - $71.42    $63.20 - $63.20    $49.60 - $49.60
     Exercised during year      $17.20 - $24.62    $17.20 - $23.51    $16.18 - $21.43
     Outstanding, end of year   $18.25 - $71.42    $17.20 - $63.20    $17.20 - $49.60
     --------------------------------------------------------------------------------
     --------------------------------------------------------------------------------

     Stratification and additional detail regarding the options outstanding at December 31, 1996 are as follows (all exercisable):

          Exercise            Number      Weighted-average   Weighted-average
        price range        outstanding     remaining life     exercise price
     --------------------------------------------------------------------------
       $18.25 - $30.45        12,734         2.97 years          $  24.53
       $45.60 - $71.42        16,225         7.73 years             57.63
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------

     The Company has elected to continue to measure compensation costs as prescribed by APB Opinion No. 25 and, accordingly, does not recognize compensation expense on the options granted where the exercise price is equal to appraisal value at the date of grant. SFAS No. 123 requires the Company to disclose pro forma information reflecting net income and earnings per share had the Company elected to record compensation expense based on the fair value method described in SFAS No. 123. The fair value of the options was estimated at the grant date using a Black-Scholes option pricing model. Option valuation models require the input of highly subjective assumptions. Because the Company's common stock and stock options have characteristics significantly different from listed securities and traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

     The following weighted-average assumptions were used in the valuation model: risk-free interest rates of 5.65% and 7.78% in 1996 and 1995; dividend yield of 2.50% and 2.67% in 1996 and 1995; and expected life of options of 10 years in both 1996 and 1995.

     Pro forma disclosures, listed below, include options granted in 1996 and 1995 and are not likely to be representative of the pro forma disclosures for future years. The estimated fair value of the options is expensed in the year granted as all options are vested upon grant.

     Year ended December 31,                              1996        1995
     --------------------------------------------------------------------------
     Pro forma net income                               $ 21,102     17,211
     Pro forma net income applicable to common stock      20,677     17,211

     Pro forma earnings per common share                   10.49       8.77
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------

(13) COMMITMENTS AND CONTINGENCIES

     In the normal course of business, the Company is involved in various claims and litigation. In the opinion of management, following consultation with legal counsel, the ultimate liability or disposition thereof will not have a material adverse effect on the consolidated financial condition or results of operations.

     The Parent Company and the Billings office of First Interstate Bank of Commerce in Montana ("FIB Montana") are the anchor tenants in a building owned by a joint venture partnership in which FIB Montana is one of the two partners, and has a 50% partnership interest. The investment in the partnership is accounted for using the equity method. Indebtedness of the partnership in the amount of $10,827 at December 31, 1996 is recourse to the partners. Total rents paid to the partnership were $814 in 1996, $711 in 1995 and $690 in 1994.

     The Company also leases certain premises and equipment from third parties under operating leases. Total rental expense to third parties was $1,019 in 1996, $1,425 in 1995 and $1,267 in 1994.

     The total future minimum rental commitments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year at December 31, 1996 are as follows:


                                          Third
                                         parties  Partnership   Total
     ---------------------------------------------------------------------------
     For the year ending December 31:
         1997                          $   328       814       1,142
         1998                              273       814       1,087
         1999                              268       814       1,082
         2000                              196       814       1,010
         2001                              171       814         985
         Thereafter                      1,476     3,053       4,529
     ---------------------------------------------------------------------------
                                       $ 2,712     7,123       9,835
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

     In September 1983, the Company entered into a franchise agreement ("Franchise Agreement") with First Interstate Bancorp ("First Interstate"), a Los Angeles based bank holding company which was acquired by Wells Fargo and Company April 1, 1996. Under the Franchise Agreement, the Company was First Interstate's exclusive licensee in the states of Montana and Wyoming. On May 24, 1996, the Company entered into a trademark license agreement granting the Company and its subsidiaries an exclusive, nontransferable license to use the "First Interstate" name and logo in the states of Montana, Wyoming, North Dakota, South Dakota and Nebraska. By mutual agreement of the parties, the franchise agreement between the Company and Wells Fargo and Company was terminated.

(14) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of amounts recorded in the consolidated balance sheet.

     Standby letters of credit and financial guarantees written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Most commitments extend less than two years. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds various collateral supporting those commitments for which collateral is deemed necessary.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. At December 31, 1996, stand-by letters of credit in the amount of $19,884, were outstanding. Commitments to extend credit to existing and new borrowers approximated $284,259 at December 31, 1996, which includes $32,760 on unused credit card lines.

(15) CAPITAL STOCK

     On September 26, 1996 ("Issuance Date"), the Company issued 20,000 shares of no par noncumulative perpetual preferred stock ("Preferred Stock") at a price of $1,000. The holders of Preferred Stock are entitled to receive in any fiscal year, when and if declared by the Company's Board of Directors, dividends in cash at the rate of $85.30 per share, up to the seventh anniversary of the Issuance Date. From and after the seventh anniversary of the Issuance Date, the holders of Preferred Stock shall be entitled to receive in any fiscal year, when and if declared by the Company's Board of Directors, dividends in cash at a variable rate equal to 250 basis points over the high yield of the 30-day, 10-year or 30-year U.S. Treasury Bills. The Preferred Stock is not redeemable prior to the seventh anniversary of the Issuance Date. The Company may, at its option, redeem all or any part of the Preferred Stock at any time on or after the seventh anniversary of the Issuance Date, subject to the approval of the FRB, at a price of $1.00 per share, plus accrued but unpaid dividends to the date fixed for redemption.

     At December 31, 1996 nearly all shares of common stock held by shareholders are subject to shareholder's agreements (Agreements).
     Under the Agreements, the Company has a right of first refusal to repurchase shares from the shareholder at minority interest appraised value in the event of a proposed sale of shares to a third party, death, disability or termination of employment. Additional shares purchased by officers, directors and employees after 1993 are also subject to repurchase at the Company's discretion.

(16) CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

     Following is condensed financial information of First Interstate BancSystem of Montana, Inc.:


     December 31,                                                          1996           1995
     ---------------------------------------------------------------------------------------------------
     CONDENSED BALANCE SHEETS:
       Cash and cash equivalents                                           $     2,905          1,890
       Investment in subsidiaries, at equity:
         First Interstate Bank of Commerce of Montana                           88,438         85,951
         First Interstate Bank of Commerce of Wyoming                           29,196         28,145
         First Interstate Bank of Montana, N.A.                                 35,052              -
         First Interstate Bank of Wyoming, N.A.                                 38,909              -
         Mountain Bank (doing business as First Interstate Bank)                 7,965              -
         First Interstate Bank, fsb                                              1,988              -
         Non-bank subsidiary - Commerce Financial, Inc.                            408            381
     ---------------------------------------------------------------------------------------------------
         Total investment in subsidiaries, at equity                           201,956        114,477
       Goodwill, net of accumulated amortization                                 2,633          2,927
       Other assets                                                              4,068          4,009
     ---------------------------------------------------------------------------------------------------
                                                                           $   211,562        123,303
     ---------------------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------------------
     Other liabilities                                                     $     5,105          3,070
     Long-term debt                                                             60,396         10,867
     ---------------------------------------------------------------------------------------------------
                                                                                65,501         13,937
     Stockholders' equity                                                      145,554        108,973
     Unrealized gain on investment securities available-for-sale, net              507            393
     ---------------------------------------------------------------------------------------------------
                                                                           $   211,562        123,303
     ---------------------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------------------



     Year ended December 31,                                     1996           1995           1994
     --------------------------------------------------------------------------------------------------------
     CONDENSED STATEMENTS OF INCOME:
       Dividends from subsidiary banks                           $    19,529         10,993         10,029
       Interest on note receivable from non-bank subsidiary               15             32             41
       Other interest income                                             143             30            159
       Other income, primarily management fees
          from subsidiaries                                            1,788          1,508          1,513
     --------------------------------------------------------------------------------------------------------
       Total income                                                   21,475         12,563         11,742
     --------------------------------------------------------------------------------------------------------
       Salaries and benefits                                           2,627          2,370          2,378
       Interest expense                                                1,919          1,010            514
       Other operating expenses, net                                   2,612          1,835          1,506
     --------------------------------------------------------------------------------------------------------
       Total expenses                                                  7,158          5,215          4,398
     --------------------------------------------------------------------------------------------------------
       Data Division income, net of operating expenses                 1,990          1,667          1,307
     --------------------------------------------------------------------------------------------------------
       Earnings before income tax benefits                            16,307          9,015          8,651
       Income tax benefit                                                979            565            343
     --------------------------------------------------------------------------------------------------------
       Income before undistributed earnings of subsidiaries           17,286          9,580          8,994
     --------------------------------------------------------------------------------------------------------
       Undistributed earnings of subsidiaries                          3,957          7,757          6,740
     --------------------------------------------------------------------------------------------------------
       Net income                                                $    21,243         17,337         15,734
     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------

     CONDENSED STATEMENTS OF CASH FLOWS:
       Cash flows from operating activities:
         Net income                                              $    21,243         17,337         15,734
         Adjustments to reconcile net income to cash
           provided by operating activities:
             Undistributed earnings of subsidiaries                   (3,957)        (7,757)        (6,740)
             Depreciation and amortization                               311            312            306
             Provision for deferred income taxes                          11            348            177
             Deposit on bank acquisition                                   -            250           (250)
             Other, net                                                  802            967         (1,432)
     --------------------------------------------------------------------------------------------------------
       Net cash provided by operating activities                      18,410         11,457          7,795
     --------------------------------------------------------------------------------------------------------
       Cash flows from investing activities:
         Net decrease in advances to non-bank subsidiary                 133            154          1,040
         Purchase of investments                                           -              -         (8,959)
         Maturities of investments                                         -          7,500          2,512
         Increase in premises and equipment                               (2)        (1,095)           (28)
         Capitalization of de novo subsidiary                         (2,000)             -              -
         Acquisitions of subsidiaries, net                           (80,393)       (17,478)             -
     --------------------------------------------------------------------------------------------------------
       Net cash used in investing activities                         (82,262)       (10,919)        (5,435)
     --------------------------------------------------------------------------------------------------------

                                       F-21



     Year ended December 31,                                     1996           1995           1994
     --------------------------------------------------------------------------------------------------------
       Cash flows from financing activities:
         Borrowings of long-term debt                            $    66,939          8,484            122
         Repayments of long-term debt                                (17,410)        (3,066)        (1,526)
         Dividends paid on common stock                               (6,028)        (3,733)        (3,101)
         Redemptions of common stock                                  (1,229)        (1,197)          (950)
         Issuance of common stock                                      3,478            358            362
         Proceeds from issuance of preferred stock,
           net of issuance costs                                      19,542              -              -
         Dividends paid on preferred stock                              (425)             -              -
     --------------------------------------------------------------------------------------------------------
       Net cash provided by (used in) financing activities            64,867            846         (5,093)
     --------------------------------------------------------------------------------------------------------
       Net increase (decrease) in cash and cash equivalents            1,015          1,384         (2,733)
       Cash and cash equivalents, beginning of year                    1,890            506          3,239
     --------------------------------------------------------------------------------------------------------
       Cash and cash equivalents, end of year                    $     2,905          1,890            506
     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------


     NONCASH OPERATING, INVESTING AND FINANCING ACTIVITIES.

     During 1996, the Parent Company transferred other assets of $1,014 to its subsidiary, First Interstate Bank of Commerce of Montana.

(17) DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Statement 107), requires the Company to disclose the estimated fair values of its financial instruments. Most of the Company's assets and liabilities are considered financial instruments. Many of the Company's financial instruments lack an available trading market, and it is the practice and intent of the Company to hold its financial instruments to maturity. As a result, significant assumptions and present value calculations were used in determining estimated fair values.

     For financial instruments bearing a variable interest rate, it is presumed that recorded book values are reasonable estimates of fair value. The methods and significant assumptions used to estimate fair values for the various financial instruments are set forth below.

          CASH AND CASH EQUIVALENTS. Due to the liquid nature of the instruments, the carrying value of due from banks and federal funds sold approximates market value.

          INTEREST-BEARING DEPOSITS IN BANK. Due to the short-term nature of the instrument, the carrying value of the interest-bearing deposit in bank approximates market value.

          INVESTMENT SECURITIES. Fair values of investment securities are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

          LOANS. Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, real estate, and consumer. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and nonperforming categories.

          The fair value of performing fixed rate loans is calculated by discounting scheduled cash flows through estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan category using the U.S. Treasury yield curve adjusted to bond equivalent yields. The estimate of maturity is based on the Company's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions. For performing real estate loans, fair value is estimated by discounting contractual cash flows adjusted for prepayment estimates using discount rates based on secondary market sources.

          The fair value of adjustable rate loans was considered to be the carrying value of these instruments due to the frequent repricing, provided there had been no change in credit quality since origination.

          DEPOSITS, FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER REPURCHASE AGREEMENTS. The fair value of demand deposits, savings accounts, federal funds purchased and securities sold under repurchase agreements is the amount payable on demand at the reporting date, due to the liquid nature of the instruments and the frequent repricing.

          The fair value of fixed-maturity certificates of deposit is estimated using external market rates currently offered for deposits with similar remaining maturities.

          OTHER BORROWED FUNDS AND LONG-TERM DEBT. The term note payable and revolving term loan bear interest at a floating market rate and, as such, the carrying amounts are deemed to reflect fair value. The carrying value of the interest bearing demand notes to the United States Treasury is deemed an approximation of fair value due to the frequent repayment and repricing at market rates. Due to the recent issuance date of the subordinated notes and relative stability of interest rates in the intervening period, book value is estimated to approximate fair value.

          COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT. The fair value of commitments to extend credit can be estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. It is not practicable to estimate fair value because information is not readily available to support estimates of fees which can be expected to be realized on these instruments.

          Loan fees for the year ended December 31, 1996 and 1995, including fees charged for commitments to extend credit and standby letters of credit, were approximately $4,981 and $4,070, respectively, of which a significant portion related to real estate refinancing.

          LIMITATIONS. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular instrument. Because no market exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding comparable market interest rates, future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

          Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, the Company has a trust department and data processing division that contribute net operating income annually. Neither department is considered a financial instrument, and their value has not been incorporated into the fair value estimates. Other significant assets that are not considered financial instruments include the mortgage subsidiary, deferred tax assets, and property and equipment. In addition, the tax effect of the difference between the fair value and carrying value of financial instruments can have a significant effect on fair value estimates and have not been considered in the estimates.

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

----------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


      A summary of the estimated fair values of financial instruments follows:


                                                             1996                          1995
     --------------------------------------------------------------------------------------------------------
                                                    Carrying       Estimated      Carrying       Estimated
           As of December 31,                        Amount       Fair Value       Amount       Fair Value
     --------------------------------------------------------------------------------------------------------
        Financial assets:
          Cash and short-term investments         $   172,452        172,452        166,082        166,082
          Securities available-for-sale               124,502        124,502         65,790         65,790
          Securities held-to-maturity                 279,069        278,876        192,947        193,037
          Net loans                                 1,347,682      1,344,336        855,207        863,480
     --------------------------------------------------------------------------------------------------------
        Total financial assets                    $ 1,923,705      1,920,166      1,280,026      1,288,389
     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------

        Financial liabilities:
          Total deposits, excluding certificates  $ 1,099,180      1,099,180        673,940        673,940
          Certificates of deposit                     580,244        587,718        425,129        434,190
          Federal funds purchased                      13,450         13,450          3,125          3,125
          Securities sold under repurchase
            agreements                                129,137        129,137        104,898        104,898
          Other borrowed funds                         13,071         13,071          5,494          5,494
          Long-term debt                               64,667         64,667         15,867         15,867
     --------------------------------------------------------------------------------------------------------
        Total financial liabilities               $ 1,899,749      1,907,223      1,228,453      1,237,514
     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------


(18) ACQUISITIONS AND EXPANSION

     FIRST CITIZENS BANK OF BOZEMAN. On January 3, 1995, the Company acquired all of the outstanding ownership of Citizens BancShares, Inc. ("CBI") and its bank subsidiary, First Citizens Bank of Bozeman ("FCB") for $8,606. The historical carrying value of the net assets of CBI as of the acquisition date were $3,724. The transaction was accounted for as a purchase and, accordingly, the consolidated statement of income for the year ended December 31, 1995 includes CBI's results of operations since the date of the purchase. CBI was subsequently dissolved and FCB became a branch of First Interstate Bank of Commerce in Montana.

     FIRST NATIONAL PARK BANK. On May 19, 1995, the Company acquired all of the outstanding ownership of First Park County Bancshares, Inc. ("FPCBI") and its bank subsidiary, First National Park Bank ("FNPB") for $8,872. The historical carrying value of the net assets of FPCBI as of the acquisition date were $5,269. The transaction was accounted for as a purchase and, accordingly, the consolidated statement of income for the year ended December 31, 1995 includes FPCBI's results of operations since the date of the purchase. FPCBI was subsequently dissolved and FNPB became a branch of First Interstate Bank of Commerce in Montana.

     FIRST INTERSTATE BANK, FSB. In November 1995, the Company filed an application with the Office of Thrift Supervision for permission to form a de novo savings bank in Hamilton, Montana. Upon approval, the Company capitalized the savings bank at $2,000 and opened the bank on December 12, 1996.

     FIRST INTERSTATE BANK OF MONTANA, N.A. AND FIRST INTERSTATE BANK OF WYOMING, N.A. On October 1, 1996, the Company acquired all of the outstanding ownership of First Interstate Bank of Montana, N.A. (FIBNA-MT) and First Interstate Bank of Wyoming, N.A. (FIBNA-WY). The transaction was accounted for as a purchase and, accordingly, the consolidated statement of income for the year ended December 31, 1996 includes FIBNA-MT's and FIBNA-WY's results of operations since the date of purchase.

     MOUNTAIN BANK OF WHITEFISH. On December 18, 1996, the Company acquired all of the outstanding ownership of Mountain Bank of Whitefish, now doing business as First Interstate Bank of Whitefish (FIB-Whitefish). The transaction was accounted for as a purchase and, accordingly, the consolidated statement of income for the year ended December 31, 1996 includes FIB-Whitefish's results of operations since the date of purchase. The premiums paid over the historical carrying value of net assets at the respective dates of purchase were as follows:


FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
----------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The premiums paid over the historical carrying value of net assets at the respective dates of purchase were as follows:


                                                    FIBNA-MT       FIBNA-WY    FIB-Whitefish      Total
     --------------------------------------------------------------------------------------------------------

     Cash consideration paid                      $    34,622         37,809          7,962         80,393
     Historical net assets carrying value              19,557         16,416          3,994         39,967
     --------------------------------------------------------------------------------------------------------
     Premium paid over historical carrying value  $    15,065         21,393          3,968         40,426
     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------
     The increase (decrease) in net asset values as a result of estimated fair value adjustments are as follows:


                                                    FIBNA-MT       FIBNA-WY    FIB-Whitefish      Total
     --------------------------------------------------------------------------------------------------------
     Intangible assets:
       Core deposit intangible                    $     3,920          4,309              -          8,229
       Mortgage servicing rights                            -          1,122              -          1,122
       Goodwill                                         7,392          9,850          3,573         20,815
     --------------------------------------------------------------------------------------------------------
        Total intangible assets                        11,312         15,281          3,573         30,166
     --------------------------------------------------------------------------------------------------------
     Premises and equipment                             3,780          6,327            837         10,944
     Investment securities                                (27)             -             13            (14)
     Allowance for loan losses                              -              -           (455)          (455)
     Other liabilities                                      -           (215)             -           (215)
     --------------------------------------------------------------------------------------------------------
                                                  $    15,065         21,393          3,968         40,426
     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------
     The premium paid and estimated fair value adjustments have been "pushed down" to the acquired entities.  The preliminary allocation of purchase price is subject to change as fair value estimates are finalized.

     The estimated fair value of net assets at the acquisition dates are summarized as follows:


                                                    FIBNA-MT       FIBNA-WY    FIB-Whitefish      Total
     --------------------------------------------------------------------------------------------------------
     Cash and due from banks                      $    20,712         24,990          4,132         49,834
     Federal funds sold                                16,791         32,708          5,900         55,399
     Investment securities available-for-sale           1,301         59,014          3,304         63,619
     Investment securities held-to-maturity            25,325         10,749              -         36,074
     Loans                                            191,010        172,576         47,799        411,385
     Allowance for loan losses                         (2,983)        (7,076)          (494)       (10,553)
     Premises and equipment                             8,534         11,934          3,181         23,649
     Goodwill                                           7,392          9,850          3,573         20,815
     Other intangibles                                  3,920          5,431              -          9,351
     Other assets                                       4,394          4,004          3,542         11,940
     --------------------------------------------------------------------------------------------------------
                                                      276,396        324,180         70,937        671,513
     --------------------------------------------------------------------------------------------------------
     Deposits                                         195,484        273,805         54,392        523,681
     Federal funds purchased                           41,653          8,849              -         50,502
     Other liabilities                                  2,374          1,532            312          4,218
     Borrowed funds                                     2,263          2,185          8,271         12,719
     --------------------------------------------------------------------------------------------------------
                                                      241,774        286,371         62,975        591,120
     --------------------------------------------------------------------------------------------------------
     Cash consideration paid                      $    34,622         37,809          7,962         80,393
     --------------------------------------------------------------------------------------------------------
     --------------------------------------------------------------------------------------------------------

FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONCLUDED
----------------------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


     The information below presents on a pro forma basis, amounts as if FIBNA-MT, FIBNA-WY, and FIB-Whitefish had been acquired as of January 1, 1996 and 1995 for each year presented.


     Years ended December 31, (unaudited)                     1996       1995
     --------------------------------------------------------------------------

     Interest income                                       $ 151,721    142,827
     Interest expense                                         65,404     61,260
     --------------------------------------------------------------------------
     Net interest income                                      86,317     81,567
     Provision for loan losses                                 4,955      1,629
     --------------------------------------------------------------------------
     Net interest income after provision for loan losses      81,362     79,938

     Investment security transactions                            284          9
     Noninterest income                                       29,988     26,982
     Noninterest expense                                     (71,027)   (69,008)
     --------------------------------------------------------------------------
     Income before income taxes                               40,607     37,921
     Income taxes                                             15,836     14,387
     --------------------------------------------------------------------------
     Pro forma net income                                  $  24,771     23,534
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------
     Pro forma net income per common share                 $   11.71      11.13
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------

     The unaudited pro forma information above has been prepared for comparative purposes only and does not purport to be indicative of the actual results that would have occurred if the operations had been combined during the periods presented nor is it intended to be a projection of future results.

(19) ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

     In 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which provides guidance on accounting for transfers and servicing of financial assets, recognition and measurement of servicing assets and liabilities, financial assets subject to prepayment, secured borrowings and collateral, and extinguishment of liabilities.

     SFAS No. 125 generally requires the Company to recognize as separate assets the rights to service mortgage loans for others, whether the servicing rights are acquired through purchases or loan originations. Servicing rights are initially recorded at fair value based upon the present value of estimated future cash flows. Subsequently, the servicing rights are assessed for impairment, with impairment losses recognized in the statement of income in the period the impairment occurs. For purposes of performing the impairment evaluation, the related portfolio must be stratified on the basis of certain risk characteristics including loan type and note rate. SFAS No. 125 also specifies that financial assets subject to prepayment, including loans that can be contractually prepaid or otherwise settled in such a way that the holder would not recover substantially all of its recorded investment, be measured like debt securities available-for-sale or trading securities under SFAS No. 115. The provisions of SFAS No. 125 apply prospectively to transactions occurring after December 31, 1996. Management expects adoption will not have a material effect on the consolidated financial position or results of operations of the Company.

     At December 31, 1996, the Company serviced loans for others with a principal balance outstanding of approximately $140,000.

             FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

                               CONSOLIDATED FINANCIAL STATEMENTS

                                        MARCH 31, 1997

                                         (UNAUDITED)

            FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

                             Consolidated Balance Sheets
                      (Dollars in thousands, except share data)

                                                        MARCH 31,
          ASSETS                                          1997    DECEMBER 31,
          ------                                      (UNAUDITED)      1996
                                                      -----------  -----------
Cash and due from banks                              $    131,878      160,962
Interest bearing deposits in banks                          2,033        6,545
Federal funds sold                                         27,695        4,945
Investment securities:
     Available-for-sale                                    98,709      124,502
     Held-to-maturity                                     286,097      279,069
                                                      -----------  -----------
                                                          384,806      403,571
`
Loans, net                                              1,405,570    1,379,871
Less allowance for loan losses                             28,393       27,797
                                                      -----------  -----------
        Net loans                                       1,377,177    1,352,074

Premises and equipment, net                                58,722       58,183
Accrued interest receivable                                19,250       19,573
Excess of purchase price over equity in net assets of
     subsidiaries less accumulated amortization of $6,712
     at March 31, 1997 (unaudited) and $5,971
     at December 31, 1996                                  38,269       39,010
Other real estate owned, net                                  878        1,546
Deferred tax asset                                          5,230        4,921
Other assets                                               15,064       16,899
                                                      -----------  -----------
                                                     $  2,061,002    2,068,229
                                                      -----------  -----------
                                                      -----------  -----------

          LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
     Noninterest bearing                               $  341,421      385,371
     Interest bearing                                   1,308,035    1,294,053
                                                      -----------  -----------
        Total deposits                                  1,649,456    1,679,424

Federal funds purchased                                    24,730       13,450
Securities sold under repurchase agreements               119,731      129,137
Accounts payable and accrued expenses                      29,339       22,419
Other borrowed funds                                       23,898       13,071
Long-term debt                                             64,259       64,667
                                                      -----------  -----------
        Total liabilities                               1,911,413    1,922,168

Commitments and contingencies

Stockholders' equity:
Non-voting noncumulative 8.53% preferred stock
     without par value; authorized 100,000 shares;
     issued and outstanding 20,000 shares
     at March 31, 1997 and December 31, 1996               20,000       20,000
Common stock without par value; authorized 5,000,000
     shares; issued 1,973,640 shares at March 31, 1997
     (unaudited) and 1,978,268 shares at
     December 31, 1996                                      8,476        8,941
Retained earnings                                         120,932      116,613
Unrealized holding gain on investment securities
     available-for-sale, net                                  181          507
                                                      -----------  -----------
        Total stockholders' equity                        149,589      146,061
                                                      -----------  -----------
                                                     $  2,061,002    2,068,229
                                                      -----------  -----------
                                                      -----------  -----------

Book value per common share                               $ 65.66        63.72
                                                      -----------  -----------
                                                      -----------  -----------


See accompanying notes to unaudited consolidated financial statements.

            FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

                          Consolidated Statements of Income
                      (Dollars in thousands, except share data)
                                     (Unaudited)

                                                          FOR THE THREE MONTHS
                                                              ENDED MARCH 31,
                                                          --------------------
                                                           1997         1996
                                                          -------     --------
Interest income:
     Interest and fees on loans                          $ 33,330       21,897
     Interest and dividends on investment securities:
          Taxable                                           5,343        3,451
          Exempt from Federal taxes                           251          236
     Interest on deposits with banks                           85          204
     Interest on Federal funds sold                           152          483
                                                          -------     --------
               Total interest income                       39,161       26,271
                                                          -------     --------
Interest expense:
     Interest on deposits                                  13,387        9,808
     Interest on Federal funds purchased                      318           31
     Interest on securities sold under repurchase
     agreements                                             1,325        1,129
     Interest on other borrowed funds                          73           84
     Interest on long-term debt                             1,289          322
                                                          -------     --------
               Total interest expense                      16,392       11,374
                                                          -------     --------

               Net interest income                         22,769       14,897
     Provision for loan losses                              1,223          491
                                                          -------     --------
               Net interest income after provision for
               loan losses                                 21,546       14,406
Other operating income:
     Income from fiduciary activities                       1,033          862
     Service charges on deposit accounts                    2,379        1,715
     Data processing                                        1,841        2,041
     Other service charges, commissions, and fees             892          624
     Net investment securities gains                           58            2
     Other income                                             422          301
                                                          -------     --------
               Total other operating income                 6,625        5,545
                                                          -------     --------
Other operating expenses:
     Salaries and wages                                     6,987        4,897
     Employee benefits                                      1,996        1,370
     Occupancy expense, net                                 1,600        1,039
     Furniture and equipment expenses                       1,819        1,290
     Other real estate expense (income), net                 (134)         (89)
     Other expenses                                         5,435        2,925
                                                          -------     --------
               Total other operating expenses              17,703       11,432
                                                          -------     --------

Income before income taxes                                 10,468        8,519
Income tax expense                                          4,006        3,283
                                                          -------     --------

               Net income                                $  6,462        5,236
                                                          -------     --------
                                                          -------     --------

Income per common share                                    $ 3.04         2.68
Dividends per common share                                 $  .87          .71
                                                           ------       ------
                                                           ------       ------

Weighted average common shares outstanding             1,985,404     1,953,802
                                                       ----------    ---------
                                                       ----------    ---------

See accompanying notes to unaudited consolidated financial statements.

            FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

                        Consolidated Statements of Cash Flows
                                (Dollars in thousands)
                                     (Unaudited)

                                                          FOR THE THREE MONTHS
                                                             ENDED MARCH 31,
                                                          --------------------
                                                            1997         1996
                                                          -------     --------
Cash flows from operating activities:
     Interest received                                    $38,079       25,194
     Service charges, commissions and fees received,
     and other income                                       6,763        5,682
     Interest paid                                        (17,140)     (11,885)
     Cash paid to suppliers and employees                 (10,047)     (11,325)
     Federal and state income taxes paid                     (300)         (60)
     Other operating cash receipts                          1,455        1,163
                                                          -------     --------
          Net cash provided by operating activities        18,810        8,769
                                                          -------     --------

Cash flows from investing activities:
     Purchases of investment securities:
          Held-to-maturity                               (170,215)     (40,310)
          Available-for-sale                                 (442)     (10,119)
                                                          -------     --------
                                                         (170,657)     (50,429)
     Proceeds from maturities and paydowns of
     investment securities:
          Held-to-maturity                                162,989       25,176
          Available-for-sale                                5,696        3,105
                                                          -------     --------
                                                          168,685       28,281
     Sales of investment securities:
          Available-for-sale                               20,000         -
                                                          -------     --------
                                                           20,000         -

     Decrease in interest bearing deposits in banks         4,512            4
     Extensions of credit to customers, net of repayments (27,010)     (27,303)
     Recoveries on loans charged-off                          734          243
     Proceeds from sale of other real estate owned            853          284
     Distribution from real estate joint venture               -           150
     Capital expenditures, net                             (1,978)      (1,787)
                                                          -------     --------
          Net cash used in investing activities            (4,861)     (50,557)
                                                          -------     --------

Cash flows from financing activities:
     Net decrease in deposits                             (29,968)      (2,793)
     Net increase (decrease) in federal funds and
     repurchase agreements                                  1,874      (15,027)
     Net increase in other borrowed funds                  10,827        2,149
     Proceeds from long-term borrowings                       250          424
     Repayment of long-term debt                             (658)      (1,000)
     Proceeds from issuance of common stock                   139          277
     Payments to retire common stock                         (604)        (864)
     Dividends paid on common stock                        (1,722)      (1,385)
     Dividends paid on preferred stock                       (421)         -
                                                          -------     --------
          Net cash used in financing activities           (20,283)     (18,219)
                                                          -------     --------
          Net decrease in cash and cash equivalents        (6,334)     (60,007)

Cash and cash equivalents at beginning of period          165,907      165,067
                                                          -------     --------

Cash and cash equivalents at end of period              $ 159,573      105,060
                                                          -------     --------
                                                          -------     --------

                                                                     (Continued)

            FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES
                   Consolidated Statements of Cash Flows, Continued
                                (Dollars in thousands)
                                     (Unaudited)


                                                          FOR THE THREE MONTHS
                                                             ENDED MARCH 31,
                                                          --------------------
                                                            1997         1996
                                                          -------     --------
Reconciliation of net income to net cash provided by
     operating activities:
          Net income                                      $ 6,462        5,236
          Adjustments to reconcile net income to net cash
               provided by operating activities:
                    Provisions for loan and other
                    real estate losses                      1,223          491
                    Depreciation and amortization           2,177        1,037
                    Net premium amortization on
                    investment securities                     246          300
                    Gains on sale of investments              (58)          (2)
                    Gains on sales of other real estate
                    owned                                    (185)        (112)
                    Losses on sales of property
                    and equipment                               3            2
                    Provision for deferred income taxes      (136)        (257)
                    Decrease (increase) in interest
                    receivable                                323          (75)
                    Decrease (increase) in other assets     1,835         (155)
                    Increase in accounts payable and
                    accrued expenses                        6,920        2,304
                                                          -------     --------

                         Net cash provided by operating
                         activities                       $18,810        8,769
                                                          -------     --------
                                                          -------     --------

Noncash Investing and Financing Activities:

No loans were transferred to other real estate owned during the three months ended March 31, 1997. Loans of $197 were transferred to other real estate owned during the three months ended March 31, 1996 (unaudited).


See accompanying notes to unaudited consolidated financial statements.

           FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

                 Notes to Unaudited Consolidated Financial Statements
                    (Dollars in thousands, except per share data)


(1)  BASIS OF PRESENTATION

     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (all of which are of a normal recurring nature) necessary to present fairly the consolidated financial position at March 31, 1997 and the results of consolidated operations and cash flows for each of the three month periods ended March 31, 1997 and 1996 in conformity with generally accepted accounting principles. The balance sheet information at December 31, 1996 is derived from audited consolidated financial statements, however, certain reclassifications have been made to conform to the March 31, 1997 presentation.

     In June 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 125 requires the Company to recognize as separate assets the rights to service mortgage loans for others, whether the servicing rights are acquired through purchases or loan originations. Servicing rights are initially recorded at fair value based upon the present value of estimated future cash flows. Subsequently, the servicing rights are assessed for impairment, with impairment losses recognized in the statement of income in the period the impairment occurs. For purposes of performing the impairment evaluation, the related portfolio must be stratified on the basis of certain risk characteristics including loan type and note rate. SFAS No. 125 also specifies that financial assets subject to prepayment, including loans that can be contractually prepaid or otherwise settled in such a way that the holder would not recover substantially all of its recorded investment, be measured like debt securities available-for-sale or trading securities under SFAS No. 115.
     The Company adopted the provisions of SFAS No. 125 as of January 1, 1997. The adoption did not have a material effect on the financial position or results of operations of the Company.

(2)  CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold for one-day periods.

(3)  COMPUTATION OF EARNINGS PER SHARE

     Earnings per common share are computed by dividing net income less preferred stock dividends by the weighted average number of shares of common stock outstanding during the period presented. Stock options outstanding are considered common stock equivalents and are included in computations of weighted average shares outstanding.

(4)  CASH DIVIDENDS

     On April 14, 1997, the Company paid a cash dividend on first quarter earnings of $.98 per share to stockholders of record on that date. It has been the Company's practice to pay quarterly dividends based upon earnings. The April 1997 dividend represents 30% of the Company's net income for the quarter ended March 31, 1997.

            FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES

                 Notes to Unaudited Consolidated Financial Statements
                    (Dollars in thousands, except per share data)


(5)  ALLOWANCE FOR POSSIBLE LOAN LOSSES

     Transactions in the allowance for possible loan losses are summarized below:

                                                          FOR THE THREE MONTHS
                                                             ENDED MARCH 31,
                                                          --------------------
                                                            1997         1996
                                                          -------     --------

Balance at beginning of period                            $27,797       15,171
Provision during the period                                 1,223          491
                                                          -------     --------
                                                           29,020       15,662
Deduct:
    Loans charged off                                       1,361          663
    Recoveries of loans previously charged off               (734)        (243)
                                                          -------     --------
            Net chargeoffs                                    627          420
                                                          -------     --------

Balance at end of period                               $   28,393       15,242
                                                          -------     --------
                                                          -------     --------


(6)  OTHER REAL ESTATE OWNED (OREO)

     Other real estate consists of the following:
                                                        March 31, December 31,
                                                           1997       1996
                                                        --------- ------------

     Other real estate                                    $ 1,344        2,057
     Less allowance for OREO losses                           466          511
                                                          -------     --------
                                                          $   878        1,546
                                                          -------     --------
                                                          -------     --------


     Transactions in the allowance for OREO losses were as follows:
                                                          FOR THE THREE MONTHS
                                                             ENDED MARCH 31,
                                                          --------------------
                                                            1997         1996
                                                          -------     --------

Balance at beginning of period                            $   511          554
Provision (reversal) during the period                        -            -
Losses on disposition                                         (45)          (6)
                                                           ------       ------
Balance at end of period                                  $   466          548
                                                           ------       ------
                                                           ------       ------

     FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC. AND SUBSIDIARIES
                 Notes to Unaudited Consolidated Financial Statements
                    (Dollars in thousands, except per share data)


The changes in the balance of other real estate for the three months ended March 31, 1997 and 1996 can be summarized as follows:
                                               Three months ended March 31,
                                           -----------------------------------
                                                        1997           1996

     Balance at beginning of period                  $2,057              1,903
     Add transfers from loans                           -                  197
     Less writedowns charged to reserves               (45)               -
     Cash proceeds from sales                   853                 284
     Less gains on sales                        185                 112
                                              -----               -----
         Net basis of OREO sold                       (668)        (172)
                                                     -----        -----
         Balances, end of period                   $ 1,344        1,928
                                                   -------       ------
                                                   -------       ------

(7)  ACQUISITIONS

     On February 5, 1997, First Interstate Bank of Montana, NA purchased the assets of Mountain Financial, a small loan production office located in Eureka, Montana. The total cash purchase price of the assets acquired aggregated $1,726, of which $166 was for premises and equipment and the remaining $1,560 was for loans acquired.

(8)  COMMITMENTS AND CONTINGENCIES

     In the normal course of business, the Company is named or threatened to be named as defendant in various lawsuits, some of which involve claims for substantial amounts of actual and/or punitive damages. With respect to each of these suits it is the opinion of management, following consultation with legal counsel, the suits are without merit or in the event the plaintiff prevails, the ultimate liability or disposition thereof will not have a material adverse effect on the consolidated financial condition or the results of operations.

     During 1985, the Company entered into a partnership agreement with two outside parties for the purpose of acquiring certain land and constructing a building with an aggregate cost of approximately $20,000. The Company is a tenant in the building and owns a 50% undivided interest in the property. The term debt of the partnership of $10,827 at December 31, 1996 is guaranteed by each of the partners.

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, in varying degrees, elements of credit and interest rate risk in excess of amounts recorded in the consolidated balance sheet.

     Standby letters of credit and financial guarantees written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Most commitments extend for no more than two years. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds various collateral supporting those commitments for which collateral is deemed necessary.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

(9)  ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

     In February 1997, the FASB issued SFAS No. 128, "Earnings per Share", which simplifies the standards for computing earnings per share ("EPS") by replacing the presentation of primary EPS with a presentation of basic EPS. SFAS No. 128 requires dual presentation of basic and diluted EPS by entities with complex capital structures. Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted average number if common shares outstanding for the period. Diluted EPS reflects the potential dilution of all securities that could share in the earnings of an entity. SFAS No. 128 replaces APB Opinion 15 and is effective for financial statements issued for periods ending after December 15, 1997. The Company does not expect adoption of SFAS No. 128 to have an impact on its EPS disclosures.

     In 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure", which lists required disclosures about capital structure that had been included in a number of previously existing separate statements and opinions. SFAS No. 129 is effective for financial statements for periods ending after December 15, 1997. The Company does not expect adoption of SFAS No. 129 to have a material impact on its capital structure disclosures.

                             SHAREHOLDER'S AGREEMENT

     THIS AGREEMENT is made this ____ day of _____, 19__, by and between ________________________________ herein referred to as "Shareholder", and FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC., a Montana corporation, 401 North 31st Street, Billings, Montana 59101, herein referred to as the "Corporation".

                              W I T N E S S E T H :

     A. Shareholder owns shares of capital stock of the Corporation, which stock, together with any additional stock here-after acquired by Shareholder, is herein referred to as the "Shares".

     B. Except with respect to the Corporation stock addressed by a separate agreement, the Corporation desires to restrict the issuance and holding of its corporate stock to officers, directors and employees of the Corporation or any of its subsidiaries, or to fiduciaries for the benefit of any such persons. Such persons' status as director, officer or employee shall be herein referred to as the "Shareholders' Relationship with the Corporation".

     C. The Corporation and Shareholder desire to obligate each other to sell and purchase shares under specified circumstances.

     NOW, THEREFORE, in consideration of the above facts and the Shareholder's and the Corporation's mutual promises herein, the Shareholder and the Corporation agree as follows:

     1. RESTRICTION ON TRANSFER OR PLEDGE OF SHARES. Except as otherwise provided in this Agreement or as agreed upon in writing by the Shareholder and the Corporation, Shareholder shall not transfer or permit to be transferred, whether voluntarily, involuntarily or by operation of law, resulting from death or otherwise, any or all of the Shares now owned or hereafter acquired by Shareholder, and any attempted transfer in violation of this Agreement shall be void. Shareholder shall not encumber or use any Shares as security for a loan, except upon the written consent of the Corporation.

     2. PURCHASE OPTION UPON BONA FIDE SALE. If a Shareholder intends to sell any Shares to any person other than the Corporation, Shareholder shall give ninety (90) days' written notice to the Corporation of the intention to sell Shares. The notice, in addition to stating the fact of the intention to sell Shares, shall state (i) the number of Shares to be sold, (ii) the name and address of the proposed purchaser, (iii) the amount of the consideration and the other terms of the sale. At the request of the Corporation, Shareholder shall demonstrate to the reasonable satisfaction of the Corporation that the intended sale is bona fide. Within ninety (90) days of the Corporation's receipt of the notice of intention to sell Shares, the Corporation may exercise an option to purchase all but not less than all of the Shares proposed to be sold.

     3. PURCHASE OPTION UPON DEATH. Upon Shareholder's death, the Corporation, within ninety (90) days of the appointment of a personal representative for the deceased Shareholder's estate, for which written notice must be given by said personal representative within ten (10) days of appointment, may exercise an

                                    EXHIBIT A
                                    ---------
option to purchase all but not less than all of the deceased Shareholder's Shares from the personal representative of his or her estate.

     4.  PURCHASE OPTION UPON INVOLUNTARY TRANSFER.   If other than by reason of
Shareholder's death, Shares are transferred by operation of law to any person other than the Corporation (such as but not limited to a shareholder's trustee in bankruptcy, a purchaser at any creditor's or court sale or the guardian or conservator of an incompetent shareholder), Shareholder shall immediately give written notice to the Corporation of such transfer. The Corporation, within ninety (90) days of the Corporation's receipt of actual notice of the transfer, may exercise an option to purchase all but not less than all of the Shares so transferred.

     5. PURCHASE OPTION UPON TERMINATION OF RELATIONSHIP WITH THE CORPORATION. Upon the termination of Shareholder's Relationship with the Corporation, such termination being for any reason whatsoever, including but not limited to the voluntary resignation of Shareholder, the Corporation, within ninety (90) days of the date of such termination, may exercise an option to purchase all but not less than all of the Shares owned by the terminated Shareholder at the time of such termination.

     6. PURCHASE OPTION UPON DISABILITY. If Shareholder shall become totally disabled, the Corporation, within ninety (90) days of the date of such total disability, may exercise an option to purchase all but not less than all of the Shares owned by the disabled Shareholder at the time of the commencement of his or her total disability. A shareholder shall be deemed totally disabled within the meaning of this paragraph 6 if as a result of sickness, accident or injury, he or she become wholly and continuously unable to perform his or her duties for a period of six consecutive months, and his or her disability shall be deemed to have commenced at the end of said six-month period.

     7. GENERAL CORPORATE PURCHASE OPTION. Upon determination by the Corporation's Compensation Committee of the Board of Directors that the number of Shares held by Shareholder is excessive in view of the Corporation's policy that the level of a shareholder's stock ownership should reflect certain factors, including but not limited to (a) the relative contribution of Shareholder to the economic performance of the Corporation, (b) the effort being put forth by Shareholder, and (c) the level of responsibility of Shareholder, the Corporation may exercise an option to purchase a portion of Shareholder's Shares sufficient to decrease the number of Shares owned by the Shareholder to an amount that the Compensation Committee, in its sole discretion, believes is appropriate. The Corporation shall not exercise said option in anticipation of a sale of the Corporation or a majority of the Corporation's stock and the Corporation agrees to exercise said option in a nondiscriminatory fashion. The number of Shares that the Corporation can purchase from Shareholder is limited to the stock obtained by the Shareholder after January 1, 1994.

     8. EXERCISE OF OPTION. The Corporation shall exercise the Option granted in paragraphs 2, 3, 4, 5, or 6 by delivering written notice of its exercise of the option, within the times provided in said paragraphs, to the Shareholder in the case of a paragraph 2 option, to the personal representative of Shareholder's estate in the case of a paragraph 3 option, to the transferee in the case of a paragraph 4 option, to the terminated Shareholder in the case of a paragraph 5 option, and to the disabled shareholder in the case of a paragraph 6 option.
The Corporation shall exercise the option granted in paragraph 7 by delivering written notice of its exercise of the option, specifying the number of Shares to be purchased, to the Shareholder.

     9. EFFECT OF NON-EXERCISE OF OPTIONS. If the purchase options are forfeited or not exercised in compliance with the terms of this Agreement then the Shares to which the option applied shall be unrestricted and no longer subject to the terms of this Agreement.

     10. THE PURCHASE PRICE. The purchase price of Shares shall be their Appraised Value on the Closing Date determined using the most recent quarterly appraisal available to the Corporation, less any dividends paid to Shareholder since said appraisal. The Corporation's Shares shall be appraised as of the last day of each calendar quarter by an unaffiliated firm qualified to make such an appraisal. The expense of determining the Appraised Value shall be borne by the Corporation.

     The Corporation may, at its option, withhold any amount that the Shareholder owes the Corporation or its subsidiaries from the amount of the Purchase Price payable to Shareholder and apply said amount to such indebtedness.

     11.  PAYMENT OF THE PURCHASE PRICE.

     11.1 PAYMENT TERMS. The purchase price for Shares shall be paid either in cash at closing or, at Shareholder's election, in installments as follows:

             (a)  25% of the purchase price at the closing.

             (b) The balance of the purchase price in three (3) equal consecutive annual amortized installments, including interest at an annual rate equal to the four-year Certificate of Deposit rate being paid by First Interstate Bank of Commerce on the date of closing, the first installment to be paid one year after the closing, and the remaining installments each year thereafter.

     11.2 PROMISSORY NOTE ON DEFERRED PORTION. The deferred portion of the purchase price, if any, shall be evidenced by the promissory note of the Corporation made payable to the order of the Shareholder. The Corporation note shall be in substantially the form of that set forth in Exhibit A.

     12.  THE CLOSING.

     12.1 TIME AND PLACE. Unless otherwise agreed by the parties, the closing of the sale and purchase of Shares, as provided in this Agreement, shall take place at the general offices of the Corporation. In the case of a purchase of Shares from a deceased Shareholder's estate under paragraph 3, the closing shall take place within one hundred twenty (120) days after the appointment of a personal representative for the deceased Shareholder's estate. In the case of a purchase of Shares under paragraphs 2, 4, 5, 6 or 7, the closing shall take place ten (10) days after the delivery to the Shareholder of written notice by the Corporation of its exercise of the option to purchase the Shareholder's Shares.

     12.2 DOCUMENTS. At the closing of the sale and purchase, the Shareholder and the Corporation shall execute and immediately deliver to each other the various documents which shall be required to carry out their undertakings hereunder, including but not limited to the payment of cash, the execution and delivery of notes and the assignment and delivery of stock certificates free and clear of all taxes, debts, claims, judgments, liens or encumbrances whatsoever.

     13. LEGEND ON CERTIFICATES. All Shares now or hereafter owned by Shareholder shall be subject to the provisions of this Agreement and Shareholder, and his or her transferee or successor agrees that the certificates representing same shall bear the following legend reciting the existence of the
Agreement:

     The sale, transfer or encumbrance of this certificate is subject to an agreement to restrict transfer or acquisition of the shares. A copy of the agreement is on file in the office of the secretary of the Corporation.
     Any transfer or acquisition in violation of the agreement is null and void.

Upon the execution of this Agreement, Shareholders shall immediately temporarily surrender his or her stock certificates to the Corporation and the Corporation shall cause the above legend to be placed thereupon before returning the certificates.

     14. REISSUED SHARES. The Corporation shall have the right to substitute or reissue stock in exchange for the Shares in the event of merger, consolidation, name change, sale, spin off or other corporate reorganization as long as said corporate action does not result in the corporation's stock being publicly traded, in which event this Agreement shall automatically terminate. Substituted or reissued stock shall be subject to the terms of this Agreement.

     15.  TERMINATION.

     15.1 EVENTS CAUSING TERMINATION. This Agreement and all restrictions on stock transfer created hereby shall be effective as of the date hereof and shall terminate on the occurrence of the bankruptcy, receivership or dissolution of the Corporation, or the execution of a written instrument by the Corporation and the party or parties who then own Shares subject to this Agreement which terminates the same.

     15.2 SURVIVAL OF RIGHTS AND REMEDIES. The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of termination hereof.

     16.  GENERAL PROVISIONS.

     16.1 REMEDIES. The parties agree that they will not have an adequate remedy at law for the breach of this Agreement because, among other reasons, the Shares cannot readily be purchased or sold on the open market. The parties shall have available for any breach of this Agreement the remedies of specific performance and injunctive relief, together with all other remedies at law or in equity. No waiver of or forbearance to enforce any right or provision hereof shall be binding unless in writing and signed by the party to be bound, and no such waiver or forbearance in any instance shall apply to any other instance or any other right or provision.

     16.2 MODIFICATION OR TERMINATION. This Agreement may not be modified or terminated orally, and no modification, termination, amendment, or attempted waiver shall be valid unless in writing signed by the party against whom the agreement is sought to be enforced.

     16.3 GOVERNING LAW. This Agreement shall be governed for all purposes by the laws of the State of Montana.

     16.4 SEVERABILITY. Each term and provision of this Agreement is intended to be enforced to the maximum extent permitted by applicable law. If any term or provision of this Agreement or the applicability thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall continue in full force and effect.

     16.5 NOTICES. All notices provided for by this Agreement shall be made in writing, (1) either by actual delivery of the notice into the hands of the parties thereunto entitled; (2) or by the mailing of the notice in the U.S. mails to the last known address of the party entitled thereto, certified mail, return receipt requested. The notice shall be deemed to be received in case
(1), on the date of its actual receipt by a party and in case (2), on the date of its mailing. Any notice to be given by Shareholder shall be given on the form of notice attached hereto as Exhibit B.

     16.6 BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the Corporation and the Shareholder and his or her respective heirs, personal representatives, successors and assigns, and the shareholder by the signing hereof directs his or her personal representatives to open their estates promptly in the court of proper jurisdiction and execute, procure and deliver all documents, including, but not limited to appropriate order of such court and estate and inheritance tax waivers, as shall be required to effectuate the purposes of this Agreement.

     16.7 TIME.  Time shall be of the essence of this Agreement.

     16.8 HEADINGS. The headings used herein are for convenience only, and shall not be construed as a part of this Agreement or as a limitation on the scope of the particular paragraphs to which they refer.

     16.9 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties, and supersedes any and all prior negotiations and understandings. This Agreement shall not be modified, amended or changed in any respect except by written documents signed by all parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth on page 1.

                                   FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.

                                   By
                                      ------------------------------------------
                                      Terrill R. Moore, Secretary


                                                  "Corporation"



-------------------------
      "Shareholder"

                                    EXHIBIT A

$_____________                                       ______________
                                                       Billings, Montana

                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned promises to pay to the order of _____ ______, at _________________, or such other place as is designated from time to time by the holder of this note, in lawful money of the United States, the sum of __________________________________________________________________
($_________) in the following manner:

     $_________ principal plus accrued interest on ________, ____, and a like sum on the same day of each succeeding year thereafter until the full amount due hereunder has been paid.

     Each payment shall be applied first to accrued interest on the entire outstanding principal balance from time to time at the rate of ____% per annum from the date hereof and then to principal. The undersigned may not make advance payments on principal.

     Any installment of principal or interest payable hereunder, or any part thereof, which is not paid when due, shall thereafter bear interest at the rate equal to six percent (6%) over the First Interstate Bank of Denver, N.A. prime rate.

     If any payment due hereunder remains unpaid for more than thirty (30) days after it is due, the holder hereof may, at its option, declare the entire unpaid balance of principal and interest hereunder to be immediately due and payable.

     Waiver by the holder hereof of any default by the undersigned shall not constitute a waiver by the holder of a subsequent default. Failure by the holder to exercise any right, power or privileges which it may have by reason of a default by the undersigned shall not preclude the exercise of such right, power or privilege so long as such default remains uncured or if a subsequent default occurs.

     The undersigned agrees to pay all costs of collection, including a reasonable attorney's fee, if this note is placed in the hands of an attorney for collection after default, and hereby waives demand, presentment for payment, protest, notice of protest, and notice of dishonor.

     Words used in the singular herein shall include the plural.

                                   FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.

                                   By:
                                      ------------------------------------------
                                   Its:
                                        ----------------------------------------

                                    EXHIBIT B


                                     NOTICE

To:  First Interstate BancSystem of Montana, Inc.
      401 North 31st Street
      Billings, MT  59101

      Pursuant to the Shareholder's Agreement between ________________________________ ("Shareholder") and First Interstate BancSystem of Montana, Inc. ("Corporation") dated ______________, the undersigned hereby gives notice of:

(Check One)

     _____   The undersigned shareholder's intention to sell Shares as follows:

                  -  Number of Shares:       ____________
                  -  Proposed Purchaser
                     and Address:            __________________________
                                             __________________________
                                             __________________________

                  -  Consideration:          __________________________

                  -  Terms of Sale:          __________________________

     _____ The appointment of the undersigned as personal representative of Shareholder's Estate on __________________________.

     _____   The involuntary transfer of Shareholder's Shares


Dated: ______________________________________


                              __________________________________

          ADDENDUM TO SHAREHOLDER'S AGREEMENT DATED           , BETWEEN
                                 , SHAREHOLDER, AND FIRST INTERSTATE
                    BANCSYSTEM OF MONTANA, INC., CORPORATION


     THIS AGREEMENT is made this ____ day of _________________, 19__, by and between _______________________________, herein referred to as "Shareholder", ___________________________, herein referred to as "Fiduciary", and FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC., a Montana corporation, herein referred to as the "Corporation", as an addendum to the Shareholder's Agreement dated _______________, by and between Shareholder and the Corporation, herein referred to as the "Shareholder's Agreement."

                              W I T N E S S E T H:

     A. Shareholder's Shares are held by Fiduciary for the benefit of Shareholder.

     B. Shareholder and the Corporation desire to bind Fiduciary to the terms and conditions of the Shareholder's Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. FIDUCIARY TO BE BOUND BY SHAREHOLDER'S AGREEMENT. The parties agree that Fiduciary, as custodian of or trustee over Shareholder's Shares, is bound by the terms and conditions of the Shareholder's Agreement and is obligated to manage and control said Shares in accordance with the restrictions and obligations of the Shareholder's Agreement.

     2. RATIFICATION OF SHAREHOLDER'S AGREEMENT. The parties agree that except as modified herein, the terms and conditions of the Shareholder's Agreement are hereby confirmed and ratified.

     IN WITNESS WHEREOF, the parties have executed this agreement on the date set forth above.

                                   FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.


                                   By:
                                       -----------------------------------------
                                       Terrill R. Moore, Secretary



                                                   "CORPORATION"



________________________________
       "SHAREHOLDER"

By:
    ----------------------------
Its:
    ----------------------------

           "FIDUCIARY"

                                     [LETTERHEAD]

                                    April 23, 1997


For the Trustees of the
First Interstate BancSystem of Montana, Inc.
401(k) and Profit Sharing Plan
c/o Mr. Richard C. Fellows
Senior Vice President, Trust Financial Services
First Interstate Bank of Commerce
P.O. Box 30918
Billings, Montana 59116-0918

Re: Fair market valuation of a minority block of the outstanding common stock of First Interstate BancSystem of Montana, Inc., Billings, Montana as of March 31, 1997

Dear Trustees:


Pursuant to your request, we are presenting to you our fair market valuation of a minority block of the common stock of First Interstate BancSystem of Montana, Inc., Billings, Montana (the "Company"). We previously valued the shares as of December 31, 1996. We are a qualified appraiser within the meaning of Internal Revenue Code Regulation 1.170A-13(c)(5).


Alex Sheshunoff & Co. Investment Banking renders valuation opinions of banks, bank holding companies, thrifts and other financial institutions nationwide. As part of our valuation business, we render opinions for tax purposes, estate planning, employee stock ownership plans, private placements, buy/sell agreements, initial public offerings, secondary offerings, dissenters' rights proceedings, mergers and acquisitions including fairness opinions, and other purposes. We are experts in the valuation of common stock of entities engaged in the lines of business of the Company. The staff of Alex Sheshunoff & Co. Investment Banking are qualified appraisers and exhibit such through our extensive experience performing over 1,500 appraisals of banks and bank holding companies over the past 5 years.

In preparing the valuation report, we reviewed information regarding the Company's financial performance and condition for the three years ending December 31, 1996 and the three months ending March 31, 1997. We received from the Company projected income, asset growth, book value, and dividends for the five fiscal years ending

                                    EXHIBIT B
                                    ---------

Trustees of the First Interstate BancSystem of Montana, Inc.
 401(k) and Profit Sharing Plan
April 23, 1997
Page 2


December 31, 2001. We did not verify the accuracy of such information and assumed it to be accurate in all material respects. We did not independently value the assets and liabilities of the Company and have not been furnished with appraisals. We also reviewed other publicly available information regarding the market for bank and bank holding company common stock and economic conditions in the Company's market area. We believe such publicly available information to be accurate; however, we cannot guarantee the accuracy of such information.

We valued the shares at their "fair market value" as of the valuation date.
Fair market value is defined as the price at which the shares would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell. Both parties are assumed to be able and willing to trade and are well informed about all relevant factors impacting the value of the shares and their market.


We considered the Company as a going-concern under its current business strategy and did not value the shares based upon a liquidation or other restructuring of the Company. We believe that the most useful valuation approach under the fair market valuation method is to derive the value of shares based upon the price of comparable transactions of institutions in the same lines of business as the Company. However, because the market for the Company's common stock is relatively illiquid, we have presented the value of such shares utilizing the net present valuation method as well. We also considered the appropriate adjustments to the shares as a result of the lack of marketability of such shares and the terms of the Company's 401(k) and Profit Sharing Plan (the "Plan").


In arriving at our opinion of the fair market value of the shares, we considered the financial performance and condition of the Company and its subsidiary including future earnings and dividend paying capacity, the economic outlook of the trade area and the banking industry in general, previous sales of the Company's stock, the size of the shares being valued, and the market price of selected comparable banking institutions.

It is our opinion that as of March 31, 1997, the fair market value of the minority block of the outstanding common stock was $86.00 per share. Our valuation of the shares shall not be construed and is not intended to be a recommendation with respect to the purchase or sale of the common stock of the Company. Our valuation is solely our opinion of the fair market value of the shares and may be materially different at any date other than the valuation date indicated herein. The application of the valuation


                                    EXHIBIT B
                                    ---------

Trustees of the First Interstate BancSystem of Montana, Inc.
 401(k) and Profit Sharing Plan
April 23, 1997
Page 3


methodologies utilized in arriving at our opinion is discussed in the accompanying valuation report, which should be read in its entirety to fully understand our conclusion.


Our valuation of the shares is provided solely for the use of the Trustees pursuant to the Plan and for use by the Company in connection with its proposed 1997 offering of common stock to certain officers, directors and employees of the Company and to participants in the Plan. Without the consent of Alex Sheshunoff & Co. Investment Banking, it may not be used for any other purpose than that stated above and may not be quoted in whole or in part, or otherwise referred to in any report or document, or furnished or otherwise communicated to any other person without the consent of Alex Sheshunoff & Co. Investment Banking. However, we do not object to one or more participants being afforded the opportunity to review our valuation letter and report upon their specific request to do so, provided they are supplied with this letter and the entire report herein. We do not object to the disclosure of this letter and report herein to any advisor, lender or consultant or other individual or entity for use in connection with the valuation requirements of the Plan. This letter and report herein shall not be provided to the Internal Revenue Service unless the IRS specifically requests the information. Please advise us in writing if such a request is made.


                             Respectfully Submitted,

                             /s/ Gerard A. Feil

                             ALEX SHESHUNOFF & CO.
                              INVESTMENT BANKING

                                    EXHIBIT B
                                    ---------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

      Capitalized terms used but not defined in Part II have the meanings ascribed to them in the Prospectus contained in this Registration Statement.

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses expected to be incurred in connection with the registration of the securities to be offered hereunder, all of which expenses, except the Commission registration fee, are estimated:

Securities and Exchange Commission registration fee    $ 1,818
Printing and Miscellaneous                              22,000
Legal Fees and Expenses                                 20,000
Accounting Fees and Expenses                            10,000
Blue Sky Fees                                            1,900
Registrar and Transfer Agent Fees                           -
                                                       -------
       Total                                           $55,718
                                                       -------
                                                       -------

The Company will pay all expenses of issuance and distribution of the securities to be offered hereunder.



ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Officers and directors of FIBM are entitled to indemnification under the Montana Business Corporation Act and pursuant to a Resolution of the Board of Directors dated January 12, 1987. A summary of the indemnification provisions follows:

Pursuant to a Resolution of the Board of Directors dated January 12, 1987 and under the authority of Section 35-1-414 of the Montana Business Corporation Act, FIBM shall indemnify each director and officer of FIBM (including former officers and directors) and each agent of FIBM serving as a director or officer of a subsidiary bank of FIBM, serving at the specific direction or request of FIBM (but only to the extent that such director, officer or agent is not indemnified by the subsidiary bank or by insurance provided by FIBM) against judgments, penalties, fines, settlements and reasonable expenses actually and reasonably paid by such director, officer or agent by reason of the fact that he or she is or was a director or officer of FIBM or such subsidiary bank, to the extent provided by and subject to the limitations of the Montana Business Corporation Act (which indemnification and limitations as of the date of the adoption of this bylaw and set forth in Section 35-1-414 of the Montana Code Annotated).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of FIBM pursuant to the foregoing provisions, or otherwise, FIBM has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by FIBM of expenses incurred or paid by a director, officer or controlling person of FIBM in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, FIBM will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

1. FIBM has issued bonuses of common stock to certain key officers of the Company in January, 1997, and in January of each of the past three years. The dates of issuance, total number of shares issued, per share value of the stock, and total dollar amount of stock issued as officer bonuses are as follows:

                      Number     Per Share      Total Dollar
  Date              of Shares      Value           Amount
  ----              ---------    ----------     ------------

  January, 1997       1,009       $80.21          $80,932
  January, 1996         849       $70.71          $60,033
  January, 1995         864       $63.20          $54,605
  January, 1994       1,146       $47.25          $54,149

Exemption from registration of the stock was claimed because no offer or sale of the stock was made, as defined in Section 2(3) of the Securities Act of 1933. The stock was issued by FIBM without any election or decision of the officers to participate, and the officers had no option to receive cash or other consideration in lieu of stock.

2. FIBM has issued stock options and stock appreciation rights to key officers of the Company in January, 1997, and in January of each of the past three years, pursuant to its Stock Option and Stock Appreciation Rights Plan.
 See "MANAGEMENT - EXECUTIVE AND DIRECTOR COMPENSATION - Stock Option and Stock Appreciation Rights Plan." Exemption from registration of the stock options and stock appreciation rights was claimed because no offer or sale of the stock options or appreciation rights was made, as defined in Section 2(3) of the Securities Act of 1933. The stock options and appreciation rights were issued by FIBM without any election or decision of the officers to participate, and the officers had no option to receive cash or other consideration in lieu of stock options and appreciation rights. These transactions are also exempt under Section 4(2) of the Securities Act of 1933. The stock options and stock appreciation rights were issued privately by FIBM only to key officers of the Company. The grantees in each case were people generally familiar with the business, management and financial information of the Company. Stock options and stock appreciation rights were issued to 35 key officers in 1997, 35 key officers in 1996, 34 key officers in 1995 and 30 key officers in 1994.

3. On January 28, 1994, outstanding stock options were exercised for the purchase of 2,271 shares of FIBM common stock at an exercise price of $21.43, paid in cash in each instance, for a total of $48,668. The options were exercised by Company key officers who had received the options pursuant to the Company's Stock Option and Stock Appreciation Rights Plan.

On October 1, 1994, outstanding stock options were exercised for the purchase of 1,292 shares of FIBM common stock at exercise prices ranging from $16.18 to $18.97, paid in cash, for a total of $22,241. The options were exercised by a retiring key officer of the Company who had received the options pursuant to the Company's Stock Option and Stock Appreciation Rights Plan.

On November 4, 1994, outstanding stock options were exercised for the purchase of 2,305 shares of FIBM common stock at an exercise price of $16.18, paid in cash in each instance, for a total of $37,295. The options were exercised by Company key officers who had received the options pursuant to the Company's Stock Option and Stock Appreciation Rights Plan. The number of key officers who exercised stock options in 1994 was twelve.

On January 20 and 27, 1995, outstanding stock options were exercised for the purchase of 5,053 shares of FIBM common stock at an exercise price of $49.48 per share, paid in cash in each instance, for a total of $250,022. The options were exercised by Company key officers who received the options pursuant to the Company's Stock Option and Stock Appreciation Rights Plan. The number of key officers who exercised stock options in 1995 was eight.

On January 19, 1996, outstanding stock options were exercised for the purchase of 2,845 shares of FIBM common stock at an exercise price of $17.20 per share and 1,534 shares of FIBM common stock at an exercise price of $24.62 per share, paid in cash in each instance, for a total of $86,701. The options were exercised by Company key officers who received the options pursuant to the Company's Stock Option and Stock Appreciation Rights Plan. The number of key officers who exercised stock options in 1996 was fifteen.

On January 13, 1997, outstanding stock options were exercised for the purchase of 2,192 shares of FIBM common stock at an exercise price of $18.25 per share paid in cash in each instance, for a total of $40,004. The options were exercised by Company key officers who received the options pursuant to the Company's Stock Option and Stock Appreciation Rights Plan. The number of key officers who exercised stock options in 1997 was seven.

Exemption from registration was claimed under Section 4(2) of the Securities Act of 1933. The stock options exercised were privately offered and sold only to key officers of the Company, who were familiar with the business, management and financial information of the Company.

ITEM 16. EXHIBITS

     (a) EXHIBITS

         3.1     Articles of Incorporation and the amendments thereto of FIBM

         3.1.1 Articles of Amendment to Restated Articles of Incorporation dated September 1, 1996 (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

         3.1.2 Articles of Amendment to Restated Articles of Incorporation dated September 1, 1996 (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

         3.2     Bylaws of FIBM

         4.1 Specimen of common stock certificate of FIBM (incorporated by reference to Registrant's Form S-1 Registration Statement No. 333-3250)

         4.2 Form of Shareholder's Agreement for non-Scott Family members (attached as Exhibit A to the Prospectus)

        *4.3 Appraisal of minority block of FIBM common stock prepared Alex Sheshunoff & Co. Investment Banking dated April 23, 1997 (attached as EXHIBIT B to the Prospectus)

         4.4 Preferred Stock Purchase Agreement dated September 26, 1996 between First Interstate BancSystem of Montana, Inc. and First Security Corporation (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

         5. Opinion of Crowley, Haughey, Hanson, Toole & Dietrich P.L.L.P. as to the legality of the securities being registered.

         10.1    Loan Agreement dated October 1, 1996 between First
                 Interstate BancSystem of Montana, Inc., as borrower, and First Security Bank, NA, Colorado National Bank, NA and Wells Fargo Bank, NA (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

         10.2 Note Purchase Agreement dated August 30, 1996 between First Interstate BancSystem of Montana, Inc. and the Montana Board of Investments (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

         10.3    Lease Agreement Between Billings 401 Joint Venture and
                 First Interstate Bank of Commerce, Billings Office (formerly known as First Interstate Bank of Billings, National Association), and addendum thereto (incorporated by reference to the Registrant's Form S-1 Registration Statement
                 No. 33-84540)


         10.4    FIBM (formerly known as Security Banks of Montana)
                 Sublease to First Interstate Bank of Commerce, West Billings Office (formerly known as Rimrock Bank) (incorporated by reference to the Registrant's Form S-1 Registration Statement No. 33-84540)

     (a) EXHIBITS. CONTINUED


         10.5 Savings and Profit Sharing Plan for Employees of FIBM, as amended December 31, 1994 (incorporated by reference to the Post-Effective Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-84540)

         10.5.1 Amendment to the Saving and Profit Sharing Plan for Employees of FIBM adopted September 21, 1995

         10.5.2 First Amendment to Savings and Profit Sharing Plan for Employees of FIBM

         10.5.3 Second Amendment to Savings and Profit Sharing Plan for Employees of FIBM

         10.5.4 Third Amendment to Savings and Profit Sharing Plan for Employees of FIBM

         10.5.5 Fourth Amendment to Savings and Profit Sharing Plan for Employees of FIBM

         10.6 Stock Option and Stock Appreciation Rights Plan of FIBM, as amended (incorporated by reference to the Registrant's
                 Form S-1 Registration Statement No. 33-84540)

         10.7 Stock Purchase Agreement dated May 24, 1996 between First Interstate BancSystem of Montana, Inc. and Wells
                 Fargo & Company (incorporated by reference to Company's Form 8-K dated October 1, 1996)

         10.8    FIBM Shareholders' Agreements with Scott Family
                 (incorporated by reference to the Registrant's Form S-1 Registration Statement No. 33-84540)

         10.8.1 Amendment to FIBM Shareholder's Agreement with Scott Family dated September 7, 1995 (incorporated by reference to the Post-Effective Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-84540)

         10.9 Credit Agreement between Billings 401 Joint Venture and Colorado National Bank dated as of September 26, 1995 (incorporated by reference to the Post-Effective
                 Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-84540)

         10.10 Stock Purchase Agreement among FIBM and all stockholders of First Park County Bancshares, Inc. (incorporated by reference to the Post-Effective Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-84540)

         10.11 Trademark License Agreement between Wells Fargo & Company and First Interstate BancSystem of Montana, Inc.

         21.     Subsidiaries of FIBM

         23.1    Consent of Crowley, Haughey, Hanson, Toole & Dietrich P.L.L.P.

        *23.2 Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants


         23.3    Consent of Alex Sheshunoff & Co. Investment Banking


        *99.1    Form of letters to offerees of the stock.

        *        Filed with this Amendment


     (b) The financial statement schedules required by Regulation S-X have been included in the Registration Statement - Prospectus.

ITEM 17. UNDERTAKINGS

          Not applicable.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Billings, Montana on June 25, 1997.

                             First Interstate BancSystem of Montana, Inc.
                                             (Registrant)


                             /s/ Terrill R. Moore
                             -------------------------------------------------
                             Terrill R. Moore, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature:                                        Date:


/s/ Homer A. Scott, Jr.                                  June 25, 1997
----------------------------------------          -----------------------------
Homer A. Scott, Jr.
Chairman



/s/ Thomas W. Scott                                      June 25, 1997
----------------------------------------          -----------------------------
Thomas W. Scott
Director and Chief Executive Officer



/s/ William H. Ruegamer                                  June 25, 1997
----------------------------------------          -----------------------------
William H. Ruegamer
Director and Chief Operating Officer



/s/ James R. Scott                                       June 25, 1997
----------------------------------------          -----------------------------
James R. Scott
Director



/s/ Dan S. Scott                                         June 25, 1997
----------------------------------------          -----------------------------
Dan S. Scott
Director



/s/ Randy Scott                                          June 25, 1997
----------------------------------------          -----------------------------
Randy Scott
Director



----------------------------------------          -----------------------------
Susan S. Heyneman
Director


/s/ Joel T. Long                                         June 25, 1997
----------------------------------------          -----------------------------
Joel Long
Director



                                    * * * * * * * * * *

As filed with the Securities and Exchange Commission on June __,  1997.

                                                     Registration No. 333-25633
===============================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                              ------------------
                            PRE-EFFECTIVE AMENDMENT
                                   NO. 2 TO
                                   FORM S-1
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933


                  FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.
               (Exact name of registrant as specified in charter)

             Montana                         6060                      81-0331430
  (0State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
  incorporation or organization)      Classification Code Number)   Identification No.)

                                       401 North 31st Street
                                      Billings, Montana 59101
                                          (406) 255-5300
                        (Address including ZIP code, and telephone number,
                          including area code, of registrant's principal
                                        executive offices)
                              ---------------------------------------
                              Terrill R. Moore, Chief Financial Officer
                            First Interstate BancSystem of Montana, Inc.
                                       401 North 31st Street
                                      Billings, Montana 59101
                                          (406) 255-5300
                              ----------------------------------------
                                             Copy to:

                                       Allan Karell, Esq.
                              Crowley, Haughey, Hanson, Toole & Dietrich
                                 490 North 31st Street, Fifth Floor
                                       Billings, Montana 59101
                                            (406) 252-3441
                                          Fax (406) 259-4159
                              --------------------------------------



                                             EXHIBITS

                                           EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION
-----------  -----------

   3.1       Articles of Incorporation and the amendments thereto of FIBM

   3.1.1 Articles of Amendment to Restated Articles of Incorporation dated September 1, 1996 (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

   3.1.2 Articles of Amendment to Restated Articles of Incorporation dated September 1, 1996 (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

   3.2       Bylaws of FIBM

   4.1       Specimen of common stock certificate of FIBM (incorporated by reference to Registrant's Form S-1 Registration Statement No. 333-3250)

   4.2 Form of Shareholder's Agreement for non-Scott Family members (attached as Exhibit A to the Prospectus)

  *4.3 Appraisal of minority block of FIBM common stock prepared Alex Sheshunoff & Co. Investment Banking dated April 23, 1997 (attached as EXHIBIT B to the Prospectus)

   4.4 Preferred Stock Purchase Agreement dated September 26, 1996 between First Interstate BancSystem of Montana, Inc. and First Security Corporation (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

   5.        Opinion of Crowley, Haughey, Hanson, Toole & Dietrich P.L.L.P.
             as to the legality of the securities being registered.

   10.1      Loan Agreement dated October 1, 1996 between First
             Interstate BancSystem of Montana, Inc., as borrower, and First Security Bank, NA, Colorado National Bank, NA and Wells Fargo Bank, NA (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

   10.2 Note Purchase Agreement dated August 30, 1996 between First Interstate BancSystem of Montana, Inc. and the Montana Board of Investments (incorporated by reference to the Company's Form 8-K dated October 1, 1996)

   10.3      Lease Agreement Between Billings 401 Joint Venture and
             First Interstate Bank of Commerce, Billings Office (formerly known as First Interstate Bank of Billings, National
             Association), and addendum thereto (incorporated by reference to the Registrant's Form S-1 Registration Statement
             No. 33-84540)

   10.4      FIBM (formerly known as Security Banks of Montana)
             Sublease to First Interstate Bank of Commerce, West Billings Office (formerly known as Rimrock Bank) (incorporated by reference to the Registrant's Form S-1 Registration Statement No. 33-84540)

   10.5 Savings and Profit Sharing Plan for Employees of FIBM, as amended December 31, 1994 (incorporated by reference to the Post-Effective Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-84540)

   10.5.1    Amendment to the Saving and Profit Sharing Plan for
             Employees of FIBM adopted September 21, 1995

   10.5.2    First Amendment to Savings and Profit Sharing Plan for
             Employees of FIBM

                                           EXHIBIT INDEX
                                            (Continued)

EXHIBIT NO.  DESCRIPTION
-----------  -----------

   10.5.3 Second Amendment to Savings and Profit Sharing Plan for Employees of FIBM

   10.5.4    Third Amendment to Savings and Profit Sharing Plan for
             Employees of FIBM

   10.5.5 Fourth Amendment to Savings and Profit Sharing Plan for Employees of FIBM

   10.6 Stock Option and Stock Appreciation Rights Plan of FIBM, as amended (incorporated by reference to the Registrant's
             Form S-1 Registration Statement No. 33-84540)

   10.7 Stock Purchase Agreement dated May 24, 1996 between First Interstate BancSystem of Montana, Inc. and Wells
             Fargo & Company (incorporated by reference to Company's Form 8-K dated October 1, 1996)

   10.8      FIBM Shareholders' Agreements with Scott Family
             (incorporated by reference to the Registrant's Form S-1 Registration Statement No. 33-84540)

   10.8.1 Amendment to FIBM Shareholder's Agreement with Scott Family dated September 7, 1995 (incorporated by reference to the Post-Effective Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-84540)

   10.9 Credit Agreement between Billings 401 Joint Venture and Colorado National Bank dated as of September 26, 1995 (incorporated by reference to the Post-Effective
             Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-84540)

   10.10 Stock Purchase Agreement among FIBM and all stockholders of First Park County Bancshares, Inc. (incorporated by reference to the Post-Effective Amendment No. 2 to the Registrant's Form S-1 Registration Statement No. 33-84540)

   10.11 Trademark License Agreement between Wells Fargo & Company and First Interstate BancSystem of Montana, Inc.

   21.       Subsidiaries of FIBM

   23.1      Consent of Crowley, Haughey, Hanson, Toole & Dietrich P.L.L.P.

  *23.2      Consent of KPMG Peat Marwick LLP, Independent Certified
             Public Accountants


  23.3      Consent of Alex Sheshunoff & Co. Investment Banking


  *99.1      Form of letters to offerees of the stock.

  *          Filed with this Amendment.


     (b) The financial statement schedules required by Regulation S-X have been included in the Registration Statement - Prospectus.